FILED PURSUANT TO RULE 433
                                                     REGISTRATION NO. 333-131201

PRELIMINARY TERM SHEET

RFMSI SERIES 2007-SA2TRUST
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2007-SA2

RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
Depositor

(Commission File No. 333-131201)

RESIDENTIAL FUNDING COMPANY, LLC
Sponsor and Master Servicer

U.S. BANK NATIONAL ASSOCIATION, Trustee

RESIDENTIAL FUNDING SECURITIES, LLC
Lead Underwriter

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A BASE PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE BASE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE BASE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-888-523-3990.

THIS TERM SHEET IS NOT REQUIRED TO, AND DOES NOT, CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT FOR THE OFFERED CERTIFICATES. THE INFORMATION IN THIS TERM SHEET IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE INFORMATION IN THIS TERM SHEET, IF CONVEYED PRIOR TO THE TIME OF YOUR COMMITMENT TO PURCHASE ANY OF THE OFFERED CERTIFICATES, SUPERSEDES INFORMATION CONTAINED IN ANY PRIOR SIMILAR TERM SHEET, THE TERM SHEET SUPPLEMENT AND ANY OTHER FREE WRITING PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET AND THE RELATED TERM SHEET SUPPLEMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

FEBRUARY 28, 2007

  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED CERTIFICATES, THE TERM SHEET SUPPLEMENT AND THE RELATED BASE
               PROSPECTUS WITH RESPECT TO THE OFFERED CERTIFICATES

We provide information to you about the offered certificates in three or more separate documents that provide progressively more detail:

      o the related base prospectus, dated December 18, 2006, which provides general information, some of which may not apply to the offered certificates;

      o the term sheet supplement, dated February 28, 2007, which provides general information about series of certificates issued pursuant to the depositor's "Jumbo A" floating rate program, or the SA Program, some of which may not apply to the offered certificates; and

      o this term sheet, which describes terms applicable to the classes of offered certificates described herein, provides a description of certain collateral stipulations regarding the mortgage loans and the parties to the transaction, and provides other information related to the offered certificates.

THIS TERM SHEET PROVIDES A VERY GENERAL OVERVIEW OF CERTAIN TERMS OF THE OFFERED CERTIFICATES AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF A CLASS OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS DOCUMENT, THE TERM SHEET SUPPLEMENT, AND THE ENTIRE BASE PROSPECTUS.

THE RELATED BASE PROSPECTUS FILED BY THE DEPOSITOR HAS BEEN FILED IN CONNECTION WITH PRIOR SERIES OF CERTIFICATES ISSUED UNDER THE SA PROGRAM, AND MAY BE FOUND ON, THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV.

THE REGISTRATION STATEMENT TO WHICH THIS OFFERING RELATES IS COMMISSION FILE NUMBER 333-131201.

IF THE DESCRIPTION OF THE OFFERED CERTIFICATES IN THIS TERM SHEET DIFFERS FROM THE DESCRIPTION OF THE OFFERED CERTIFICATES IN THE RELATED BASE PROSPECTUS OR THE TERM SHEET SUPPLEMENT, YOU SHOULD RELY ON THE DESCRIPTION IN THIS TERM SHEET. DEFINED TERMS USED BUT NOT DEFINED HEREIN SHALL HAVE THE MEANING ASCRIBED THERETO IN THE TERM SHEET SUPPLEMENT AND THE RELATED BASE PROSPECTUS.

THE OFFERED CERTIFICATES HEREIN ARE REFLECTED IN THE TABLE BELOW.

THE INFORMATION IN THIS TERM SHEET, IF CONVEYED PRIOR TO THE TIME OF YOUR CONTRACTUAL COMMITMENT TO PURCHASE ANY OF THE CERTIFICATES, SUPERSEDES ANY
INFORMATION CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO THE CERTIFICATES. THE INFORMATION IN THIS TERM SHEET IS PRELIMINARY, AND IS SUBJECT TO COMPLETION OR CHANGE. THIS TERM SHEET IS BEING DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES REFERRED TO IN THIS TERM SHEET AND THE TERM SHEET SUPPLEMENT AND TO SOLICIT AN OFFER TO PURCHASE THE CERTIFICATES, WHEN, AS AND IF ISSUED. ANY SUCH OFFER TO PURCHASE
MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE A CONTRACTUAL COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE THE CERTIFICATES.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED. THE ISSUING ENTITY IS NOT OBLIGATED TO ISSUE SUCH CERTIFICATES OR ANY SIMILAR SECURITY AND THE UNDERWRITER'S

OBLIGATION TO DELIVER SUCH CERTIFICATES IS SUBJECT TO THE TERMS AND CONDITIONS OF THE UNDERWRITING AGREEMENT WITH THE ISSUING ENTITY AND THE AVAILABILITY OF SUCH CERTIFICATES WHEN, AS AND IF ISSUED BY THE ISSUING ENTITY. YOU ARE ADVISED THAT THE TERMS OF THE CERTIFICATES, AND THE CHARACTERISTICS OF THE MORTGAGE LOAN POOL BACKING THEM, MAY CHANGE (DUE, AMONG OTHER THINGS, TO THE POSSIBILITY THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME DELINQUENT OR DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT MORTGAGE LOANS MAY BE ADDED TO THE POOL, AND THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. YOU ARE ADVISED THAT CERTIFICATES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITER'S OBLIGATION TO SELL SUCH CERTIFICATES TO YOU IS CONDITIONED ON THE MORTGAGE LOANS AND THE CERTIFICATES HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF FOR ANY REASON THE ISSUING ENTITY DOES NOT DELIVER SUCH CERTIFICATES, THE UNDERWRITER WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE CERTIFICATES WHICH YOU HAVE COMMITTED TO PURCHASE, AND NONE OF THE ISSUING ENTITY NOR ANY UNDERWRITER WILL BE LIABLE FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH NON-DELIVERY.

NEITHER THE ISSUING ENTITY NOR ANY OF ITS AFFILIATES PREPARED, PROVIDED, APPROVED OR VERIFIED ANY STATISTICAL OR NUMERICAL INFORMATION PROVIDED HEREIN, ALTHOUGH THAT INFORMATION MAY BE BASED IN PART ON LOAN LEVEL DATA PROVIDED BY THE ISSUING ENTITY OR ITS AFFILIATES.

RISK FACTORS

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class. The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this term sheet, the term sheet supplement and the related base prospectus for the offered certificates in the context of your financial situation and tolerance for risk. You should carefully consider, among other things, all of the applicable risk factors in connection with the purchase of any class of the offered certificates listed in the section entitled "Risk Factors" in the term sheet supplement.

This is a Crossed Transaction as described in the term sheet supplement and is not an Excess Transaction as described in the term sheet supplement.

--------------------------------------------------------------------------------------------------------------------
                       PASS-THROUGH      INITIAL CERTIFICATE             INITIAL
       CLASS               RATE          PRINCIPAL BALANCE(1)           RATING(2)                     DESIGNATIONS
--------------------------------------------------------------------------------------------------------------------
                                                      OFFERED CERTIFICATES
--------------------------------------------------------------------------------------------------------------------
      I-A(3)           Variable(4)                (9)                  AAA or Aaa                        Senior
--------------------------------------------------------------------------------------------------------------------
      II-A(3)          Variable(4)                (9)                  AAA or Aaa                        Senior
--------------------------------------------------------------------------------------------------------------------
     III-A(3)          Variable(4)                (9)                  AAA or Aaa                        Senior
--------------------------------------------------------------------------------------------------------------------
      IV-A(3)          Variable(4)                (9)                  AAA or Aaa                        Senior
--------------------------------------------------------------------------------------------------------------------
       R(5)            Variable(4)                (6)                  AAA or Aaa                    Senior/Residual
--------------------------------------------------------------------------------------------------------------------
        M-1            Variable(8)                (9)                   AA or Aa2                       Mezzanine
--------------------------------------------------------------------------------------------------------------------
        M-2            Variable(8)                (9)                    A or A1                        Mezzanine
--------------------------------------------------------------------------------------------------------------------
        M-3            Variable(8)                (9)                  BBB or Baa2                      Mezzanine
--------------------------------------------------------------------------------------------------------------------
                                                  NON-OFFERED CERTIFICATES(7)
--------------------------------------------------------------------------------------------------------------------
   B-1, B-2, B-3       Variable(8)                (9)                      (2)                         Subordinate
--------------------------------------------------------------------------------------------------------------------

(1) The initial certificate principal balances are approximate and subject to a +/- 10% variance based upon the final pool as of the cut-off date and additional rating agency analysis.
(2) It is a condition to the issuance of the offered certificates that they be rated by at least two of the rating agencies. The rating agencies will include Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Fitch Ratings ("Fitch") and/or Moody's Investors Service, Inc. ("Moody's"). The Class M-1, Class M-2 and Class M-3 Certificates (together, the "Class M Certificates") will be rated at least investment grade by at least one of the rating agencies. The Class B Certificates may or may not be rated by any rating agency.
(3) The Class I-A, Class II-A, Class III-A and Class IV-A Certificates represent aggregate structuring bonds that may be divided to form one or more additional classes of senior certificates. Any class of Class A Certificates that are Retail Certificates (as defined below) will not be offered hereby.
(4) The pass-through rate on the Class I-A, Class II-A, Class III-A, Class IV-A and Class R Certificates will be equal to the weighted average of the net mortgage rates on the mortgage loans included in the related loan group.
(5) The offered certificates will include one or more classes of Class R Certificates.
(6) The aggregate certificate principal balance of the Class R Certificates will be $100.
(7) The information presented for non-offered certificates is provided solely to assist your understanding of the offered certificates.
(8) The methodology for determining the variable rate of the Class M and Class B Certificates is more fully described below.
(9) The initial certificate principal balances of the Class I-A, Class II-A, Class III-A, Class IV-A, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates will be determined based on the final pool as of the cut-off date and additional rating agency analysis.

CLASS M AND CLASS B CERTIFICATES:

The pass-through rate on each class of the Class M and Class B Certificates will be equal to the weighted average of the pass-through rates on the Class I-A, Class II-A, Class III-A and Class IV-A Certificates, weighted in proportion to the results of subtracting from the aggregate stated principal balance of each loan group the aggregate principal balance of the related Senior Certificates.

--------------------------------------------------------------------------------
             LOAN GROUP I: PRELIMINARY MORTGAGE POOL CHARACTERISTICS
--------------------------------------------------------------------------------
MORTGAGE LOAN TYPE: 3/1 and 3/6 Conventional, Hybrid Adjustable-Rate Mortgage
  Loans
AGGREGATE STATED PRINCIPAL BALANCE OF GROUP I LOANS (+/-10%): approximately
  $23,000,000
GROSS WEIGHTED AVERAGE COUPON (+/- 0.10): 5.832%
WEIGHTED AVERAGE SERVICING FEE (+/- 0.10): 0.375%
WEIGHTED AVERAGE PASS-THRU RATE (+/-0.10): 5.457%
WEIGHTED AVERAGE GROSS MARGIN (+/-0.15): 2.380%
WEIGHTED AVERAGE CAP AT THE ROLL (+/-0.15): 2.050%
WEIGHTED AVERAGE PERIODIC CAP (+/-0.15): 1.982%
WEIGHTED AVERAGE LIFE CAP (+/-0.15): 5.919%
WEIGHTED AVERAGE AMORTIZATION TERM (+/- 1 MONTH): 360 months
WEIGHTED AVERAGE ORIGINAL MATURITY (+/- 1 MONTH): 360 months
WEIGHTED AVERAGE REMAINING MATURITY (+/- 1 MONTH): 357 months
MONTHS TO ROLL (+/- 1 MONTH): 33
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO (+/-5): 71.0%
CALIFORNIA CONCENTRATION (+/-10): 38.8%
FULL/ALT DOCUMENTATION (+/-5): 57.0%
CASH OUT REFINANCE (+/-10): 21.5%
SINGLE FAMILY DETACHED (+/-10): 95.0%
INVESTOR PROPERTY: None
INTEREST ONLY MORTGAGE LOANS (+/-5): 92.0%
WEIGHTED AVERAGE FICO (+/-10): 730
AVERAGE MORTGAGE LOAN BALANCE (+/-10%): $546,000
CONFORMING BALANCE (+/-10): 5.7%
PREPAYMENT PENALTIES (+/-10):  0.0%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            LOAN GROUP II: PRELIMINARY MORTGAGE POOL CHARACTERISTICS
--------------------------------------------------------------------------------
MORTGAGE LOAN TYPE: 5/1 and 5/6 Conventional, Hybrid Adjustable-Rate Mortgage
  Loans
AGGREGATE STATED PRINCIPAL BALANCE OF GROUP II LOANS (+/-10%): approximately
  $265,000,000
GROSS WEIGHTED AVERAGE COUPON (+/- 0.10): 6.149%
WEIGHTED AVERAGE SERVICING FEE (+/- 0.10): 0.346%
WEIGHTED AVERAGE PASS-THRU RATE (+/-0.10): 5.803%
WEIGHTED AVERAGE GROSS MARGIN (+/-0.15): 2.370%
WEIGHTED AVERAGE CAP AT THE ROLL (+/-0.15): 4.931%
WEIGHTED AVERAGE PERIODIC CAP (+/-0.15): 1.950%
WEIGHTED AVERAGE LIFE CAP (+/-0.15): 5.038%
WEIGHTED AVERAGE AMORTIZATION TERM (+/- 1 MONTH): 360.2 months
WEIGHTED AVERAGE ORIGINAL MATURITY (+/- 1 MONTH): 360 months
WEIGHTED AVERAGE REMAINING MATURITY (+/- 1 MONTH): 358 months
MONTHS TO ROLL (+/- 1 MONTH): 58
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO (+/-5): 71.5%
CALIFORNIA CONCENTRATION (+/-10): 42.6%
FULL/ALT DOCUMENTATION (+/-5): 55.5%
CASH OUT REFINANCE (+/-10): 32.0%
SINGLE FAMILY DETACHED (+/-10): 85.1%
INVESTOR PROPERTY: None
INTEREST ONLY MORTGAGE LOANS (+/-5): 86.0%
WEIGHTED AVERAGE FICO (+/-10): 736
AVERAGE MORTGAGE LOAN BALANCE (+/-10%): $484,000
CONFORMING BALANCE (+/-10): 20.0%
PREPAYMENT PENALTIES (+/-10):  2.8%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            LOAN GROUP III: PRELIMINARY MORTGAGE POOL CHARACTERISTICS
--------------------------------------------------------------------------------
MORTGAGE LOAN TYPE: 7/1 and 7/6 Conventional, Hybrid Adjustable-Rate Mortgage
  Loans
AGGREGATE STATED PRINCIPAL BALANCE OF GROUP III LOANS (+/-10%): approximately
  $68,000,000
GROSS WEIGHTED AVERAGE COUPON (+/- 0.10): 6.214%
WEIGHTED AVERAGE SERVICING FEE (+/- 0.10): 0.314%
WEIGHTED AVERAGE PASS-THRU RATE (+/-0.10): 5.900%
WEIGHTED AVERAGE GROSS MARGIN (+/-0.15): 2.520%
WEIGHTED AVERAGE CAP AT THE ROLL (+/-0.15): 5.000%
WEIGHTED AVERAGE PERIODIC CAP (+/-0.15): 1.997%
WEIGHTED AVERAGE LIFE CAP (+/-0.15): 5.000%
WEIGHTED AVERAGE AMORTIZATION TERM (+/- 1 MONTH): 360 months
WEIGHTED AVERAGE ORIGINAL MATURITY (+/- 1 MONTH): 360 months
WEIGHTED AVERAGE REMAINING MATURITY (+/- 1 MONTH): 358 months
MONTHS TO ROLL (+/- 1 MONTH): 82
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO (+/-5): 72.2%
CALIFORNIA CONCENTRATION (+/-10): 47.0%
FULL/ALT DOCUMENTATION (+/-5): 58.6%
CASH OUT REFINANCE (+/-10): 42.2%
SINGLE FAMILY DETACHED (+/-10): 88.8%
INVESTOR PROPERTY: None
INTEREST ONLY MORTGAGE LOANS (+/-5): 94.0%
WEIGHTED AVERAGE FICO (+/-10): 732
AVERAGE MORTGAGE LOAN BALANCE (+/-10%): $492,000
CONFORMING BALANCE (+/-10): 15.0%
PREPAYMENT PENALTIES (+/-10):  0.6%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         LOAN GROUP IV: PRELIMINARY MORTGAGE POOL CHARACTERISTICS
--------------------------------------------------------------------------------
MORTGAGE LOAN TYPE: 10/1 and 10/6 Conventional, Hybrid Adjustable-Rate Mortgage
  Loans
AGGREGATE STATED PRINCIPAL BALANCE OF GROUP IV LOANS (+/-10%): approximately
  $29,000,000
GROSS WEIGHTED AVERAGE COUPON (+/- 0.10): 6.161%
WEIGHTED AVERAGE SERVICING FEE (+/- 0.10): 0.300%
WEIGHTED AVERAGE PASS-THRU RATE (+/-0.10): 5.861%
WEIGHTED AVERAGE GROSS MARGIN (+/-0.15): 2.627%
WEIGHTED AVERAGE CAP AT THE ROLL (+/-0.15): 5.027%
WEIGHTED AVERAGE PERIODIC CAP (+/-0.15): 2.000%
WEIGHTED AVERAGE LIFE CAP (+/-0.15): 5.027%
WEIGHTED AVERAGE AMORTIZATION TERM (+/- 1 MONTH): 360 months
WEIGHTED AVERAGE ORIGINAL MATURITY (+/- 1 MONTH): 360 months
WEIGHTED AVERAGE REMAINING MATURITY (+/- 1 MONTH): 358 months
MONTHS TO ROLL (+/- 1 MONTH): 118
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO (+/-5): 73.2%
CALIFORNIA CONCENTRATION (+/-10): 41.4%
FULL/ALT DOCUMENTATION (+/-5): 75.8%
CASH OUT REFINANCE (+/-10): 31.2%
SINGLE FAMILY DETACHED (+/-10): 82.7%
INVESTOR PROPERTY: None
INTEREST ONLY MORTGAGE LOANS (+/-5): 100.0%
WEIGHTED AVERAGE FICO (+/-10): 751
AVERAGE MORTGAGE LOAN BALANCE (+/-10%): $570,000
CONFORMING BALANCE (+/-10): 2.9%
PREPAYMENT PENALTIES (+/-10):  0.0%
--------------------------------------------------------------------------------

The percentages set forth above, other than any weighted averages, are percentages of the aggregate principal balance of the actual mortgage loans to be included in the related loan group on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date. Any weighted average is weighted based on the principal balance of the actual mortgage loans to be included in the related loan group on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.

The number expressed in parenthesis for a category above reflects the amount by which the number or percentage set forth for such category may vary in the actual mortgage loans included in the related loan group on the Closing Date. For example, the Cash out refinance percentage for Loan Group I could vary from 11.5% to 31.5% of the aggregate principal balance of the actual mortgage loans to be included in loan group I on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.

The percentage expressed in parenthesis for a category above reflects the percentage by which the number set forth for such category may vary in the actual mortgage loans included in the related loan group on the Closing Date. For example, the Aggregate Stated Principal Balance of the mortgage loans included in the loan group I on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date, could be lower or higher than the amount specified by as much as 10%.

CERTAIN TRANSACTION INFORMATION

OFFERED CERTIFICATES:        The Class I-A, Class II-A, Class III-A, Class M and
                             Class R Certificates.

UNDERWRITER:                 Residential  Funding  Securities,  LLC, or RFS. RFS
                             will  purchase  the Class I-A,  Class  II-A,  Class
                             III-A, Class M, Class R (other than a de minimis portion thereof) and Class B Certificates on the closing date, subject to the satisfaction of the conditions set forth in the underwriting agreement.

SIGNIFICANT SERVICERS:       Homecomings  Financial,  LLC.  ("Homecomings"),   a
                             wholly-owned   subsidiary  of  Residential  Funding
                             Company,  LLC, is expected to subservice  more than
                             20% of the group I loans, group II loans, group III
                             loans, group IV loans and the mortgage loans in the
                             aggregate.   GMAC  Mortgage,   LLC  ("GMACM"),   an
                             affiliate of Residential Funding Company, LLC, may subservice a portion of the group I loans, group II loans, group III loans, group IV loans and the mortgage loans in the aggregate. Provident Funding
                             Associates, L.P. is expected to subservice more than 20% of the group I loans, group II loans and the mortgage loans in the aggregate. Branch Banking
                             & Trust Company is expected to subservice more than 10% of the group III loans and the group IV loans.

SIGNIFICANT ORIGINATORS:     Originators  that  originated  10% or  more  of the
                             group I loans,  group II loans,  group  III  loans,
                             group  IV  loans  and  the  mortgage  loans  in the
                             aggregate include Homecomings and GMACM.  Provident
                             Funding  Associates  is expected to originate  more
                             than  10% of the  group I loans,  group  II  loans,
                             group  III  loans  and the  mortgage  loans  in the
                             aggregate.   Branch  Banking  &  Trust  Company  is
                             expected  to  originate  more than 10% of the group
                             III loans and the group IV loans.

CUT-OFF DATE:                March 1, 2007.

CLOSING DATE:                On or about March 29, 2007.

DISTRIBUTION DATE:           25th of each  month,  or the next  business  day if
                             such day is not a business  day,  commencing  April
                             25, 2007.

FINAL SCHEDULED
DISTRIBUTION DATES:          The  distribution  date in March  2037.  The actual
                             final   distribution   date   could   be  later  or
                             substantially earlier.

FORM OF CERTIFICATES:        Book-entry:  Class I-A,  Class II-A,  Class  III-A,
                             Class  IV-A  and  Class M  Certificates.  Physical:
                             Class R Certificates.

MINIMUM DENOMINATIONS:       Investors may hold the beneficial  interests in the
                             Class I-A,  Class  II-A,  Class III-A or Class IV-A
                             Certificates, other than any class of Interest Only
                             Certificates  and any class of Retail  Certificates
                             and   Class   M-1    Certificates,    in    minimum
                             denominations  representing  an original  principal
                             amount of $25,000 and  integral  multiples of $1 in
                             excess
                             thereof.  Class M-2 and Class M-3  Certificates  in
                             minimum  denominations  of  $250,000  and  integral
                             multiples  of $1 in  excess  thereof.  Any class of
                             Interest  Only  Certificates:  $2,000,000  notional
                             amount.   Class  R  Certificates:   20%  percentage
                             interests.

                             Any class of Class I-A Class II-A, Class III-A and Class IV-A Certificates that may be issued in minimum denominations of less than $25,000 are referred to herein as "Retail Certificates" and are not offered hereby. The minimum denomination for any class of Retail Certificates will be set forth in the prospectus supplement.

SENIOR CERTIFICATES:         Class I-A, Class II-A, Class III-A,  Class IV-A and
                             Class R Certificates.

SUBORDINATE CERTIFICATES:    Class M-1,  Class M-2,  Class M-3, Class B-1, Class
                             B-2 and Class B-3. The Subordinate Certificates will provide credit enhancement to the Senior
                             Certificates.

ERISA: Subject to the considerations contained in the term sheet supplement, the Class I-A, Class II-A, Class III-A, Class IV-A and Class M Certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts assets. Sales of the Class R Certificates to such plans or retirement accounts are prohibited, except as permitted in "ERISA Considerations" in the term sheet supplement.

                             SEE  "ERISA   CONSIDERATIONS"  IN  THE  TERM  SHEET
                             SUPPLEMENT AND IN THE RELATED BASE PROSPECTUS.

SMMEA: When issued the offered certificates rated in at least the second highest rating category by one of the rating agencies will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, and the remaining classes of certificates will not be
                             "mortgage  related   securities"  for  purposes  of
                             SMMEA.

                             SEE "LEGAL INVESTMENT" IN THE TERM SHEET SUPPLEMENT AND "LEGAL INVESTMENT MATTERS" IN THE RELATED BASE PROSPECTUS.

TAX STATUS:                  For federal income tax purposes, the depositor will
                             elect to treat the portion of the trust  consisting
                             of the related  mortgage  loans and  certain  other
                             segregated  assets  as  one  or  more  real  estate
                             mortgage   investment    conduits.    The   offered
                             certificates,  other than the Class R Certificates,
                             will represent  ownership of regular interests in a
                             real  estate   mortgage   investment   conduit  and
                             generally will be treated as representing ownership
                             of debt for federal  income tax purposes.  You will
                             be required to include in income all  interest  and
                             original   issue   discount,   if   any,   on  such
                             certificates  in accordance with the accrual method
                             of  accounting  regardless of your usual methods of
                             accounting.  For federal  income tax purposes,  the
                             Class  R  Certificates   will  represent   residual
                             interests in a real estate mortgage investment conduit.

                             FOR FURTHER INFORMATION REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE OFFERED CERTIFICATES, INCLUDING IMPORTANT INFORMATION REGARDING THE TAX TREATMENT OF THE CLASS R CERTIFICATES, SEE "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" IN THE TERM SHEET SUPPLEMENT AND IN THE RELATED BASE PROSPECTUS.

CREDIT ENHANCEMENT

Credit enhancement for the Senior Certificates will be provided by the subordination of the Class M and Class B Certificates, as and to the extent described in the term sheet supplement. Credit enhancement for the Class M Certificates will be provided by the subordination of the Class M Certificates with a lower payment priority and Class B Certificates, as and to the extent described in the term sheet supplement. Realized losses on the mortgage loans will be allocated to the Class B-3 Certificates, then to the Class B-2
Certificates, then to the Class B-1 Certificates, then the Class M-3 Certificates, then to the Class M-2 Certificates, and then to the Class M-1 Certificates, to the extent such class has a certificate principal balance greater than zero. When this occurs, the certificate principal balance of the class to which the loss is allocated is reduced, without a corresponding payment of principal.

If the aggregate certificate principal balance of the Subordinate Certificates has been reduced to zero, losses on the mortgage loans in a loan group will be allocated among the related Senior Certificates in accordance with their respective remaining certificate principal balances or accrued interest, subject to the special rules described in the term sheet supplement.

SEE "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF LOSSES; SUBORDINATION" IN THE TERM SHEET SUPPLEMENT.

ADVANCES

For any month, if the Master Servicer does not receive the full scheduled payment on a mortgage loan, the Master Servicer will advance funds to cover the amount of the scheduled payment that was not made. However, the Master Servicer will advance funds only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

SEE "DESCRIPTION OF THE CERTIFICATES--ADVANCES" IN THE TERM SHEET SUPPLEMENT.

OPTIONAL TERMINATION

On any distribution date on which the aggregate outstanding principal balance of the mortgage loans as of the related determination date is less than 10% of their aggregate stated principal balance as of the cut-off date, the master servicer may, but will not be required to:

      o purchase from the trust all of the remaining mortgage loans, causing an early retirement of the certificates; OR

      o     purchase all of the certificates.

Under either type of optional purchase, holders of the outstanding certificates are entitled to receive the outstanding certificate principal balance of the certificates in full with accrued interest, as and to the extent described in the term sheet supplement. However, any optional purchase of the remaining mortgage loans may result in a shortfall to the holders of the most subordinate classes of certificates outstanding, if the trust then holds properties acquired from foreclosing upon defaulted loans. In either case, there will be no reimbursement of losses or interest shortfalls allocated to the certificates.

SEE "POOLING AND SERVICING  AGREEMENT--TERMINATION" IN THE TERM SHEET SUPPLEMENT
AND  "THE   POOLING  AND   SERVICING   AGREEMENT--TERMINATION;   RETIREMENT   OF
CERTIFICATES" IN THE RELATED BASE PROSPECTUS.

PRIORITY OF DISTRIBUTIONS AMONG OFFERED CERTIFICATES

General principles underlying priority of distributions among the offered certificates are set forth under "DESCRIPTION OF THE CERTIFICATES--GLOSSARY OF TERMS," "--INTEREST DISTRIBUTIONS," "--PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES," "--PRINCIPAL DISTRIBUTIONS ON THE CLASS M CERTIFICATES" and, if applicable, "--PRINCIPAL DISTRIBUTIONS ON CERTAIN CLASSES OF INSURED CERTIFICATES" in the term sheet supplement.

CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

A description of certain yield and prepayment considerations applicable to the offered certificates, including certain special yield and prepayments considerations applicable to any class included in any applicable special categories and designations of the offered certificates, are set forth under "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" in the term sheet supplement and "YIELD CONSIDERATIONS" and "MATURITY AND PREPAYMENT CONSIDERATIONS" in the related base prospectus.

The categories and designations of the offered certificates of any class of the offered certificates will be more fully described in the term sheet supplement.

FILED PURSUANT TO RULE 433 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

TERM SHEET SUPPLEMENT
For use with base prospectus dated December 18, 2006

                 RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    DEPOSITOR

                        (COMMISSION FILE NO. 333-131201)

                        RESIDENTIAL FUNDING COMPANY, LLC
                           SPONSOR AND MASTER SERVICER

                                   SA PROGRAM
                       MORTGAGE PASS THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

THE TRUSTS

Each RFMSI trust, also referred to as the issuing entity, will be established to hold assets transferred to it by the depositor. The assets of each trust will be specified in any final term sheet for the related series of certificates and will generally consist of a pool of one- to four family residential first lien mortgage loans. The mortgage loans will be master serviced by Residential Funding Company, LLC.

THE CERTIFICATES

The certificates will be issued in series, each having its own designation. Each series will be issued in one or more classes of senior certificates and one or more classes of subordinated certificates. Each class will evidence beneficial ownership of, and the right to a specified portion of future payments on, the mortgage loans and any other assets included in the related trust. A term sheet may accompany this term sheet supplement for any series and may set forth additional information about the mortgage loans, the certificates and the trust for that series.

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-7 IN THIS TERM SHEET SUPPLEMENT.
--------------------------------------------------------------------------------

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A BASE PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE BASE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING THE TOLL-FREE NUMBER SET FORTH IN ANY FINAL TERM SHEET FOR ANY CLASS OF CERTIFICATES RELATED TO THE OFFERING.

                                FEBRUARY 28, 2007

THIS TERM SHEET SUPPLEMENT IS NOT REQUIRED TO, AND DOES NOT, CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT FOR ANY SERIES. THE INFORMATION IN THIS TERM SHEET SUPPLEMENT IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE INFORMATION IN THIS TERM SHEET SUPPLEMENT, IF CONVEYED PRIOR TO THE TIME OF YOUR CONTRACTUAL COMMITMENT TO PURCHASE ANY OF THE OFFERED CERTIFICATES, SUPERSEDES INFORMATION CONTAINED IN ANY PRIOR SIMILAR TERM SHEET SUPPLEMENT AND ANY OTHER FREE WRITING PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET SUPPLEMENT AND ANY RELATED TERM SHEET FOR A SERIES IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS TERM SHEET SUPPLEMENT, ANY TERM SHEET FOR ANY SERIES OR THE RELATED BASE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE CERTIFICATES OF ANY SERIES REPRESENT INTERESTS ONLY IN THE RELATED TRUST, AS THE ISSUING ENTITY, AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC., AS THE DEPOSITOR, RESIDENTIAL FUNDING COMPANY, LLC, AS THE SPONSOR, OR ANY OF THEIR AFFILIATES.

                             EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each referred to in this term sheet supplement as a Relevant Member State, each underwriter will represent and agree that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to in this term sheet supplement as the Relevant Implementation Date, it has not made and will not make an offer of any class of certificates with a minimum denomination less than $100,000 to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the preceding paragraph, (i) "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and (ii) "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

Each underwriter for any series of certificates will represent and agree that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act, referred to in this term sheet supplement as FSMA) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED CERTIFICATES, THIS TERM SHEET SUPPLEMENT AND THE RELATED BASE
          PROSPECTUS WITH RESPECT TO ANY SERIES OF OFFERED CERTIFICATES

We provide information to you about any series of offered certificates in three or more separate documents that provide progressively more detail:

      o the related base prospectus, which provides general information, some of which may not apply to your series of offered certificates;

      o this term sheet supplement, which provides general information about series of certificates issued pursuant to the depositor's "Jumbo A" floating rate program or the SA Program, some of which may not apply to your series of offered certificates; and

      o one or more term sheets, which may describe terms applicable to the classes of the series of offered certificates described therein, may provide a description of certain collateral information regarding the mortgage loans and the parties to the transaction and may provide other information related to your series of certificates.

The registration statement to which this offering relates is Commission File Number 333-131201.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437 and its telephone number is (952) 857-7000.

THE INFORMATION IN THIS TERM SHEET SUPPLEMENT, IF CONVEYED PRIOR TO THE TIME OF YOUR CONTRACTUAL COMMITMENT TO PURCHASE ANY OF THE CERTIFICATES, SUPERSEDES ANY INFORMATION CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO THE CERTIFICATES. THE INFORMATION IN THIS TERM SHEET SUPPLEMENT IS PRELIMINARY, AND IS SUBJECT TO COMPLETION OR CHANGE. THIS TERM SHEET SUPPLEMENT IS BEING DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES REFERRED TO IN THIS TERM SHEET SUPPLEMENT AND TO SOLICIT AN OFFER TO PURCHASE THE CERTIFICATES, WHEN, AS AND IF ISSUED. ANY SUCH OFFER TO PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE A CONTRACTUAL COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE CERTIFICATES.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED. THE ISSUING ENTITY IS NOT OBLIGATED TO ISSUE SUCH CERTIFICATES OR ANY SIMILAR SECURITY AND THE UNDERWRITER'S OBLIGATION TO DELIVER SUCH CERTIFICATES IS SUBJECT TO THE TERMS AND CONDITIONS OF THE UNDERWRITING AGREEMENT WITH THE ISSUING ENTITY AND THE AVAILABILITY OF SUCH CERTIFICATES WHEN, AS AND IF ISSUED BY THE ISSUING ENTITY. YOU ARE ADVISED THAT THE TERMS OF THE CERTIFICATES, AND THE CHARACTERISTICS OF THE MORTGAGE LOAN POOL BACKING THEM, MAY CHANGE (DUE, AMONG OTHER THINGS, TO THE POSSIBILITY THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME DELINQUENT OR DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT MORTGAGE LOANS MAY BE ADDED TO THE POOL, AND THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. YOU ARE ADVISED THAT CERTIFICATES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITER'S OBLIGATION TO SELL SUCH CERTIFICATES TO YOU IS CONDITIONED ON THE MORTGAGE LOANS AND CERTIFICATES HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF FOR ANY REASON THE ISSUING ENTITY DOES NOT DELIVER SUCH CERTIFICATES, THE UNDERWRITER WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY

PORTION OF THE CERTIFICATES WHICH YOU HAVE COMMITTED TO PURCHASE, AND NONE OF THE ISSUING ENTITY NOR ANY UNDERWRITER WILL BE LIABLE FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH NON-DELIVERY.

                                TABLE OF CONTENTS

                                                                            PAGE

RISK FACTORS.................................................................S-7
ISSUING ENTITY..............................................................S-20
SPONSOR AND MASTER SERVICER.................................................S-20

        Sponsor Securitization Experience...................................S-21
        Master Servicer Servicing Experience................................S-23

AFFILIATIONS AMONG TRANSACTION PARTIES......................................S-26
DESCRIPTION OF THE MORTGAGE POOL............................................S-27

        General.............................................................S-27
        Loan Groups.........................................................S-28
        Mortgage Rate Adjustment............................................S-30
        Sharia Mortgage Loans...............................................S-30
        Static Pool Information.............................................S-31
        Primary Mortgage Insurance and Primary Hazard Insurance.............S-32
        Underwriting Standards..............................................S-32
        Automated Valuation Platform........................................S-33
        Additional Information..............................................S-33

DESCRIPTION OF THE CERTIFICATES.............................................S-33

        General.............................................................S-33
        Glossary of Terms...................................................S-36
        Interest Distributions..............................................S-45
        Principal Distributions on the Senior Certificates..................S-47
        Principal Distributions on Certain Classes of Insured Certificates..S-49
        Principal Distributions on the Class M Certificates.................S-53
        Allocation of Losses; Subordination.................................S-56
        Advances............................................................S-62
        Residual Interests..................................................S-63

CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS.................................S-63

        General.............................................................S-63
        Prepayment Considerations...........................................S-64
        Allocation of Principal Payments....................................S-65
        Realized Losses and Interest Shortfalls.............................S-68
        Purchase Price......................................................S-70
        Pass-Through Rates..................................................S-70
        Principal Only Certificate and Interest Only Certificate Yield
          Considerations....................................................S-70
        Class M-2 and Class M-3 Certificate Yield Considerations............S-71
        Additional Yield Considerations Applicable Solely to the Residual
          Certificates......................................................S-72

POOLING AND SERVICING AGREEMENT.............................................S-72

        General       ......................................................S-72
        Custodial Arrangements..............................................S-73
        The Master Servicer and Subservicers................................S-73
        Servicing and Other Compensation and Payment of Expenses............S-78
        Reports to Certificateholders.......................................S-79
        Voting Rights.......................................................S-80
        Termination.........................................................S-80
        The Trustee.........................................................S-81

LEGAL PROCEEDINGS...........................................................S-82
MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................................S-82

        Special Tax Considerations Applicable to Residual Certificates......S-84
        Tax Return Disclosure and Investor List Requirements................S-87
        State and Other Tax Consequences....................................S-87

USE OF PROCEEDS.............................................................S-87
METHOD OF DISTRIBUTION......................................................S-87
LEGAL OPINIONS..............................................................S-89
RATINGS.....................................................................S-89
LEGAL INVESTMENT............................................................S-90
ERISA CONSIDERATIONS........................................................S-91

                                    RISK FACTORS

      The offered certificates of any series are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

      The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this term sheet supplement and the related base prospectus in the context of your financial situation and tolerance for risk.

      The mortgage loans included in the trust established for any series will be divided into two or more loan groups. The risks associated with an investment in different classes of offered certificates may be different as a result of the characteristics of the specific loan group to which the offered certificates relate.

      You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

RISK OF LOSS

Underwriting           Generally,  the mortgage loans have been originated using
standards may affect   underwriting  standards  that conform to those  published
risk of loss on the    in Residential  Funding  Company,  LLC's Client Guide for
mortgage loans.        the "Jumbo A" program. Applying these standards creates
                       additional risks that losses on the mortgage loans will be allocated to certificateholders.

                       Examples include the following:

                       o mortgage loans secured by non-owner occupied properties may present a greater risk that the borrower will stop making monthly payments if the borrower's financial condition deteriorates;

                       o mortgage loans with principal balances greater than the applicable conforming balance of Fannie Mae and Freddie Mac may present a risk of a greater loss if the borrower's financial condition deteriorates;

                       o mortgage loans underwritten through the use of an automated underwriting system may not require the delivery of all or a portion of the related credit files, which increases the risk that the borrower's credit worthiness is not accurately represented;

                       o mortgage loans with graduated monthly payments, which are initially less than the amount necessary to fully amortize the mortgage loan but increase over time may result in circumstances where increases in the borrower's income may not be sufficient to cover increases in the payment requirements; and

                       o mortgage loans made to borrowers whose income is not required to be disclosed or verified may increase the risk that the borrower's income is less than that represented.

                       Subject to some limitations, the mortgage loans with loan-to-value ratios over 80% are expected to be insured by primary mortgage insurance to the extent described in this term sheet supplement. However, if the insurer is unable to pay a claim, the amount of loss incurred on those loans may be increased.

                       In addition, in determining loan-to-value ratios for certain mortgage loans, the value of the related mortgaged property may be based on an appraisal that is up to 24 months old if there is a supporting broker's price opinion, automated valuation, drive-by appraisal or other certification of value. If such an appraisal does not reflect current market values and such market values have declined, the likelihood that proceeds from a sale of the mortgaged property may be insufficient to repay the mortgage loan is increased.

                       SEE "THE TRUSTS--THE MORTGAGE LOANS " AND "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS" IN THE RELATED BASE prospectus.

The return on your The Servicemembers Civil Relief Act, as amended, or the certificates could be Relief Act, provides relief to borrowers who enter reduced by shortfalls  active  military  service  and to  borrowers  in  reserve
due to the             status   who  are   called  to  active   duty  after  the
Servicemembers Civil   origination  of their  mortgage  loan.  Current or future
Relief Act.            military operations of the United States may increase the
                       number of borrowers who are in active  military  service,
                       including  persons in reserve status who have been called
                       or will be called to active duty. The Relief Act provides
                       generally  that a  borrower  who is covered by the Relief
                       Act may not be charged  interest  on a  mortgage  loan in
                       excess  of  6%  per  annum   during  the  period  of  the
                       borrower's active duty. Any resulting interest shortfalls
                       are not required to be paid by the borrower at any future
                       time. The master  servicer for the  applicable  series of
                       certificates  will  not  be  required  to  advance  these
                       shortfalls as  delinquent  payments,  and the  shortfalls
                       will not be covered by any form of credit  enhancement on
                       the  certificates.  Interest  shortfalls  on any mortgage
                       loan included in the trust established for any series due
                       to  the   application   of  the  Relief  Act  or  similar
                       legislation or regulations  will be applied to reduce the
                       accrued  interest  on  each  interest-bearing   class  of
                       certificates related to that mortgage loan on a pro rata basis.

                       The Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses on the mortgage loans in any loan group will be borne primarily by the class of related certificates of that series with a certificate principal balance greater than zero with the lowest payment priority, other than any class of certificates of any series covered by a financial guaranty policy as and to the extent set forth in any final term sheet for that class.

                       We do not know how many mortgage loans included in any loan group have been or may be affected by the application of the Relief Act or similar legislation or regulations.

                       SEE THE DEFINITION OF ACCRUED CERTIFICATE INTEREST UNDER "DESCRIPTION OF THE CERTIFICATES--GLOSSARY OF TERMS" IN THIS TERM SHEET SUPPLEMENT AND "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--SERVICEMEMBERS CIVIL RELIEF ACT" IN THE RELATED BASE PROSPECTUS.

The return on your Losses on mortgage loans may occur due to a wide variety certificates may be of causes, including a decline in real estate values as affected by losses on well as adverse changes in a borrower's financial the mortgage loans in condition. A decline in real estate values or economic the mortgage pool, conditions nationally or in the regions where the which could occur due mortgaged properties are concentrated may increase the
to a variety of        risk of losses on the mortgage loans.
causes.

The return on your One risk of investing in mortgage-backed securities is certificates may be created by any concentration of the related properties
particularly           in one  or  more  geographic  regions.  If  the  regional
sensitive to changes   economy or housing  market weakens in any region having a
in real estate         significant  concentration  of properties  underlying the
markets in specific    mortgage  loans in any loan group,  the mortgage loans in
regions.               that  region  may  experience  high  rates  of  loss  and
                       delinquency,  resulting  in  losses  to  holders  of  the
                       related  series  of  certificates.  A  region's  economic
                       condition and housing market may be adversely affected by
                       a variety of events,  including natural disasters such as
                       earthquakes,  hurricanes,  floods  and  eruptions,  civil
                       disturbances  such  as  riots,  by  disruptions  such  as
                       ongoing power  outages,  or terrorist  actions or acts of
                       war. The economic  impact of any of those events may also
                       be felt in areas beyond the region  immediately  affected
                       by the disaster or disturbance. The properties underlying
                       the mortgage loans in any loan group may be  concentrated
                       in  these  regions.  This  concentration  may  result  in
                       greater  losses to the  related  certificateholders  than
                       those  generally  present  for  similar   mortgage-backed
                       securities without that concentration.

                       Several hurricanes, which struck Louisiana, Alabama, Mississippi, Texas and Florida in August, September and October 2005, may have adversely affected mortgaged properties underlying the mortgage loans in any loan group in those states. Generally, the Mortgage loans in any loan group will not be secured by mortgaged properties located in the federal emergency management agency ("FEMA") designated individual assistance zones and in FEMA designated public assistance areas, which include mortgaged properties in areas that were affected by the hurricanes. Residential Funding Company, LLC will make a representation and warranty that each mortgaged property underlying a mortgage loan in a loan group is free of damage and in good repair as of the closing date for that series. In the event that a mortgaged property underlying a mortgage loan in a loan group is damaged as of the closing date for that series and that damage materially and adversely affects the value of or the interests of the holders of the related certificates in the related mortgage loan (without regard to any applicable financial guaranty insurance policy with respect to any class of insured certificates of that series), Residential Funding Company, LLC will be required to repurchase the related mortgage loan from the trust. Any such repurchases may shorten the weighted average lives of the certificates of that series. We will not know how many mortgaged properties underlying the mortgage loans in a loan group will have been or may be affected by the hurricanes and therefore whether the payment experience on any mortgage loan in the mortgage pool for that series will be affected.

                       SEE "DESCRIPTION OF THE MORTGAGE POOL IN THIS TERM SHEET SUPPLEMENT.

The return on your Except as is otherwise set forth in the final term sheet certificates will be for a class of certificates, the only credit enhancement reduced if losses for any class of senior certificates in any certificate exceed the credit group will be the subordination provided by the Class M enhancement available and Class B Certificates related to that certificate to your certificates. group (and with respect to any class of super senior certificates,  the subordination  provided by the related
                       class or classes of senior support certificates, and with
                       respect  to any  class of  insured  certificates,  of any
                       series, the credit enhancement  provided by the financial
                       guaranty insurance policy and any applicable reserve fund
                       as and to the  extent  set forth in any final  term sheet
                       for that  class).  The only  credit  enhancement  for any
                       Class M Certificates in any certificate group will be the
                       subordination   provided   by   the   related   Class   B
                       Certificates   and  any   class   of   related   Class  M
                       Certificates, if any, with a lower payment priority than that class. You should also be aware that the credit enhancement provided for some types of losses may be limited.

                       SEE  "DESCRIPTION  OF  THE   CERTIFICATES--ALLOCATION  OF
                       LOSSES; SUBORDINATION" IN THIS TERM SHEET SUPPLEMENT.

The value of your If the performance of the mortgage loans included in the certificates may be trust established for any series is substantially worse reduced if losses are than assumed by the rating agencies rating any class of higher than expected. certificates of that series, the ratings of any class of those certificates may be lowered in the future. This would probably reduce the value of those certificates.
                       None of the depositor, the master servicer nor any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.

A transfer of master   If the master servicer  defaults in its obligations under
servicing in the       the  pooling   and   servicing   agreement,   the  master
event of a master      servicing of the  mortgage  loans may be  transferred  to
servicer default may the trustee or an alternate master servicer, as increase the risk of described under "The Pooling and Servicing Agreement -
payment application    Rights  Upon  Event  of  Default"  in  the  related  base
errors.                prospectus.  In the  event of such a  transfer  of master
                       servicing there may be an increased risk of errors in applying payments from borrowers or in transmitting information and funds to the successor master servicer.

Some of the mortgage A portion of the mortgage loans included in the trust loans have an initial established for any series or in any loan group for that interest-only period, trust may have initial interest-only periods of varying
which may increase     duration.  During this  period,  the payment  made by the
the risk of loss and related borrower will be less than it would be if the delinquency on these mortgage loan amortized. In addition, the mortgage loan
mortgage loans.        balance will not be reduced by the  principal  portion of
                       scheduled monthly payments during this period. As a result, no principal payments will be made to the certificates of the related series from mortgage loans of this nature during their interest-only period, except in the case of a prepayment.

                       After the initial interest-only period, the scheduled monthly payment on these mortgage loans may increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan can be relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

                       Mortgage loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the related mortgaged property by the related mortgagor may affect the loss, delinquency and prepayment experience of these mortgage loans.

Rising interest rates  The mortgage  loans are  adjustable  rate mortgage  loans may adversely affect whose interest rates increase as the applicable index the value of your increases. If market interest rates increase
certificates.          significantly,  the likelihood  that borrowers may not be
                       able to pay their increased interest payments would increase, resulting in greater defaults on the mortgage loans. In addition, rising interest rates may adversely affect housing prices and the economy generally, thereby increasing the likelihood of defaults and losses on the mortgage loans.

RISKS RELATING TO
PRIMARY MORTGAGE
INSURERS

You may incur losses Subject to limited exceptions, the mortgage loans in if a primary mortgage each loan group that have an LTV ratio at origination in insurer fails to make excess of 80% are expected to be insured by a primary
payments under a       mortgage  insurance  policy. If such a mortgage loan were
primary mortgage       subject  to a  foreclosure  and the value of the  related
insurance policy       mortgaged  property  were not  sufficient  to satisfy the
                       mortgage  loan,   payments  under  the  primary  mortgage
                       insurance policy would be required to avoid any losses, or to reduce the losses on, such a mortgage loan. If the insurer is unable or refuses to pay a claim, the amount of such losses would be allocated to holders of the related certificates as realized losses.

RISKS RELATING TO
COOPERATIVE LOANS

Cooperative loans      Some of the  mortgage  loans may not be secured  directly
have certain           by  real  property  but  may  be  cooperative   loans.  A
characteristics that cooperative loan is secured by a first lien on shares may increase the risk issued by the cooperative corporation that owns the
of loss                related apartment building and on the related proprietary
                       lease or occupancy agreement granting exclusive rights to
                       occupy  a   specific   unit   within   the   cooperative.
                       Cooperative loans have certain characteristics that may increase the likelihood of losses.

                       The proprietary lease or occupancy agreement securing a cooperative loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. If the cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

                       Additionally, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder. In the event of a foreclosure under a cooperative loan, the mortgagee will be subject to certain restrictions on its ability to transfer the collateral and the use of proceeds from any sale of collateral. See "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Cooperative Loans" in the related base prospectus.

LIMITED OBLIGATIONS

Payments on the        The  certificates  offered in each series will  represent
mortgage loans in the interests only in the trust established for that related mortgage pool series. The certificates do not represent an ownership
are the primary        interest in or  obligation of the  depositor,  the master
source of payments on  servicer or any of their  affiliates.  If  proceeds  from
your certificates.     the  assets of the trust  established  for any  series of
                       certificates are not sufficient to make all payments provided for under the pooling and servicing agreement for that series, investors will have no recourse to the depositor, the master servicer or any other entity, and will incur losses. Additional credit enhancement will be provided for any class of insured certificates of any series by the applicable financial guaranty insurance policy and any applicable reserve fund as and to the extent set forth in any final term sheet for that class.

LIQUIDITY RISKS

You may have to hold A secondary market for your certificates may not your certificates to develop. Even if a secondary market does develop, it
maturity if their      may  not  continue  or it may be  illiquid.  Neither  the
marketability is       underwriters  for the related series nor any other person
limited.               will have any  obligation  to make a secondary  market in
                       your certificates, and you generally have no right to request redemption of your certificates. Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of your certificates.

                       Any class of offered certificates may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, such as any Interest Only Certificates and Principal Only Certificates, or credit risk, such as the Class M Certificates, or that have been structured to meet the investment requirements of limited categories of investors.

BANKRUPTCY RISKS

Bankruptcy             The  transfer of the mortgage  loans from any  applicable
proceedings could      seller to the  depositor  will be intended by the parties
delay or reduce        to be and will be documented as a sale.  However,  if any
distributions on the   seller were to become  bankrupt,  a trustee in bankruptcy
certificates.          could   attempt  to   recharacterize   the  sale  of  the
                       applicable mortgage loans as a loan secured by those mortgage loans or to consolidate those mortgage loans with the assets of that seller. Any such attempt could result in a delay in or reduction of collections on the mortgage loans included in the trust established for any series available to make payments on the certificates of that series.

The Bankruptcy of a If a borrower becomes subject to a bankruptcy Borrower May Increase proceeding, a bankruptcy court may require modifications the Risk of Loss on a of the terms of a mortgage loan without a permanent
Mortgage Loan.         forgiveness of the principal amount of the mortgage loan.
                       Modifications  have included  reducing the amount of each
                       monthly  payment,  changing  the  rate  of  interest  and
                       altering the  repayment  schedule.  In addition,  a court
                       having  federal  bankruptcy  jurisdiction  may  permit  a
                       debtor to cure a monetary  default relating to a mortgage
                       loan on the debtor's
                       residence by paying arrearages within a reasonable period
                       and  reinstating  the  original   mortgage  loan  payment
                       schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court. In addition, under the federal bankruptcy law, all actions against a borrower and the borrower's property are automatically stayed upon the filing of a bankruptcy petition.

SPECIAL YIELD AND
PREPAYMENT
CONSIDERATIONS

The yield on your      The  yield  to   maturity   on  each   class  of  offered
certificates will      certificates  of any series  will  depend on a variety of
vary depending on      factors, including:
various factors.
                       o  the rate and timing of principal payments on the
                          related mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

                       o the allocation of principal payments on the mortgage loans in the related loan group among the various classes of offered certificates included in that series;

                       o realized losses and interest shortfalls on the mortgage loans in the related loan group;

                       o  the pass-through rate for that class; and

                       o  the purchase price of that class.

                       The rate of prepayments is one of the most important and least predictable of these factors. No assurances are given that the mortgage loans will prepay at any particular rate.

                       In addition, the master servicer or servicer may purchase any mortgage loan that is at least three months delinquent. Such repurchases would increase the prepayment rates on the mortgage loans.

                       In general, if you purchase a certificate at a price higher than its outstanding certificate principal balance and principal distributions on your certificate occur faster than you assumed at the time of purchase, your yield will be lower than you anticipated. Conversely, if you purchase a certificate at a price lower than its outstanding certificate principal balance and principal distributions on that class occur more slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.

The rate of            Since  mortgagors,   in  most  cases,  can  prepay  their
prepayments on the mortgage loans at any time, the rate and timing of mortgage loans will principal distributions on the offered certificates are vary depending on highly uncertain and are dependent upon a wide variety
future market          of  factors,   including  general  economic   conditions,
conditions and other   interest   rates,   the   availability   of   alternative
factors.               financing and homeowner mobility.  Generally, when market
                       interest rates increase, borrowers are less likely to prepay their mortgage loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest your funds at a higher rate of interest than the pass-through rate on your class of certificates. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. In addition, when the mortgage rates on hybrid mortgage loans convert from fixed rates to adjustable rates, there may be an increase in prepayments. This could result in a faster return of principal to you at a time when you might not be able to reinvest your funds at an interest rate as high as the pass-through rate on your class of certificates.

                       Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These refinancing programs may be offered by the master servicer, any subservicer, the depositor or their affiliates, and may include streamlined documentation programs. Streamlined documentation programs involve less verification of underwriting information than traditional documentation programs.

                       SEE       "CERTAIN       YIELD       AND       PREPAYMENT
                       CONSIDERATIONS--PREPAYMENT CONSIDERATIONS" IN THIS TERM SHEET SUPPLEMENT AND "MATURITY AND PREPAYMENT CONSIDERATIONS" IN THE RELATED BASE PROSPECTUS.

The recording of       The  mortgages  or  assignments  of mortgage for all or a
mortgages in the name portion of the mortgage loans included in the trust of MERS may affect established for any series may have been or may be
the yield on the       recorded in the name of Mortgage Electronic  Registration
certificates.          Systems,  Inc.,  or  MERS,  solely  as  nominee  for  the
                       originator  and its  successors  and assigns.  Subsequent
                       assignments    of   those    mortgages   are   registered
                       electronically through the MERS(R) System. However, if MERS discontinues the MERS(R) System and it becomes necessary to record an assignment of the mortgage to the trustee for any series, then any related expenses shall be paid by the related trust and will reduce the amount available to pay principal of and interest on the related certificates with certificate principal balances greater than zero with the lowest payment priorities.

                       The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others in the mortgage industry may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to holders of the related certificates and increase the amount of losses on the mortgage loans.

                       FOR ADDITIONAL INFORMATION REGARDING MERS AND THE MERS(R) SYSTEM, SEE "DESCRIPTION OF THE MORTGAGE POOL--LOAN GROUPS" AND "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS--REALIZED LOSSES AND INTEREST SHORTFALLS" IN THIS TERM SHEET SUPPLEMENT AND "DESCRIPTION OF THE CERTIFICATES--ASSIGNMENT OF TRUST ASSETS" IN THE RELATED BASE PROSPECTUS.

SPECIFIC RISK FACTORS
APPLICABLE TO SOME
CLASSES OF
CERTIFICATES

The yield on your      The  offered  certificates  of each class  included  in a
certificates will be   series  will  have  different  yield  considerations  and
affected by the        different   sensitivities  to  the  rate  and  timing  of
specific terms that principal distributions, as more fully described in this apply to that class. term sheet supplement and any final term sheet for any class of any series. A description of the categories of certificates that may be included in any series is set forth under "Description of the Certificates--General" in this term sheet supplement, and the following is a general discussion of yield considerations and prepayment sensitivities of some of the categories of certificates that may be included in any series.

                       SEE "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" IN THIS TERM SHEET SUPPLEMENT.

Class A Certificates   Each  Class  of  Class  A   Certificates   will   receive
                       distributions  primarily  from the  related  loan  group.
                       Therefore, the yields on the Class A Certificates will be sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans in the related loan group.

                       See    "Description   of   the    Certificates--Principal
                       Distributions on the Senior Certificates" in this term sheet supplement.

Class M Certificates   The  yield to  investors  in each  class  of the  Class M
                       Certificates for any series will be sensitive to the rate and timing of losses on the related mortgage loans included in the trust established for that series, if those losses are not covered by a more subordinate class of Class M Certificates or the Class B Certificates of that certificate group.

                       It is not expected that the Class M Certificates for any series will receive any distributions of principal prepayments on the mortgage loans from a related loan group for the first seven years after the closing date for that series unless either the aggregate certificate principal balance of the related senior certificates has been reduced to zero or, in the case of a Crossed Transaction, the weighted average subordinate percentage for all loan groups is equal to or greater than twice the initial weighted average subordinate percentage for all loan groups, or, in the case of a Stacked Transaction, the subordinate percentage for that loan group is equal to or greater than twice the initial weighted average subordinate percentage for that loan group, and in any case, provided that certain delinquency and loss tests are satisfied.

                       After this initial period until the end of the first eleven years after the closing date for any series, all or a disproportionately large portion of principal prepayments on the mortgage loans in a related loan group may be allocated to the senior certificates as described in this term sheet supplement, and none or a disproportionately small portion of principal prepayments may be paid to the holders of the Class M Certificates and Class B Certificates for that series, unless either the aggregate certificate principal balance of the related senior certificates has been reduced to zero or, in the case of a Crossed Transaction, the weighted average subordinate percentage for all loan groups is equal to or greater than twice the initial weighted average subordinate percentage for all loan groups, or, in the case of a Stacked Transaction, the subordinate percentage for that loan group is equal to or greater than twice the initial weighted average subordinate percentage for that loan group, and in any case, provided that certain delinquency and loss tests are satisfied.

                       As a result, the weighted average lives of the Class M Certificates for any series may be longer than would otherwise be the case.

                       SEE  "DESCRIPTION  OF  THE   CERTIFICATES--ALLOCATION  OF
                       LOSSES; SUBORDINATION" IN THIS TERM SHEET SUPPLEMENT.

Accrual Certificates Because accrual certificates are not entitled to receive and Partial Accrual any distributions of interest for some period of time
Certificates           and partial accrual  certificates are entitled to smaller
                       distributions  of  interest  that  are  based  on  only a
                       portion  of the  certificate  principal  balance  of that
                       class,   accrual   certificates   and   partial   accrual
                       certificates   of  any  series  will  likely   experience
                       significant price and yield volatility. Investors should consider whether this volatility is suitable to their investment needs.

Insured Certificates   Investors  in any class of  insured  certificates  of any
                       series should be aware that payments of principal on those certificates may be allocated according to a random lot procedure, to the extent set forth in any final term sheet for that class of insured certificates of that series. Therefore it is highly uncertain that payments will be made to any investor in those certificates on the date desired by that investor.

                       In addition, any class of insured certificates of any series may be subject to special rules regarding the procedures, practices and limitations applicable to the distribution of principal to the holders of these certificates, to the extent set forth in any final term sheet for that class of insured certificates of that series. Insured certificates subject to these procedures, practices and limitations may not be an appropriate investment for you if you require distribution of a particular amount of principal on a predetermined date or an otherwise predictable stream of principal distributions. If you purchase insured certificates subject to these procedures, practices and limitations, we cannot give you any assurance that you will receive a distribution in reduction of principal on any particular distribution date.

                       SEE  "PRINCIPAL   DISTRIBUTIONS  ON  CERTAIN  CLASSES  OF
                       INSURED CERTIFICATES" IN THIS TERM SHEET SUPPLEMENT.

                       Investors in a class of insured certificates of any series should be aware that the related financial guaranty insurance policy will not cover interest shortfalls attributable to prepayments or interest shortfalls related to Relief Act reductions on the related mortgage loans, except as is otherwise set forth in any final term sheet for that class of insured certificates of that series.

Interest Only          A class of  interest  only  certificates  included in any
Certificates           series will not be entitled  to  principal  distributions
                       and will receive interest distributions based on a notional amount which may be based on all or a portion of the certificate principal balance of one or more classes of certificates included in the related series. Investors in a class of interest only certificates should be aware that the yield on that class will be extremely sensitive to the rate and timing of principal payments on the related class or classes of certificates, and that rate may fluctuate significantly over time. A faster than expected rate of principal payments on the related class or classes of certificates will have an adverse effect on the yield to investors in a class of interest only certificates and could result in their failure to fully recover their initial investments.

Lockout Certificates   As  described  in any final  term sheet for that class of
                       lockout  certificates  of any series,  a class of lockout
                       certificates  may not receive  distributions of principal
                       prepayments on the related mortgage loans for a period of
                       time and, as  described  in any final term sheet for that
                       class of  certificates,  may not be  expected  to receive
                       distributions  of  scheduled  principal  payments  on the
                       related  mortgage  loans for a period of time.  After the
                       expiration of the initial period,  such  certificates may
                       receive a  distribution  of principal  prepayments on the
                       related  mortgage loans that is smaller than that class's
                       pro rata share and, as  described in any final term sheet
                       for  that   class  of   certificates,   may   receive   a
                       distribution of scheduled principal payments on the related mortgage loans that is smaller than that class's pro rata share.

Principal Only         A class of principal  only  certificates  included in any
Certificates           series  is  not  entitled  to  receive  distributions  of
                       interest. Investors in a principal only certificate should be aware that if prepayments of principal on the mortgage loans in the related loan group and distributed to that class occur at a rate slower than an investor assumed at the time of purchase, the investor's yield will be lower than anticipated.

Senior Support         Investors in a class of senior  support  certificates  of
Certificates           any  series  should  be aware  that all or a  portion  of
                       losses on the  mortgage  loans in the related  loan group
                       otherwise  allocable  to the related  class or classes of
                       super senior certificates will be allocated to that class
                       of senior support  certificates  as and to the extent set
                       forth in any final term sheet for that class.  Therefore,
                       the yield to  maturity  on that  class of senior  support
                       certificates  will  be  extremely   sensitive  to  losses
                       otherwise allocable to the related class or classes of super senior certificates.

                                 ISSUING ENTITY

      The depositor will establish a trust with respect to each series on the closing date for that series, under a series supplement, dated as of the cut-off date for that series, to the standard terms of pooling and servicing agreement, dated as of November 1, 2006, among the depositor, the master servicer and the trustee, together with the series supplement, referred to herein as the pooling and servicing agreement. The pooling and servicing agreement is governed by the laws of the State of New York. On the closing date for each series, the depositor will deposit into the trust a pool of mortgage loans secured by first liens on one-to four-family residential properties, that in the aggregate will constitute a mortgage pool with terms to maturity of not more than 40 years. The mortgage pool will be divided into two or more loan groups. The trust will not have any additional equity.

      The pooling and servicing agreement for each series will authorize the trust to engage only in selling the certificates in exchange for the mortgage loans included in that trust entering into and performing its obligations under the pooling and servicing agreement for that series, activities necessary, suitable or convenient to such actions and other activities as may be required in connection with the conservation of the trust fund and making distributions to certificateholders of that series.

      The pooling and servicing agreement for each series will provide that the depositor assigns to the trustee for the benefit of the certificateholders without recourse all the right, title and interest of the depositor in and to the mortgage loans included in the trust established for that series. Furthermore, the pooling and servicing agreement will state that, although it is intended that the conveyance by the depositor to the trustee of the mortgage loans for that series be construed as a sale, the conveyance of such mortgage loans shall also be deemed to be a grant by the depositor to the trustee of a security interest in such mortgage loans and related collateral.

      Some capitalized terms used in this term sheet supplement have the meanings given below under "Description of the Certificates--Glossary of Terms" or in the related base prospectus under "Glossary."

                           SPONSOR AND MASTER SERVICER

      Residential  Funding  Company,  LLC, or  Residential  Funding,  a Delaware
limited liability company, buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. See "Mortgage Loan Program--Qualifications of Sellers" in the related base prospectus for a general description of applicable seller/servicer eligibility requirements. Residential Funding's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is
(952) 857-7000. Residential Funding conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas, Maryland, Pennsylvania and New York. Residential Funding finances its operations primarily through its securitization program.

      Residential Funding was founded in 1982 and began operations in 1986, acquiring, servicing and securitizing residential jumbo mortgage loans secured by first liens on one- to four-family residential properties. These jumbo mortgage loans, such as the mortgage loans described in this term sheet supplement, are originated under Residential Funding's "Jumbo A Program". GMAC LLC, previously General Motors Acceptance Corporation, purchased Residential Funding in 1990. Residential Funding also began to acquire and service both closed-end and revolving loans secured by second liens and subprime loans in 1995.

SPONSOR SECURITIZATION EXPERIENCE

      The following tables set forth the aggregate principal amount of publicly offered securitizations of mortgage loans sponsored by Residential Funding Company, LLC for the past five years. Residential Funding Company, LLC sponsored approximately $31.6 billion and $2.9 billion in initial aggregate principal amount of mortgage-backed securities in the 2002 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. Residential Funding Company, LLC sponsored approximately $61.8 billion and $3.0 billion in initial aggregate principal amount of mortgage-backed securities in the 2006 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

FIRST LIEN MORTGAGE LOANS

                                                                     YEAR ENDED DECEMBER 31,
                               ---------------------------------------------------------------------------------------------------
VOLUME BY AVERAGE OUTSTANDING
      PRINCIPAL BALANCE              2002                  2003                2004                  2005                2006
-----------------------------  ---------------       ---------------     ---------------       ---------------     ---------------
Prime Mortgages(1)             $16,177,753,813       $18,964,072,062     $11,953,278,792       $24,149,038,614     $40,241,885,054

Non-Prime Mortgages(2)         $15,475,700,554       $27,931,235,627     $24,408,531,445       $27,928,496,334     $21,581,547,796
                               ---------------       ---------------     ---------------       ---------------     ---------------

Total                          $31,653,454,367       $46,895,307,689     $36,361,810,237       $52,077,534,948     $61,823,432,850
                               ===============       ===============     ===============       ===============     ===============

Prime Mortgages(1)                       51.11%                40.44%              32.87%                46.37%              65.09%

Non-Prime Mortgages(2)                   48.89%                59.56%              67.13%                53.63%              34.91%
                               ---------------       ---------------     ---------------       ---------------     ---------------

Total                                   100.00%               100.00%             100.00%               100.00%             100.00%
                               ===============       ===============     ===============       ===============     ===============

    PERCENTAGE CHANGE FROM
        PRIOR YEAR(3)
-----------------------------
Prime Mortgages(1)                       (1.28)%               17.22%             (36.97)%              102.03%              66.64%

Non-Prime Mortgages(2)                  104.52%                80.48%             (12.61)%               14.42%             (22.73)%
                               ---------------       ---------------     ---------------       ---------------     ---------------

Total                                    32.14%                48.15%             (22.46)%               43.22%              18.71%
                               ===============       ===============     ===============       ===============     ===============

JUNIOR LIEN MORTGAGE LOANS

                                                                     YEAR ENDED DECEMBER 31,
                               ---------------------------------------------------------------------------------------------------
VOLUME BY AVERAGE OUTSTANDING
      PRINCIPAL BALANCE              2002                  2003                2004                  2005                2006
-----------------------------  ---------------       ---------------     ---------------       ---------------     ---------------
Prime Mortgages(1)             $ 2,875,005,049       $ 3,207,008,585     $ 2,085,015,925       $ 2,409,506,573     $ 3,012,549,922

Non-Prime Mortgages(2)                      --                    --                  --                    --                  --
                               ---------------       ---------------     ---------------       ---------------     ---------------

Total                          $ 2,875,005,049       $ 3,207,008,585     $ 2,085,015,925       $ 2,409,506,573     $ 3,012,549,922
                               ===============       ===============     ===============       ===============     ===============

Prime Mortgages(1)                      100.00%               100.00%             100.00%               100.00%             100.00%

Non-Prime Mortgages(2)                    0.00%                 0.00%               0.00%                 0.00%               0.00%
                               ---------------       ---------------     ---------------       ---------------     ---------------

Total                                   100.00%               100.00%             100.00%               100.00%             100.00%
                               ===============       ===============     ===============       ===============     ===============

   PERCENTAGE CHANGE FROM
       PRIOR YEAR (3)
-----------------------------

Prime Mortgages(1)                       17.90%                11.55%             (34.99)%               15.56%              25.03%

Non-Prime Mortgages(2)                      --                    --                  --                    --                  --
                               ---------------       ---------------     ---------------       ---------------     ---------------

Total Volume                             17.90%                11.55%             (34.99)%               15.56%              25.03%
                               ===============       ===============     ===============       ===============     ===============

FIRST LIEN MORTGAGE LOANS

                                                                     YEAR ENDED DECEMBER 31,
                               ---------------------------------------------------------------------------------------------------
     VOLUME BY AVERAGE
      NUMBER OF LOANS                2002                  2003                2004                  2005                2006
-----------------------------  ---------------       ---------------     ---------------       ---------------     ---------------
Prime Mortgages(1)                      68,077                86,166              55,773                91,631             141,188

Non-Prime Mortgages(2)                 136,789               200,446             170,696               173,796             132,069
                               ---------------       ---------------     ---------------       ---------------     ---------------

Total                                  204,866               286,612             226,469               265,427             273,257
                               ===============       ===============     ===============       ===============     ===============

Prime Mortgages(1)                       33.23%                30.06%              24.63%                34.52%              51.67%

Non-Prime Mortgages(2)                   66.77%                69.94%              75.37%                65.48%              48.33%
                               ---------------       ---------------     ---------------       ---------------     ---------------

Total                                   100.00%               100.00%             100.00%               100.00%             100.00%
                               ===============       ===============     ===============       ===============     ===============

   PERCENTAGE CHANGE FROM
       PRIOR YEAR (3)
-----------------------------

Prime Mortgages(1)                       17.87%                26.57%             (35.27)%               64.29%              54.08%

Non-Prime Mortgages(2)                   91.47%                46.54%             (14.84)%                1.82%             (24.01)%
                               ---------------       ---------------     ---------------       ---------------     ---------------

Total                                    58.56%                39.90%             (20.98)%               17.20%               2.95%
                               ===============       ===============     ===============       ===============     ===============

JUNIOR LIEN MORTGAGE LOANS

                                                                     YEAR ENDED DECEMBER 31,
                               ---------------------------------------------------------------------------------------------------
     VOLUME BY AVERAGE
      NUMBER OF LOANS                2002                  2003                2004                  2005                2006
-----------------------------  ---------------       ---------------     ---------------       ---------------     ---------------
Prime Mortgages(1)                      73,188                84,962              51,614                53,071              60,951

Non-Prime Mortgages(2)                      --                    --                  --                    --                  --
                               ---------------       ---------------     ---------------       ---------------     ---------------

Total                                   73,188                84,962              51,614                53,071              60,951
                               ===============       ===============     ===============       ===============     ===============

Prime Mortgages(1)                      100.00%               100.00%             100.00%               100.00%             100.00%

Non-Prime Mortgages(2)                    0.00%                 0.00%               0.00%                 0.00%               0.00%
                               ---------------       ---------------     ---------------       ---------------     ---------------

Total                                   100.00%               100.00%             100.00%               100.00%             100.00%
                               ===============       ===============     ===============       ===============     ===============

  PERCENTAGE CHANGE FROM
      PRIOR YEAR (3)
-----------------------------

Prime Mortgages(1)                       16.26%                16.09%             (39.25)%                2.82%              14.85%

Non-Prime Mortgages(2)                      --                    --                  --                    --                  --
                               ---------------       ---------------     ---------------       ---------------     ---------------

Total                                    16.26%                16.09%             (39.25)%                2.82%              14.85%
                               ===============       ===============     ===============       ===============     ===============

----------
(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3) Represents year to year growth or decline as a percentage of the prior year's volume.

           MASTER SERVICER SERVICING EXPERIENCE

      The following tables set forth the annual average outstanding principal balance, calculated as of year end of mortgage loans master serviced by Residential Funding Company, LLC for the past five years, and the annual average number of such loans for the same period. Residential Funding Company, LLC was the master servicer of a residential mortgage loan portfolio of approximately $68.2 billion and $4.1 billion in average outstanding principal amount during the 2002 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. Residential Funding Company, LLC was the master servicer of a residential mortgage loan portfolio of approximately $140.1 billion and $8.5 billion in average outstanding principal during the 2006 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

FIRST LIEN MORTGAGE LOANS

                                                                     YEAR ENDED DECEMBER 31,
                               ---------------------------------------------------------------------------------------------------
VOLUME BY AVERAGE OUTSTANDING
      PRINCIPAL BALANCE              2002                  2003                2004                  2005                2006
-----------------------------  ---------------       ---------------     ---------------       ---------------     ---------------
Prime Mortgages(1)             $43,282,264,857       $33,749,084,171     $32,453,682,854       $47,935,800,813     $83,052,457,702

Non-Prime Mortgages(2)         $24,910,565,613       $39,334,697,127     $50,509,138,736       $53,938,083,312     $57,013,557,376
                               ---------------       ---------------     ---------------       ---------------     ---------------

Total                          $68,192,830,470       $73,083,781,298     $82,962,821,591       $101,873,884,125    $140,066,015,078
                               ===============       ===============     ===============       ===============     ===============

Prime Mortgages(1)                       63.47%                46.18%              39.12%                47.05%              59.30%

Non-Prime Mortgages(2)                   36.53%                53.82%              60.88%                52.95%              40.70%
                               ---------------       ---------------     ---------------       ---------------     ---------------

Total                                   100.00%               100.00%             100.00%               100.00%             100.00%
                               ===============       ===============     ===============       ===============     ===============

    PERCENTAGE CHANGE FROM
        PRIOR YEAR (3)
-----------------------------

Prime Mortgages(1)                      (15.75)%              (22.03)%             (3.84)%               47.71%              73.26%

Non-Prime Mortgages(2)                   51.62%                57.90%              28.41%                 6.79%               5.70%
                               ---------------       ---------------     ---------------       ---------------     ---------------

Total Based on Average
Outstanding Principal Balance             0.57%                 7.17%              13.52%                22.79%              37.49%
                               ===============       ===============     ===============       ===============     ===============

JUNIOR LIEN MORTGAGE LOANS

                                                                     YEAR ENDED DECEMBER 31,
                               ---------------------------------------------------------------------------------------------------
VOLUME BY AVERAGE OUTSTANDING
       PRINCIPAL BALANCE             2002                  2003                2004                  2005                2006
-----------------------------  ---------------       ---------------     ---------------       ---------------     ---------------
Prime Mortgages(1)             $ 4,102,615,571       $ 4,365,319,862     $ 5,135,640,057       $ 5,476,133,777     $ 8,536,345,778

Non-Prime Mortgages(2)         $             0       $             0     $             0       $             0     $             0
                               ---------------       ---------------     ---------------       ---------------     ---------------

Total                          $ 4,102,615,571       $ 4,365,319,862     $ 5,135,640,057       $ 5,476,133,777     $ 8,536,345,778
                               ===============       ===============     ===============       ===============     ===============

Prime Mortgages(1)                      100.00%               100.00%             100.00%               100.00%             100.00%

Non-Prime Mortgages(2)                    0.00%                 0.00%               0.00%                 0.00%               0.00%
                               ---------------       ---------------     ---------------       ---------------     ---------------

Total                                   100.00%               100.00%             100.00%               100.00%             100.00%
                               ===============       ===============     ===============       ===============     ===============

    PERCENTAGE CHANGE FROM
        PRIOR YEAR (3)
-----------------------------

Prime Mortgages(1)                       16.79%                 6.40%              17.65%                 6.63%              55.88%

Non-Prime Mortgages(2)                      --                    --                  --                    --                  --
                               ---------------       ---------------     ---------------       ---------------     ---------------

Total Based on Average
Outstanding Principal Balance            16.79%                 6.40%              17.65%                 6.63%              55.88%
                               ===============       ===============     ===============       ===============     ===============

FIRST LIEN MORTGAGE LOANS

                                                                     YEAR ENDED DECEMBER 31,
                               ---------------------------------------------------------------------------------------------------
      VOLUME BY AVERAGE
       NUMBER OF LOANS               2002                  2003                2004                  2005                2006
-----------------------------  ---------------       ---------------     ---------------       ---------------     ---------------
Prime Mortgages(1)                     202,938               168,654             156,745               201,903             312,825

Non-Prime Mortgages(2)                 242,625               341,863             414,639               411,550             405,577
                               ---------------       ---------------     ---------------       ---------------     ---------------

Total                                  445,563               510,517             571,384               613,453             718,402
                               ===============       ===============     ===============       ===============     ===============

Prime Mortgages(1)                       45.55%                33.04%              27.43%                32.91%              43.54%

Non-Prime Mortgages(2)                   54.45%                66.96%              72.57%                67.09%              56.46%
                               ---------------       ---------------     ---------------       ---------------     ---------------

Total                                   100.00%               100.00%             100.00%               100.00%             100.00%
                               ===============       ===============     ===============       ===============     ===============

   PERCENTAGE CHANGE FROM
       PRIOR YEAR (3)
-----------------------------

Prime Mortgages(1)                      (14.71)%              (16.89)%             (7.06)%               28.81%              54.94%

Non-Prime Mortgages(2)                   44.37%                40.90%              21.29%                (0.74)%             (1.45)%
                               ---------------       ---------------     ---------------       ---------------     ---------------

Total Based on Average Number
of Loans                                  9.74%                14.58%              11.92%                 7.36%              17.11%
                               ===============       ===============     ===============       ===============     ===============

JUNIOR LIEN MORTGAGE LOANS

                                                                     YEAR ENDED DECEMBER 31,
                               ---------------------------------------------------------------------------------------------------
     VOLUME BY AVERAGE
      NUMBER OF LOANS                2002                  2003                2004                  2005                2006
-----------------------------  ---------------       ---------------     ---------------       ---------------     ---------------
Prime Mortgages(1)                     118,773               127,833             147,647               143,713             199,652

Non-Prime Mortgages(2)                      --                    --                  --                    --                  --
                               ---------------       ---------------     ---------------       ---------------     ---------------

Total                                  118,773               127,833             147,647               143,713             199,652
                               ===============       ===============     ===============       ===============     ===============

Prime Mortgages(1)                      100.00%               100.00%             100.00%               100.00%             100.00%

Non-Prime Mortgages(2)                    0.00%                 0.00%               0.00%                 0.00%               0.00%
                               ---------------       ---------------     ---------------       ---------------     ---------------

Total                                   100.00%               100.00%             100.00%               100.00%             100.00%
                               ===============       ===============     ===============       ===============     ===============

   PERCENTAGE CHANGE FROM
       PRIOR YEAR (3)
-----------------------------

Prime Mortgages(1)                       14.16%                 7.63%              15.50%                (2.66)%             38.92%

Non-Prime Mortgages(2)                      --                    --                  --                    --                  --
                               ---------------       ---------------     ---------------       ---------------     ---------------

Total Based on Average Number
of Loans                                 14.16%                 7.63%              15.50%                (2.66)%             38.92%
                               ===============       ===============     ===============       ===============     ===============

----------
(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3) Represents year to year growth or decline as a percentage of the prior year's volume.

      Residential Funding's overall procedures for originating and acquiring mortgage loans are described under "Mortgage Loan Program" in the related base prospectus. Residential Funding's material role and responsibilities in this transaction, including as master servicer, are described in the related base prospectus under "Mortgage Loan Program--Qualifications of Sellers" and
"--Limited Right of Substitution" and in this term sheet supplement under "Pooling and Servicing Agreement - The Master Servicer and Subservicers -Master Servicer."

      Residential Funding's wholly-owned subsidiary, Homecomings Financial, LLC, or Homecomings, may have originated and sold to Residential Funding certain of the mortgage loans included in the mortgage pool. Residential Funding's affiliate, GMAC Mortgage, LLC may subservice certain of the mortgage loans included in the mortgage pool. See "Affiliations Among Transaction Parties," and "Pooling and Servicing Agreement-The Master Servicer and Subservicers" in this term sheet supplement.

                     AFFILIATIONS AMONG TRANSACTION PARTIES

      The diagram below illustrates the ownership structure among the affiliated transaction parties.

                           --------------------------
                                    GMAC LLC
                                     (GMAC)
                           --------------------------
                                        |
                                        |
                                        |
                           --------------------------

                            Residential Capital, LLC

                           --------------------------
                                        |
         |------------------------------|---------------------------------|
         |                              |                                 |
 ------------------     --------------------------------    ----------------------------
 GMAC Mortgage, LLC     Residential Funding Company, LLC    Residential Funding Mortgage
    (Subservicer)         (Sponsor and Master Servicer)          Securities I, Inc.
                                                                     (Depositor)
 ------------------     --------------------------------    ----------------------------
                                        |
                                        |
                                        |
                           --------------------------
                           Homecomings Financial, LLC
                                  (Subservicer)
                           --------------------------

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      The mortgage pool for each series will consist of hybrid adjustable rate mortgage loans, divided into one or more loan groups. The mortgage loans are secured by first liens on fee simple or leasehold interests in one- to four-family residential real properties or an interest in shares issued by a cooperative apartment corporation and the related proprietary lease. The mortgage pool will consist of conventional adjustable-rate first lien mortgage loans with terms to maturity of not more than 40 years from the date of origination.

      Generally, the mortgage rate on the mortgage loans in each loan group will be fixed for a period and then adjustable for the remainder of the term of the mortgage loan. The duration of this fixed period may be different for each loan group. For example, each mortgage loan in a specific group may have a fixed rate for five years after origination, and then an adjustable rate for the remainder of the term of the mortgage loan while each mortgage loan in a different group may have a fixed rate for seven years after origination, and then an adjustable rate for the remainder of the term of the mortgage loan.

      All of the mortgage loans included in the trust established for any series have been or will be purchased by the depositor through its affiliate, Residential Funding, or Homecomings Financial, LLC, or Homecomings, a wholly-owned subsidiary of Residential Funding, from unaffiliated sellers as described in this term sheet supplement and in the related base prospectus, or affiliated sellers.

      The mortgage loans included in the trust for any series will be selected for inclusion in the mortgage pool from among mortgage loans purchased in connection with the Jumbo A Program described below based on the Sponsor's assessment of investor preferences and rating agency criteria.

      The depositor and Residential Funding will make certain limited representations and warranties regarding the mortgage loans included in the trust established for any series as of the date of issuance of the certificates of that series. The depositor and Residential Funding will be required to repurchase or substitute for any mortgage loan included in the related mortgage pool as to which a breach of its representations and warranties with respect to that mortgage loan occurs, if such breach materially and adversely affects the interests of the certificateholders of that series in any of those mortgage loans (without regard to any applicable financial guaranty insurance policy for any class of that series). Residential Funding will not assign to the depositor, and consequently the depositor will not assign to the trustee for the benefit of the certificateholders, any of the representations and warranties made by the mortgage collateral sellers or the right to require the related mortgage collateral seller to repurchase any such mortgage loan in the event of a breach of any of its representations and warranties. Accordingly, the only representations and warranties regarding the mortgage loans included in the trust established for any series that will be made for the benefit of the related certificateholders of that series will be the limited representations and warranties made by Residential Funding and the depositor described in this paragraph. See "Mortgage Loan Program--Representations with Respect to the Mortgage Loans" in the related base prospectus.

      A limited amount of losses on mortgage loans as to which there was fraud in the origination of those mortgage loans will be covered by the subordination provided by the related Class M Certificates and Class B Certificates of that series as described in this term sheet supplement under "Description of the Certificates--Allocation of Losses; Subordination," and, subject to any applicable limitations, all such losses allocated to a class of Insured Certificates of any series will be covered by the applicable financial guaranty insurance policy.

      Certain aspects of Cooperative Loans that may be included in the trust established for any series differ from those of other types of mortgage loans. See "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Cooperative Loans" in the related base prospectus.

LOAN GROUPS

      As more fully described in any final term sheet for that series, the mortgage loans included in the trust established for any series will be divided into one or more groups based on the certain payment, maturity, geographical or other characteristics.

      If there is more than one loan group, each loan group of any series will be assigned a numerical designation, such as loan group I and loan group II, and the mortgage loans included therein may be referred to as the group I loans and the group II loans, respectively.

      Payments received on the mortgage loans included in any loan group will be distributed to the classes of related offered certificates, as more fully described any final term sheet for that class and this term sheet supplement.

      As used in this term sheet supplement, references to the related (or words of similar effect) loan group will mean the loan group or loan groups from which a class of certificates will receive distributions of principal and interest, and references to the related (or words of similar effect) mortgage loans will mean the mortgage loans in the loan group or loan groups from which a class of certificates will receive distributions of principal and interest.

      The original mortgages for many of the mortgage loans included in the trust established for any series have been, or in the future may be, at the sole discretion of the master servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R) System. In some other cases, the original mortgage was or may be recorded in the name of the originator of the mortgage loan, record ownership was or will be later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. For additional information regarding the recording of mortgages in the name of MERS see "Certain Yield and Prepayment Considerations--Realized Losses and Interest Shortfalls" in this term sheet supplement and "Description of the Certificates--General" in the related base prospectus.

      A portion of the mortgage loans included in any loan group for any series may be subject to the Homeownership and Equity Protection Act of 1994, as amended, as of the closing date for that series, and a portion of the mortgage loans included in any loan group for any series may be loans that, under applicable state or local law in effect at the time of origination of the loan, are referred to as (1) "high cost" or "covered" loans or (2) any other similar designation if the law imposes greater restrictions or additional legal liability for residential mortgage loans with high interest rates, points and/or fees. See "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Homeownership Act and Similar State Laws" in the related base prospectus.

      A portion of the mortgage loans included in any loan group for any series may be 30 days or more delinquent in payment of principal and interest. For a description of the methodology used to categorize mortgage loans as delinquent, see "--Static Pool Information" in this term sheet supplement.

      A portion of the mortgage loans included in a loan group for any series may be balloon loans that do not fully amortize, if at all, providing for a substantial principal payment due at maturity.

      A portion of the mortgage loans included in a loan group for any series, in lieu of an appraisal, may obtain a valuation of the mortgage property by using an automated valuation platform developed by Residential Funding. See "Automated Valuation Platform" in this term sheet supplement.

      In addition, a portion of the mortgage loans included in any loan group for any series may be Buy-Down Mortgage Loans and/or mortgage loans that have been made to an international borrower.

      A portion of the mortgage loans included in a loan group for any series will require mortgagors to pay interest only on those mortgages for an initial period of varying duration. Under the terms of these loans, borrowers are required to pay only accrued interest each month, with no corresponding principal payments, until the end of the interest only period. Once the interest only period ends, principal payments are required to amortize the loan over its remaining term, in addition to accrued interest.

      Certain of the stipulations on the characteristics of the mortgage loans included in the trust established for any series may be stipulations regarding the Credit Scores of the related mortgagors. Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. In addition, Credit Scores may be obtained by Residential Funding after the origination of a mortgage loan if the seller does not provide to Residential Funding a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, for example, the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the mortgage loans included in the trust established for any series or that any mortgagor's Credit Score would not be lower if obtained as of the date of issuance of a series of certificates.

      A portion of the mortgage loans included in the trust established for any series may provide for payment of a prepayment charge for partial prepayments and prepayments in full, other than a prepayment occurring upon the sale of property securing a mortgage loan. The prepayment charge generally applies to prepayments made within up to five years following the origination of such mortgage loan. The amount of the prepayment charge is generally equal to six months' advance interest on the amount of the prepayment that, when added to all other amounts prepaid during the twelve-month period immediately preceding the date of prepayment, exceeds twenty percent (20%) of the original principal amount of the mortgage loan. Prepayment charges received on the mortgage loans included in the trust established for any series will not be available for distribution on the certificates included in that series.

See "Certain Yield and Prepayment  Considerations" in this term sheet supplement
and  "Certain  Legal  Aspects  of  the  Mortgage   Loans--Default  Interest  and
Limitations on Prepayments" in the related base prospectus.

MORTGAGE RATE ADJUSTMENT

      The mortgage rates on some of the mortgage loans will remain fixed for an initial period and thereafter will adjust periodically, generally semi-annually or annually, to a rate equal to the sum of an index and the note margin set forth in the related mortgage note, subject to certain limitations.

      In the event that the related index specified in a mortgage note is no longer available, an index reasonably acceptable to the trustee that is based on comparable information will be selected by the master servicer.

      The amount of the monthly payment on each mortgage loan will generally be adjusted semi-annually or annually, as applicable, on the due date of the month following the month in which the adjustment date occurs to equal the amount necessary to pay interest at the then-applicable mortgage rate and to fully amortize the outstanding stated principal balance of each mortgage loan over its remaining term to stated maturity. As of the cut-off date for any series, some or all of the mortgage loans of that series may have not yet reached their first adjustment date. The mortgage loans will have various adjustment dates, note margins and limitations on the mortgage rate adjustments, as described below.

      The initial mortgage rate in effect on a mortgage loan generally will be lower, and may be significantly lower, than the mortgage rate that would have been in effect based on the related index and note margin. Therefore, unless the related index declines after origination of a mortgage loan, the related mortgage rate will generally increase on the first adjustment date following origination of the mortgage loan subject to the periodic rate cap. The repayment of the mortgage loans will be dependent on the ability of the mortgagors to make larger monthly payments following adjustments of the mortgage rate. Mortgage loans that have the same initial mortgage rate may not always bear interest at the same mortgage rate because these mortgage loans may have different adjustment dates, and the mortgage rates therefore may reflect different related index values, note margins, maximum mortgage rates and minimum mortgage rates. The Net Mortgage Rate with respect to each mortgage loan as of the cut-off date for any series will be set forth in the related mortgage loan schedule attached to the related pooling and servicing agreement.

      Because of the periodic rate caps and the generally lower initial mortgage rates on the mortgage loans, in a rising interest rate environment the mortgage rate on the adjustable rate mortgage loans may be lower than prevailing mortgage rates for an extended period of time and therefore the related Senior Net WAC Rate and Class M Net WAC Rate will initially be less than it would have been if all of the related mortgage loans already adjusted to their fully-indexed rate.

SHARIA MORTGAGE LOANS

      A portion of the mortgage loans included in any loan group for any series may be Sharia mortgage loans. Sharia mortgage loans are mortgage loans that have been structured to comply with Islamic religious law, which prohibits the charging of interest on loans. Generally, ownership of the mortgaged property securing a Sharia mortgage loan is vested in two co-owners, the borrower, referred to as the "consumer", and an indirect wholly-owned subsidiary of the originator, referred to as the "co-owner," pursuant to a co-ownership agreement. Both the consumer and co-owner possess certain rights, which indicate their respective rights of ownership, under the co-ownership agreement, including the "indicia of ownership". Certain indicia of ownership, such as the sole right to occupy the property and the obligation to pay taxes on the property, belong to the consumer, and other indicia of ownership, such as the right of re-entry for purposes of inspection of the property and the ability to cure any defects regarding the property, belong to the co-owner. The consumer is obligated to make monthly payments to the co-owner pursuant to an obligation to pay. Each monthly payment is comprised of a "profit payment" and an "acquisition payment". The profit payment is made in consideration of the consumer's exclusive right to use and enjoy the mortgaged property. The sum of the acquisition payments required to be made under the obligation to pay will equal the portion of the purchase price or refinance amount paid by the co-owner at the time of origination. A lien on the mortgaged property to secure the obligations of the consumer under the obligation to pay and the co-ownership agreement is established pursuant to a mortgage or security instrument, which is filed in the real property records of the applicable recording office. The originator's security interest in both the co-owner's and the consumer's interest in the mortgaged property, along with the rights under the co-ownership agreement and the obligation to pay, will be assigned to the trust as the originator's assignee. Title to the mortgaged property is retained by the consumer and the co-owner or the consumer alone. Upon a default by the consumer under the obligation to pay or the co-ownership agreement, the trust, as the originator's assignee, will have the power to sell the property and use the proceeds of the sale to satisfy the full amount owed by the consumer under the obligation to pay and the co-ownership agreement.

      For all purposes under this term sheet supplement, the profit factor on any Sharia mortgage loan will be deemed to be the mortgage rate on that mortgage loan, any amounts received with respect to the profit payment for any Sharia mortgage loan will be deemed to be interest collected on that mortgage loan, any amounts received with respect to the acquisition payment for any Sharia mortgage loan will be deemed to be principal collected on that mortgage loan, references in this term sheet supplement to a note or mortgage note will be deemed to be references to the obligation to pay for any Sharia mortgage loan and references in this term sheet supplement to a mortgage will be deemed to be references to a mortgage or security instrument, as applicable, for any Sharia mortgage loan.

STATIC POOL INFORMATION

      Current static pool data with respect to mortgage loans master serviced by Residential Funding is available on the internet at www.gmacrfcstaticpool.com (the "Static Pool Data"). Information presented under "RFMSI" as the issuer/shelf and "SA" as the series will include information regarding prior securitizations of mortgage loans that are similar to the mortgage loans included in the mortgage pool for any series, based on underwriting criteria and credit quality.

      As used in the Static Pool Data, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the next following monthly scheduled due date; "60 to 89 days" or "60 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the second following monthly scheduled due date; and so on. The determination as to whether a loan falls into these categories is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

      From time to time, the master servicer or a subservicer will modify a mortgage loan, recasting monthly payments for delinquent borrowers who have experienced financial difficulties. Generally such borrowers make payments under the modified terms for a trial period, before the modifications become final. During any such trial period, delinquencies are reported based on the mortgage loan's original payment terms. The trial period is designed to evaluate both a borrower's desire to remain in the mortgaged property and, in some cases, a borrower's capacity to pay a higher monthly payment obligation. The trial period generally may extend to up to six months before a modification is finalized. Once the modifications become final, delinquencies are reported based on the modified terms. Generally if a borrower fails to make payments during a trial period, the mortgage loan goes into foreclosure. Historically, the master servicer has not modified a material number of mortgage loans in any pool. Furthermore, the rating agencies rating the certificates impose certain limitations on the ability of the master servicer to modify loans.

      Charge offs are taken only when the master servicer has determined that it has received all payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

      There can be no assurance that the delinquency and foreclosure experience set forth in the Static Pool Data will be representative of the results that may be experienced with respect to the mortgage loans included in the trust established for any series.

PRIMARY MORTGAGE INSURANCE AND PRIMARY HAZARD INSURANCE

      Subject to limited exceptions, each of the mortgage loans included in the trust established for any series generally will be required to be covered by a standard hazard insurance policy, which is referred to as a primary hazard insurance policy. Subject to limited exceptions, each mortgage loan included in the trust established for any series with an LTV ratio at origination in excess of 80% will be insured by a primary mortgage insurance policy, which is referred to as a primary insurance policy, covering at least 30% of the balance of the mortgage loan at origination if the LTV ratio is between 95.00% and 90.01%, at least 25% of the balance of the mortgage loan at origination if the LTV ratio is between 90.00% and 85.01%, and at least 12% of the balance of the mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%.

      All of the primary insurance policies on the mortgage loans included in the trust established for any series were or will be issued by insurers having a claim paying ability, as of the cut-off date for that series, acceptable to the rating agencies for that series. The insurers may include but are not limited to one or more of Radian F/K/A Commonwealth, Triad Guaranty, Republic Mortgage Insurance N.C., Mortgage Guaranty Insurance Corporation, PMI Mortgage Insurance Co., United Guaranty Residential Ins. Co. and General Electric Mortgage Insurance Company, which, collectively, are referred to herein as the primary insurers. However, no assurance as to the actual ability of any of the primary insurers to pay claims can be given by the depositor, the issuing entity or the underwriters for the applicable series. See "Insurance Policies on Mortgage Loans" in the related base prospectus.

UNDERWRITING STANDARDS

      All of the mortgage loans in the mortgage pool were originated in accordance with the underwriting criteria of Residential Funding described under "Mortgage Loan Program--Underwriting Standards" in the related base prospectus. Residential Funding may perform only sample quality assurance reviews to determine whether the mortgage loans in any mortgage pool were underwritten in accordance with applicable standards. See "Mortgage Loan Program---Underwriting Standards" in the related base prospectus.

      The applicable underwriting standards include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with the underwriting standards described above if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with the underwriting standards described above, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors positively compensated for the criteria that were not satisfied.

AUTOMATED VALUATION PLATFORM

      In some cases, for mortgage loans underwritten through Residential Funding's automated underwriting system, in lieu of an appraisal, a valuation of the mortgaged property will be obtained by using an automated valuation platform developed by Residential Funding. There are multiple automated valuation models included in Residential Funding's automated underwriting system. Based upon, among other factors, the geographic area, price range and other attributes of a qualifying mortgage loan, a mortgage loan is directed to the appropriate automated valuation model for that particular mortgage loan. An automated valuation model evaluates, among other things, various types of publicly-available information such as recent sales prices for similar homes within the same geographic area and within the same price range. Residential Funding uses automated valuation models in lieu of full appraisals for qualifying first lien mortgage loans which meet specified underwriting criteria and receive an acceptable valuation.

ADDITIONAL INFORMATION

      A current report on Form 8-K will be available to purchasers of the offered certificates of any series and will be filed, by the issuing entity, in its own name, together with the pooling and servicing agreement for that series, including any applicable financial guaranty insurance policy for that series which will be attached as an exhibit to the related pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates of that series.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The trust will issue certificates pursuant to the pooling and servicing agreement. The certificates consist of certain publicly offered classes of certificates, which are referred to collectively as the offered certificates, and one or more classes of Class B Certificates which are not publicly offered. The various classes of Class A Certificates are referred to collectively as the Class A Certificates. The various classes of Class R Certificates are referred to collectively as the Class R, or Residual, Certificates. The various classes of Class A and Class R Certificates are referred to collectively as the Senior Certificates.

      The Senior Certificates of each group will be will be assigned a numerical designation, such as Class I-A and Class II-A, to denote the group to which the certificates below. The Senior Certificates of each group will receive payments on the mortgage loans in the related loan group, except as is otherwise set forth in this term sheet supplement.

      In addition, one or more classes of Class R Certificates, or the Residual Certificates, will be issued in connection with each series.

STACKED TRANSACTIONS

      For some series of certificates, referred to herein as Stacked Transactions, a separate group of subordinate certificates will be issued related solely to each group and assigned a numerical designation, such as Class I-M-1 and Class II-M-1, to denote the group to which the certificates below. These subordinate certificates will receive payments on the mortgage loans in the related loan group and will serve as credit enhancement solely for the related group of Senior Certificates, as described in this term sheet supplement.

      References to the related mortgage loans with respect to the subordinate certificates of any certificate group in a Stacked Transaction will mean the mortgage loans in the related loan group.

      In addition to the Senior Certificates in a Stacked Transaction, except as is otherwise set forth in any final term sheet and the prospectus supplement for that series, each series of certificates will include the following classes of subordinate certificates with respect to each loan group:

            o     Class M-1 Certificates;

            o     Class M-2 Certificates;

            o     Class M-3 Certificates;

            o     Class B-1 Certificates;

            o     Class B-2 Certificates; and

            o     Class B-3 Certificates.

CROSSED TRANSACTIONS

      For some series of certificates, referred to herein as Crossed Transactions, a separate group of subordinate certificates will be issued related to all Senior Certificates of that series. The subordinate certificates will be enumerated without a numerical designation to denote inclusion in a particular group, such as Class M-1 and Class M-2. These subordinate certificates will receive payments on the mortgage loans included in the trust established for that series and will serve as credit enhancement for all Senior Certificates of that series, as described in this term sheet supplement.

      References to the related mortgage loans with respect to the subordinate certificates in any Crossed Transaction will mean the mortgage loans.

      In addition to the Senior Certificates in a Crossed Transaction, except as is otherwise set forth in any final term sheet and the prospectus supplement for that series, each series of certificates will include the following classes of subordinate certificates:

            o     Class M-1 Certificates;

            o     Class M-2 Certificates;

            o     Class M-3 Certificates;

            o     Class B-1 Certificates;

            o     Class B-2 Certificates; and

            o     Class B-3 Certificates.

      As used in this term sheet supplement, the Class M Certificates refers to all of the Class M Certificates issued as part of the series, and the Class B Certificates refers to all of the Class B Certificates issued as part of the series. References to the related Class M Certificates, or words or similar effect with respect to the Class B certificates or any class thereof, will mean the Class M Certificates in the related certificate group, in the case of a Stacked Transaction, and all of the Class M Certificates, in the case of a Crossed Transaction.

      Only the Senior Certificates and the Class M Certificates of any series are offered hereby. See "Glossary" in the related base prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this term sheet supplement.

      The  offered  certificates  of any  series  may  consist  of any  one or a
combination   of   the   categories    described   in    "Description   of   the
Certificates--General" in the related base prospectus.

      The certificates of any series in the aggregate will evidence the entire beneficial ownership interest in the related trust. For any series, the trust will consist of:

o     the mortgage loans transferred to that trust;

o with respect to any class of Insured Certificates of that series, any applicable reserve fund and any applicable rounding account;

o cash deposited in respect of the mortgage loans transferred to that trust in the Custodial Account and in the Certificate Account and belonging to the trust;

o property acquired by foreclosure of the mortgage loans transferred to that trust or deed in lieu of foreclosure;

o any applicable primary insurance policies and primary hazard insurance policies; and

o     all proceeds of any of the foregoing.

      Except as is otherwise set forth in any final term sheet for any applicable class of certificates of any series, the Senior Certificates, other than the Residual Certificates, and the Class M Certificates for each series will be available only in book-entry form through facilities of The Depository Trust Company, or DTC, and are collectively referred to as the DTC registered certificates. The DTC registered certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants.

      Except as is otherwise set forth in any final term sheet of any applicable class of certificates of any series, the DTC registered certificates for each series will be issued in minimum denominations of: $100,000, in the case of the Class A and Class M-1 Certificates of each series, or $250,000 in the case of the Class M-2 Certificates and Class M-3 Certificates of each series, and, in each case, integral multiples of $1 in excess thereof; $1,000 and integral multiples of $1,000 in excess thereof, in the case of Insured Certificates of that series; and an initial notional amount of $2,000,000, and integral multiples of $1 in excess thereof in the case of any class of Interest Only Certificates of that series. The Residual Certificates will be issued in registered, certificated form in minimum denominations of a 20% percentage interest, except, in the case of one Residual Certificate of each class of Residual Certificates for any series as otherwise described in this term sheet supplement under "Material Federal Income Tax Consequences."

      The DTC registered certificates of any series will be represented by one or more certificates registered in the name of Cede & Co., as the nominee of DTC. No beneficial owner will be entitled to receive a certificate of any class in fully registered form, or a definitive certificate, except as described in this term sheet supplement under "--Book-Entry Registration of Certain of the Offered Certificates--Definitive Certificates." Unless and until definitive certificates are issued for the DTC registered certificates under the limited circumstances described in this term sheet supplement:

o     all  references to actions by  certificateholders  with respect to the DTC
      registered   certificates  shall  refer  to  actions  taken  by  DTC  upon instructions from its participants; and

o all references in this term sheet supplement to distributions, notices, reports and statements to certificateholders with respect to the DTC registered certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the DTC registered certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.

GLOSSARY OF TERMS

      The following terms are given the meanings shown below to help describe the cash flows on the certificates for any series:

      ACCRETION DIRECTED CERTIFICATES--For any series, any class of Class A Certificates related to any loan group that are categorized as Accretion Directed Certificates in any final term sheet for that class of certificates.

      ACCRETION TERMINATION DATE--For any class of Accretion Directed Certificates included in a series, the earlier of (a) the distribution date on which the aggregate Certificate Principal Balance of the Accretion Directed Certificates of that series is reduced to zero and (b) the Credit Support Depletion Date applicable to that class.

      ACCRUAL CERTIFICATES--For any series, any class of Class A Certificates that are categorized as Accrual Certificates in any final term sheet for that class of certificates.

      ACCRUAL DISTRIBUTION AMOUNT--With respect to any specified class or classes of Accrual Certificates of any series and each distribution date preceding the Accretion Termination Date for that class, an amount equal to the aggregate amount of Accrued Certificate Interest on such class or classes Accrual Certificates for that date which will be added to the Certificate Principal Balance thereof, and distributed in the manner described under "Description of the Certificates--Principal Distributions on the Senior Certificates" to the holders of the related class or classes of Accretion Directed Certificates of that series as principal in reduction of the Certificate Principal Balances thereof. Any distributions of the Accrual Distribution Amount for any specified classes or classes of Accrual Certificates to the related class or classes of Accretion Directed Certificates will reduce the Certificate Principal Balances of such related class or classes of certificates by that amount. The amount that is added to the Certificate Principal Balances of any class of Accrual Certificates will accrue interest at the pass-through rate for that class. On each distribution date on or after the Accretion Termination Date for a class of Accretion Directed Certificates of any series, the entire Accrued Certificate Interest on the related Accrual Certificates for that date will be payable to the holders of the related class of certificates, as interest to the extent not required to fully reduce the amounts of the Accretion Directed Certificates to zero on the Accretion Termination Date; provided, however, that if the Accretion Termination Date is the Credit Support Depletion Date, the entire Accrual Distribution Amount for that date will be payable as interest to the holders of the Accrual Certificates.

      ACCRUED CERTIFICATE INTEREST--With respect to any distribution date and any class of offered certificates of any series, an amount equal to (a) in the case of each class of offered certificates of that series, other than any Interest Only Certificates and Principal Only Certificates, interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the certificates of that class, immediately prior to that distribution date at the related pass-through rate and (b) in the case of the Interest Only Certificates of that series, interest accrued during the related Interest Accrual Period on the related Notional Amount immediately prior to that distribution date at the then-applicable pass-through rate on that class for that distribution date; in each case less interest shortfalls on the mortgage loans in the related loan group included in the trust established for that series, if any, allocated thereto for that distribution date to the extent not covered, with respect to the Senior Certificates for that series, by the subordination provided by the Class B Certificates and Class M Certificates of that series, or the related Class B Certificates and Class M Certificates of that series, in a Stacked Transaction, and, only with respect to any class of Insured Certificates of any series, by any applicable reserve fund and the additional credit enhancement provided by the applicable financial guaranty insurance policy for interest shortfalls on the mortgage loans in the related loan group other than Prepayment Interest Shortfalls or interest shortfalls due to application of the Relief Act, after depletion of any subordination, and, with respect to the Class M Certificates, to the extent not covered by the subordination provided by the Class B Certificates of that series, or the related Class B Certificates of that series, in the case of a Stacked Transaction, and any class or classes of Class M Certificates of that series, or the related Class M Certificates of that series, in the case of a Stacked Transaction having a lower payment priority, including in each case:

            (i) any Prepayment Interest Shortfall on the mortgage loans included in the related group to the extent not covered by the master servicer as described in this term sheet supplement under "Description of the Certificates--Interest Distributions";

            (ii) in the case of an Excess Transaction, the interest portions of Realized Losses for the related loan group, including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and
      Extraordinary Losses on the mortgage loans included in the trust established for that series not allocated through subordination;

            (iii) in the case of an Excess Transaction, the interest portion of any Advances that were made with respect to delinquencies on the mortgage loans included in the related loan group that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

            (iv) any other interest shortfalls on the mortgage loans included in the related loan group not covered by the subordination provided by the Class M Certificates or Class B Certificates of that series, or the related Class B Certificates and Class M Certificates of that series, in a Stacked Transaction, including interest shortfalls relating to the Servicemembers Civil Relief Act, or similar legislation or regulations, all allocated as described below.

The related Senior Percentage of such reductions in the case of the related loan group will be allocated among the holders of the related Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable from the related loan group on that distribution date absent these reductions. The remainder of these reductions will be allocated among the holders of the related Class M Certificates and the Class B Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable on that distribution date absent these reductions. In the case of each class of Class M Certificates, Accrued Certificate Interest on that class will be further reduced by the allocation of the interest portion of certain losses on the mortgage loans included in the trust established for that series, if any, as described below under "--Allocation of Losses;

Subordination." Accrued Certificate Interest on each class of Senior Certificates of any series related to a loan group (other than any Principal Only Certificates) will be distributed on a pro rata basis. Accrued Certificate Interest on each class of certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

      ADVANCE--With respect to any mortgage loan and any distribution date, an amount equal to the scheduled payments of principal and interest due on that mortgage loan during the related Due Period which were not received as of the close of business on the business day preceding the related determination date.

      AVAILABLE DISTRIBUTION AMOUNT--With respect to any distribution date and any series will be determined separately for each loan group of that series, and in each case will be an amount equal to the aggregate of:

      o the aggregate amount of scheduled payments on the mortgage loans included in the related loan group due during the related Due Period and received on or prior to the related determination date, after deduction of the related master servicing fees and any subservicing fees, which are collectively referred to as the servicing fees and payment of any premium and to the applicable Certificate Insurer with respect to any financial guaranty insurance policy related to that series;

      o all unscheduled payments on the mortgage loans included in the related loan group, including mortgagor prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for these mortgage loans occurring during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period;

      o all Advances on the mortgage loans included in the related loan group made for that distribution date, in each case net of amounts reimbursable therefrom to the master servicer and any subservicer; and,

      o with respect to a Crossed Transaction, any additional amounts to be included in the Available Distribution Amount with respect to such loan group from any other loan group as described under "Principal Distributions on the Senior Certificates--Cross-Collateralization Mechanics in a Crossed Transaction."

      In addition to the foregoing amounts, with respect to unscheduled collections on the mortgage loans included in the trust established for that series, not including mortgagor prepayments, the master servicer may elect to treat such amounts as included in the related Available Distribution Amount for the distribution date in the month of receipt, but is not obligated to do so. As described in this term sheet supplement under "--Description of the Certificates--Principal Distributions on the Senior Certificates," any amount with respect to which such election is so made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates. With respect to any distribution date, the determination date is the second business day prior to that distribution date.

      CAPITALIZATION REIMBURSEMENT AMOUNT--With respect to any distribution date and each loan group, the amount of Advances or Servicing Advances that were added to the outstanding principal balance of the mortgage loans in that loan group during the preceding calendar month and reimbursed to the master servicer or subservicer on or prior to such distribution date, plus the related Capitalization Reimbursement Shortfall Amount remaining unreimbursed from any prior distribution date for that series and reimbursed to the master servicer or subservicer on or prior to such distribution date. The master servicer or subservicer will be entitled to be reimbursed for these amounts only from the principal collections on the mortgage loans in that loan group.

      CAPITALIZATION REIMBURSEMENT SHORTFALL AMOUNT--With respect to any distribution date and each loan group, the amount, if any, by which the amount of Advances or Servicing Advances that were added to the principal balance of the mortgage loans in that loan group during the preceding calendar month exceeds the amount of principal payments on those mortgage loans included in the related Available Distribution Amount for that series on that distribution date.

      CERTIFICATE GROUP--With respect to each loan group, the related Senior Certificates.

      CERTIFICATE PRINCIPAL BALANCE--With respect to any offered certificate of any series, other than the Interest Only Certificates, as of any date of determination, an amount equal to the sum of (x) the initial Certificate Principal Balance of that certificate and (y) in the case of any class of Accrual Certificates, an amount equal to the Accrued Certificate Interest added to the Certificate Principal Balance of that class of Accrual Certificates on each distribution date prior to the applicable Accretion Termination Date, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that certificate and (b) any reductions in the Certificate Principal Balance of that certificate deemed to have occurred in connection with allocations of Realized Losses for that series in the manner described in this term sheet supplement, provided that, after the Certificate Principal Balances of the Class B Certificates for any series, or the related Class B Certificates in a Stacked Transaction, have been reduced to zero, the Certificate Principal Balance of any certificate of the class of Class M Certificates for that series, or the class of related Class M Certificates in a Stacked Transaction, outstanding with the highest payment priority to which Realized Losses, other than, in the case of an Excess Transaction, Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses and Extraordinary Losses, on the mortgage loans included in the trust established for that series have been allocated shall be increased by the percentage interest evidenced thereby multiplied by the amount of any Subsequent Recoveries thereon not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate, and the Certificate Principal Balance of the class of certificates, or related certificates in a Stacked Transaction, with a Certificate Principal Balance greater than zero with the lowest payment priority shall be further reduced by an amount equal to the percentage interest evidenced thereby multiplied by the excess, if any, of (i) the then-aggregate Certificate Principal Balance of all classes of certificates of that series then outstanding over (ii) the then-aggregate Stated Principal Balance of all of the mortgage loans, or the related mortgage loans in a Stacked Transaction.

      CLASS M NET WAC RATE--With respect to any distribution date and any class of Class M Certificates, a per annum rate equal to the weighted average of the Senior Net WAC Rate for each related loan group weighted on the basis of the Subordinate Component for that related loan group.

      CREDIT SUPPORT DEPLETION DATE--For any series that is a Crossed Transaction, the first distribution date on which the Senior Percentage equals 100%, and for any series that is a Stacked Transaction and each loan group, the first distribution date on which the aggregate Certificate Principal Balance of the related Class M Certificates and the related Class B Certificates has been reduced to zero.

      DECEASED  HOLDER--For  any  series  with a class  of  Random  Lot  Insured
Certificates, a beneficial owner of a Random Lot Insured Certificate of that class who was a natural person living at the time that holder's interest was acquired and whose executor or other authorized representative causes to be furnished to the participant, evidence of death satisfactory to the participant and any tax waivers requested by the participant.

      DUE DATE--With respect to any distribution date and any mortgage loan, the date during the related Due Period on which scheduled payments are due.

      DUE PERIOD--With respect to any distribution date, the calendar month in which the distribution date occurs.

      EXCESS BANKRUPTCY LOSSES--For any Crossed Transaction which is an Excess Transaction, Bankruptcy Losses on the mortgage loans in excess of the Bankruptcy Amount for that series, and for any Stacked Transaction which is an Excess Transaction, Bankruptcy Losses on the mortgage loans included in any loan group in excess of the related Bankruptcy Amount.

      EXCESS  FRAUD  LOSSES--For  any  Crossed  Transaction  which is an  Excess
Transaction, Fraud Losses on the mortgage loans in excess of the Fraud Loss Amount for that series, and for any Stacked Transaction which is an Excess Transaction, Fraud Losses on the mortgage loans included in any loan group in excess of the related Fraud Loss Amount.

      EXCESS SPECIAL HAZARD LOSSES--For any Crossed Transaction which is an Excess Transaction, Special Hazard Losses on the mortgage loans in excess of the Special Hazard Amount for that series, and for any Stacked Transaction which is an Excess Transaction, Special Hazard Losses on the mortgage loans included in any loan group in excess of the related Special Hazard Amount.

      EXCESS TRANSACTION--A Series of certificates whereby Fraud Losses, Bankruptcy Losses and Special Hazard Losses up to the Fraud Loss Amount,
Bankruptcy Amount and Special Hazard Amount, respectively, and Extraordinary Losses are allocated as set forth herein in a manner distinct from Realized Losses (other than Fraud Losses, Bankruptcy Losses, Special Hazard Losses and Extraordinary Losses).

      FINAL  DISPOSITION--With  respect to a defaulted  mortgage  loan,  a Final
Disposition is deemed to have occurred upon a determination by the master servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

      INSURED CERTIFICATES--For any series, any class of certificates specified to be insured certificates in any final term sheet for that class of certificates.

      INTEREST ACCRUAL PERIOD--With respect to all class of certificates and any distribution date, the calendar month preceding the month in which the distribution date occurs. Notwithstanding the foregoing, the distributions of interest on any distribution date for all classes of certificates will reflect interest accrued, and receipts for that interest accrued, on the mortgage loans for the preceding calendar month, as may be reduced by any Prepayment Interest Shortfall and other shortfalls in collections of interest to the extent described in this term sheet supplement.

      INTEREST  ONLY   CERTIFICATES--For  any  series,  any  class  of  Class  A
Certificates specified to be interest only certificates in any final term sheet for that class of certificates.

      NET MORTGAGE RATE--As to a mortgage loan included in the trust established for any series, the mortgage rate minus the rate per annum at which the related master servicing and subservicing fees accrue.

      NOTIONAL AMOUNT--With respect to any date of determination, the Notional Amount of any class of Interest Only Certificates included in that series will be the notional amount set forth in any final term sheet for that class of certificates. Reference to a Notional Amount is solely for convenience in specific calculations and does not represent the right to receive any distributions allocable to principal.

      PRINCIPAL ONLY CERTIFICATES--For any series, any other class of Class A Certificates specified to be principal only certificates in any final term sheet for that class of certificates.

      RANDOM LOT INSURED CERTIFICATES--For any series, any class of Insured Certificates of that series subject to random lot procedures and special rules regarding the procedures, practices and limitations applicable to the distribution of principal on the related mortgage loans, as described in this term sheet supplement and any final term sheet for that class.

      RECORD DATE--With respect to any certificates and any distribution date, the close of business on the last business day of the month next preceding the calendar month in which the Distribution Date occurs.

      ROUNDING ACCOUNT--For any series with a class of Random Lot Insured Certificates, a non-interest bearing account to be established on the closing date for that series as more fully described in any final term sheet for that class.

      SENIOR ACCELERATED DISTRIBUTION PERCENTAGE--For each loan group of any series and with respect to any distribution date occurring during the first seven years following the closing date for that series, 100%. The Senior Accelerated Distribution Percentage for any loan group for any distribution date occurring after the first seven years following the closing date for that series will be as follows:

      o with respect to any distribution date during the eighth year after the closing date for that series, the related Senior Percentage on that distribution date plus 70% of the related Subordinate Percentage on that distribution date;

      o with respect to any distribution date during the ninth year after the closing date for that series, the Senior Percentage on that distribution date plus 60% of the related Subordinate Percentage on that distribution date;

      o with respect to any distribution date during the tenth year after the closing date for that series, the related Senior Percentage on that distribution date plus 40% of the related Subordinate Percentage on that distribution date;

      o with respect to any distribution date during the eleventh year after the closing date for that series, the Senior Percentage on that distribution date plus 20% of the related Subordinate Percentage on that distribution date; and

      o with respect to any distribution date for that series thereafter, the related Senior Percentage on that distribution date.

      Any scheduled reduction to the Senior Accelerated Distribution Percentage for a loan group, described in the preceding paragraph, shall not be made as of any distribution date unless:

            (a) in the case of a Stacked Transaction, the outstanding principal balance of mortgage loans in the related loan group delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the related Class M Certificates and Class B Certificates, is less than 50%, or in the case of a Crossed Transaction, the outstanding principal balance of the mortgage loans included in any loan group delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M Certificates and Class B Certificates, is less than 50%, and

            (b) Realized Losses on the mortgage loans included in any loan group, in the case of a Crossed Transaction, or on the mortgage loans in the related loan group, in the case of a Stacked Transaction, to date for that distribution date, if occurring during the eighth, ninth, tenth, eleventh or twelfth year, or any year thereafter, after the closing date, are less than 30%, 35%, 40%, 45%, or 50%, respectively, of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates, in a Crossed Transaction, or the related Class M Certificates and Class B Certificates in a Stacked Transaction.

      Notwithstanding the foregoing, in the case of a Crossed Transaction, if:

o the weighted average of the Subordinate Percentages for all loan groups is equal to or in excess of twice the initial weighted average of the Subordinate Percentages for all loan groups; and

o the outstanding principal balance of mortgage loans included in any loan group delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M Certificates and Class B Certificates, does not exceed 50%; and

o for any distribution date during the first three years following the closing date for that series, cumulative Realized Losses on the mortgage loans included in any loan group do not exceed 20% of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates, and thereafter, cumulative Realized Losses on the mortgage loans included in any loan group do not exceed 30% of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates,

      then on any distribution date during the first three years following the closing date for that series, each Senior Accelerated Distribution Percentage for that distribution date will equal the related Senior Percentage for that distribution date plus 50% of the related Subordinate Percentage for that distribution date, and on any distribution date after the first three years following the closing date for that series, each Senior Accelerated Distribution Percentage for that distribution date will equal the related Senior Percentage for that distribution date.

      Notwithstanding the foregoing, in the case of a Stacked Transaction, if:

o the Subordinate Percentages for the related loan group is equal to or in excess of twice the initial Subordinate Percentage for that loan group; and

o the outstanding principal balance of mortgage loans included in the related loan group delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the related Class M Certificates and Class B Certificates, does not exceed 50%; and

o for any distribution date during the first three years following the closing date for that series, cumulative Realized Losses on the mortgage loans included in the related loan group do not exceed 20% of the sum of the initial Certificate Principal Balances of the related Class M Certificates and Class B Certificates, and thereafter, cumulative Realized Losses on the mortgage loans included in the related loan group do not exceed 30% of the sum of the initial Certificate Principal Balances of the related Class M Certificates and Class B Certificates, then on any distribution date during the first three years following the closing date for that series, the Senior Accelerated Distribution Percentage for that loan group on that distribution date will equal the related Senior
Percentage for that distribution date plus 50% of the related Subordinate Percentage for that distribution date, and on any distribution date after the first three years following the closing date for that series, the Senior Accelerated Distribution Percentage for that loan group on that distribution date will equal the related Senior Percentage for that distribution date.

      Notwithstanding the foregoing, in the case of a Crossed Transaction, if on any distribution date the weighted average of the Senior Percentages for all loan groups, weighted on the basis of the Stated Principal Balances of the mortgage loans included in any loan group, exceeds the weighted average of the initial Senior Percentages, calculated on such basis, each of the Senior Accelerated Distribution Percentages for that distribution date will once again equal 100%.

      Notwithstanding the foregoing, in the case of a Stacked Transaction, if on any distribution date the Senior Percentage for a loan group exceeds the initial Senior Percentage, the Senior Accelerated Distribution Percentage for that loan group on that distribution date will once again equal 100%.

      Notwithstanding the foregoing, upon reduction of the Certificate Principal Balances of the Senior Certificates related to a loan group to zero, the Senior Accelerated Distribution Percentage for that loan group will equal 0%.

      SENIOR INTEREST DISTRIBUTION AMOUNT--For any group of certificates in any series and with respect to any distribution date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of the related group of Senior Certificates for that series on that distribution date, including any Accrual Distribution Amount on any related class.

      SENIOR NET WAC RATE--With respect to any distribution date and each loan group, the weighted average of the Net Mortgage Rates of the mortgage loans in the related loan group as of the end of the calendar month immediately preceding the month in which such distribution date occurs.

      SENIOR PERCENTAGE--For each loan group of any series and with respect to each distribution date, the percentage equal to the aggregate Certificate Principal Balance of the related group of Senior Certificates immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans included in the related loan group immediately prior to that distribution date. The Senior Percentage will initially equal the approximate percentage set forth in any final term sheet for that series and will in no event exceed 100%. The Senior Percentage for each loan group will also be referred to in this term sheet supplement as the related Senior Percentage.

      SENIOR PRINCIPAL DISTRIBUTION AMOUNT--For each loan group of series and with respect to any distribution date, the lesser of (a) the balance of the related Available Distribution Amount remaining after the related Senior Interest Distribution Amount has been distributed and (b) the sum of:

            (i) the product of (A) the then-applicable related Senior Percentage and (B) the aggregate of the following amounts:

                  (1) the principal portion of all scheduled monthly payments on the mortgage loans in that loan group, due during the related Due Period, whether or not received on or prior to the related determination date, less the principal portion of Debt Service

            Reductions, which together with other Bankruptcy Losses on the related loan group are in excess of the related Bankruptcy Amount;

                  (2) the principal portion of all proceeds of the repurchase of a mortgage loan in that loan group or, in the case of a substitution, amounts representing a principal adjustment as required by the related pooling and servicing agreement during the preceding calendar month; and

                  (3) the principal portion of all other unscheduled collections received in respect of the mortgage loans in that loan group including Subsequent Recoveries, received during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a mortgage loan in the related loan group described in clause (ii) below, to the extent applied as recoveries of principal;

            (ii) in connection with the Final Disposition of a mortgage loan in that loan group (x) that occurred in the preceding calendar month and (y) in the case of an Excess Transaction, that did not result in any related Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of:

                  (1) the then-applicable related Senior Percentage of the Stated Principal Balance of that mortgage loan; and

                  (2) the then-applicable related Senior Accelerated Distribution Percentage of the related unscheduled collections on the mortgage loans included in that loan group, including Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal;

            (iii) the then-applicable related Senior Accelerated Distribution Percentage of the aggregate of all partial mortgagor prepayments on the mortgage loans in that loan group made during the preceding calendar month and mortgagor prepayments in full made during the related Prepayment Period in respect of the mortgage loans in the related loan group;

            (iv)  any  additional  amounts  from the  other  loan  groups  to be included in the Senior Principal Distribution Amount with respect to such loan group pursuant to the first paragraph under "--Principal Distributions on the Senior Certificates--Cross-Collateralization Mechanics in Crossed Transactions"; and

            (v) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to the Class M Certificates or Class B Certificates, or the related Class M and Class B Certificates, in a Stacked Transaction; minus

            (vi) the related Capitalization Reimbursement Amount for that series on such distribution date, multiplied by a fraction, the numerator of which is the related Senior Principal Distribution Amount for that series on such distribution date, without giving effect to this clause (vi), and the denominator of which is the sum of the principal distribution amounts for all classes of certificates derived from the related Available Distribution Amount, without giving effect to any reductions for the related Capitalization Reimbursement Amount.

      SENIOR SUPPORT CERTIFICATES--For any series, any class of Class A Certificates of that series specified to be senior support certificates in any final term sheet for that class of certificates.

      SUBORDINATE COMPONENT--With respect to each loan group and any distribution date, the aggregate Stated Principal Balance of the mortgage loans in that loan group for that distribution date minus the aggregate Certificate Principal Balance of the related Senior Certificates immediately prior to that distribution date.

      SUBORDINATE PERCENTAGE--For any loan group and as of any date of determination a percentage equal to 100% minus the Senior Percentage for that loan group as of that date.

      SUBSEQUENT   RECOVERIES--Subsequent   recoveries,   net  of   reimbursable
expenses, with respect to mortgage loans in the related loan group that have been previously liquidated and that resulted in a Realized Loss.

      SUPER  SENIOR   CERTIFICATES--For   any  series,  any  class  of  Class  A
Certificates of any series specified to be super senior certificates in any final term sheet for that class of certificates.

      SUPER SENIOR OPTIMAL PERCENTAGE--For any specified class or classes of Super Senior Certificates of any series and as to any distribution date on or after the applicable Credit Support Depletion Date for that class, a percentage expressed as a fraction, the numerator of which is the Certificate Principal Balance of those Super Senior Certificates immediately prior to that distribution date and the denominator of which is the aggregate Certificate Principal Balance of the related Senior Certificates immediately prior to that distribution date.

      SUPER SENIOR OPTIMAL PRINCIPAL DISTRIBUTION AMOUNT--For any specified class or classes of Super Senior Certificates of any series and as to any distribution date on or after the applicable Credit Support Depletion Date for that class and with respect to those Super Senior Certificates, an amount equal to the product of (a) the related Super Senior Optimal Percentage and (b) the amounts described in clause (b) of the definition of related Senior Principal Distribution Amount for that series.

INTEREST DISTRIBUTIONS

      Holders of each class of Senior Certificates of any series other than the Principal Only Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the related Available Distribution Amount on that distribution date, commencing on the first distribution date in the case of all classes of Senior Certificates of that series entitled to interest distributions, other than any class of Accrual Certificates of that series, and commencing on the Accretion Termination Date for that class in the case of those Accrual Certificates.

      Holders of each class of Class M Certificates of any series will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for the related loan group, in the case of a Stacked Transaction, and each related loan group, in the case of a Crossed Transaction, on that distribution date after distributions of interest and principal to the related Senior Certificates, reimbursements for some Advances on the mortgage loans to the master servicer and distributions of interest and principal to any class of related Class M Certificates of that series having a higher payment priority.

      As described in the definition of "Accrued Certificate Interest," Accrued Certificate Interest on each class of certificates of any series is subject to reduction in the event of specified interest shortfalls on the related mortgage loans allocable thereto. However, in the event that any such interest shortfall on the mortgage loans is allocated to a related class of Insured Certificates of that series, the amount of such allocated interest shortfall, subject to any applicable limitations, will be drawn under the applicable financial guaranty insurance policy for that class and distributed to the holders of that class of Insured Certificates; provided that:

            (i) no such draw will be made in respect of any such shortfall on the related mortgage loans caused by the Relief Act or similar legislation or regulations; and

            (ii) no such draw will be made in respect of any Prepayment Interest Shortfall on the related mortgage loans.

      Shortfalls described in clauses (i) and (ii) with respect to the mortgage loans related to that class of Insured Certificates may be covered by any amounts available in any applicable reserve fund for that class, if any, described in any final term sheet for that class. Notwithstanding the foregoing, if payments are not made as required under the financial guaranty insurance policy for any class of Insured Certificates of any series or if not otherwise covered by the applicable financial guaranty insurance policy, any interest shortfalls on the mortgage loans in the related loan group may be allocated to that class of Insured Certificates as set forth in the definition of "Accrued Certificate Interest."

      The Principal Only Certificates are not entitled to distributions of interest.

      Prepayment Interest Shortfalls will result because interest on prepayments in full is paid by the related mortgagor only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the Due Date in the month of prepayment.

      However, with respect to any distribution date for any series, any Prepayment Interest Shortfalls on the mortgage loans in the related loan group resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the certificateholders of that series on that distribution date will be offset by the master servicer, but only to the extent those Prepayment Interest Shortfalls do not exceed an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the mortgage loans in the related loan group immediately preceding that distribution date and (b) the sum of the master servicing fee payable to the master servicer for its master servicing activities and reinvestment income received by the master servicer on amounts payable with respect to the mortgage loans in the related loan group on that distribution date. No assurance can be given that the master servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the master servicer on any distribution date will not be reimbursed on any future distribution date. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this term sheet supplement.

      If on any distribution date the related Available Distribution Amount for each loan group of any series is less than Accrued Certificate Interest on the related Senior Certificates of that series for that distribution date, the shortfall will be allocated among the holders of all classes of related Senior Certificates in proportion to their respective amounts of Accrued Certificate Interest for that distribution date. In addition, the amount of any such interest shortfalls on the mortgage loans in the related loan group that are covered by subordination, specifically, interest shortfalls not described in clauses (i) through (iv) in the definition of Accrued Certificate Interest, will be unpaid Accrued Certificate Interest and will be distributable to holders of the certificates of that series entitled to those amounts on subsequent distribution dates, in each case to the extent of the Available Distribution Amount for the related loan group for that series after interest distributions as described in this term sheet supplement.

      These interest shortfalls could occur, for example, if delinquencies on the related mortgage loans included in the related loan group were exceptionally high and were concentrated in a particular month and Advances by the master servicer did not cover the shortfall. Any amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the master servicer or otherwise, except to the limited extent described in the third preceding paragraph with respect to Prepayment Interest Shortfalls.

      Prior to the distribution date on which the Accretion Termination Date for any class of any series with a class of Accrual Certificates occurs, interest shortfalls allocated to each class of Accrual Certificates of that series will reduce the amount that is added to the Certificate Principal Balance of that class in respect of Accrued Certificate Interest on that distribution date, and will result in a corresponding reduction of the amount available for distribution relating to principal on the related class or classes of Accretion Directed Certificates and will cause the Certificate Principal Balance of those certificates to be reduced to zero later than would otherwise be the case. See "Certain Yield and Prepayment Considerations" in this term sheet supplement. Because any interest shortfalls on the mortgage loans in the related loan group allocated to a class of Accrual Certificates of any series prior to the distribution date on which the Accretion Termination Date for that class occurs will result in the Certificate Principal Balance of that class being less than they would otherwise be, the amount of Accrued Certificate Interest that will accrue on that class in the future and the amount that will be available for distribution relating to principal on the related class or classes of Accretion Directed Certificates and that class of Accrual Certificates will be reduced.

      The pass-through rates on all classes of offered certificates of any series will be as described in any final term sheet for a class of certificates.

      The pass-through rate on the classes of Class A Certificates related to each loan group on any distribution date will equal the related Senior Net WAC Rate for such loan group, and the pass-through rate on any classes of Class M Certificates will equal the related Class M Net WAC Rate, in each case except as is otherwise set forth in any final term sheet for that class.

      As described in this term sheet supplement, the Accrued Certificate Interest allocable to each class of certificates of any series, other than the Principal Only Certificates, which are not entitled to distributions of interest, is based on the Certificate Principal Balance of that class or, in the case of the Interest Only Certificates, on the Notional Amount of that class.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

      The holders of the Senior Certificates of any series, other than the Interest Only Certificates, which are not entitled to distributions of principal, will be entitled to receive on each distribution date, in the priority described in this term sheet supplement and any final term sheet for that series and to the extent of the portion of the related Available
Distribution Amount remaining after the distribution of the related Senior Interest Distribution Amount, other than any Accrual Distribution Amount, a distribution allocable to principal equal to the sum of the related Senior Principal Distribution Amount and any applicable Accrual Distribution Amount for a class of Accrual Certificates in the related Certificate Group.

      After distribution of the related Senior Interest Distribution Amount, other than any Accrual Distribution Amount for a class of Accrual Certificates in the related Certificate Group, distributions of principal on each group of Senior Certificates on each distribution date will be made as follows:

      (a) For each group of certificates, prior to the occurrence of the applicable Credit Support Depletion Date for that loan group:

            (1) any Accrual Distribution Amount for a class of Accrual Certificates related to that loan group shall be distributed (x) first, to the related class or classes of Accretion Directed Certificates in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero, in accordance with the priority of payment set forth in any final term sheet for that class, and (y) second, to the related class or classes of Accrual Certificates, in reduction of the Certificate Principal Balances thereof, until the Certificate Principal Balances thereof have been reduced to zero; and

            (2) the related Senior Principal Distribution Amount shall be distributed to the Class A Certificates related to that loan group, other than any Interest Only Certificates, in the order of priority described in any final term sheet for that series.

      (b) On or after the occurrence of the Credit Support Depletion Date for any loan group of any series, all priorities relating to distributions as described in clause (a) above relating to principal among the Senior Certificates related to that loan group will be disregarded. Instead, an amount equal to the related Senior Principal Distribution Amount for that series will be distributed to the related Senior Certificates of that series remaining, pro rata in accordance with their respective outstanding Certificate Principal Balances; provided, however, that, to the extent set forth in any final term sheet for any applicable class, until reduction of the Certificate Principal Balance of any class or classes of Super Senior Certificates related to that loan group to zero, the aggregate amount distributable to any related class or classes of Senior Support Certificates and such class or classes of Super Senior Certificates in respect of the aggregate Accrued Certificate Interest thereon and in respect of their aggregate pro rata portion of the related Senior Principal Distribution Amount will be distributed among those certificates in the following priority: first, to such class or classes of Super Senior Certificates, up to an amount equal to the Accrued Certificate Interest thereon; second, to the related class or classes of Super Senior Certificates, up to an amount equal to the related Super Senior Optimal Principal Distribution Amount, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero; third, to the related class or classes of Senior Support Certificates, up to an amount equal to the Accrued Certificate Interest thereon; and fourth, to the related class or classes of Senior Support Certificates, the remainder, until the Certificate Principal Balance thereof has been reduced to zero.

      (c) After reduction of the Certificate Principal Balances of the Senior Certificates in a Certificate Group to zero but prior to the Credit Support
Depletion Date for the related loan group, the Senior Certificates in that Certificate Group will be entitled to no further distributions of principal and the related Available Distribution Amount for that series will be paid, subject, in the case of a Crossed Transaction, to the allocation of any payments to the Senior Certificates in any other Certificate Group as described under "--CROSS-COLLATERALIZATION MECHANICS IN A CROSSED TRANSACTION" below, solely to the holders of the Class M Certificates and Class B Certificates, or the related Class M and B Certificates in a Stacked Transaction, in each case as described in this term sheet supplement.

CROSS-COLLATERALIZATION MECHANICS IN A CROSSED TRANSACTION

      Notwithstanding the foregoing in the case of any Crossed Transaction, on any distribution date prior to the occurrence of the Credit Support Depletion Date that occurs after the reduction of the aggregate Certificate Principal
Balance of the Senior Certificates of any Certificate Group to zero, the outstanding Senior Certificates of the other Certificate Groups will be entitled to receive 100% of the mortgagor prepayments on the mortgage loans in the loan group related to Senior Certificates that have been fully paid, which amount shall be allocated, pro rata, between those Certificate Groups based on the aggregate Certificate Principal Balance of the related Senior Certificates. Such amounts allocated to Senior Certificates shall be treated as part of the related Available Distribution Amount and distributed as part of the related Senior
Principal Distribution Amount in accordance with the priorities set forth in clause (a)(2) under "Description of the Certificates--Principal Distributions on the Senior Certificates" above, in reduction of the Certificate Principal Balances thereof. Notwithstanding the foregoing, remaining Senior Certificates will not be entitled to receive mortgagor prepayments on the mortgage loans in a loan group related to Senior Certificates that have been fully paid if the following two conditions are satisfied: (1) the weighted average of the Subordinate Percentages for all loan groups for such distribution date, weighted on the basis of the Stated Principal Balances of the mortgage loans in the related loan group, is at least two times the weighted average of the initial Subordinate Percentages for all loan groups, calculated on that basis and (2) the outstanding principal balance of the mortgage loans in all loan groups delinquent 60 days or more days averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M Certificates and Class B Certificates, is less than 50%.

      In addition, on any distribution date prior to the occurrence of the Credit Support Depletion Date on which the aggregate Certificate Principal Balance of the Senior Certificates of any Certificate Group is greater than the aggregate Stated Principal Balance of the mortgage loans in the related loan group in each case after giving effect to distributions to be made on such distribution date, (1) 100% of the mortgagor prepayments otherwise allocable to the Class M Certificates and Class B Certificates on the mortgage loans in the other loan groups will be distributed to such undercollateralized Senior Certificates in accordance with the priorities set forth above in clause (a)(2) under "--Principal Distributions on the Senior Certificates," in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of such Senior Certificates equals the aggregate Stated
Principal Balance of the mortgage loans in the related loan group and (2) an amount equal to one month's interest at the pass-through rate for such undercollateralized Senior Certificates on the amount of such difference will be distributed, pro rata, from the Available Distribution Amount for the other loan groups otherwise allocable to the Class M Certificates and Class B Certificates, based on such amounts otherwise allocable to the Class M Certificates and Class B Certificates, as follows: first to pay any unpaid interest on such undercollateralized Senior Certificates and then to pay principal on those certificates in the manner described in (1) above. If more than one group of Senior Certificates is undercollateralized on a distribution date, amounts distributable to such groups pursuant to the preceding sentence will be allocated among such groups, pro rata, based upon the amount by which the aggregate Certificate Principal Balance of each such group exceeds the aggregate Stated Principal Balance of the mortgage loans in the related loan group.

PRINCIPAL DISTRIBUTIONS ON CERTAIN CLASSES OF INSURED CERTIFICATES

      A class of Insured Certificates for any series may be subject to random lot procedures and special rules regarding the procedures, practices and limitations applicable to the distribution of principal on the mortgage loans in the related loan group for that series.

      GENERAL. Beneficial owners of any class of Random Lot Insured Certificates have the right to request that distributions of principal be made with respect to their certificates on any distribution date on which that class of certificates is entitled to receive distributions of principal. As to distributions of principal among holders of any class of Random Lot Insured Certificates, Deceased Holders who request distributions will be entitled to first priority, and beneficial owners of any class of Random Lot Insured Certificates other than Deceased Holders, referred to as Living Holders, who request distributions will be entitled to a second priority.

      Prospective certificateholders in any class of Random Lot Insured Certificates of any series should be aware that distributions of principal on those certificates may be significantly earlier or later than the date that may be desired by that certificateholder. All such requested distributions are subject to the priorities described below under "--Priority of Requested Distributions" and are further subject to the limitation that they be made (i) only in lots equal to integral multiples of $1,000 of the related initial Certificate Principal Balance, each such certificate referred to as an Individual Insured Certificate and (ii) only to the extent that the portion of the Senior Principal Distribution Amount for the related loan group allocated to any class of Random Lot Insured Certificates on the applicable distribution date (plus any amounts available from the related Rounding Account for that series) provides sufficient funds for such requested distributions. To the extent that amounts available for distributions in respect of principal on any class of Random Lot Insured Certificates on any distribution date exceed the aggregate amount of the requests made by Deceased Holders and Living Holders for principal distributions applicable to that distribution date, such excess amounts will be distributed to the beneficial owners of any class of Random Lot Insured Certificates by random lot, as described below under "--Mandatory Distributions of Principal on any Class of Random Lot Insured Certificates" below.

      On each distribution date on which amounts are available for distribution in reduction of the Certificate Principal Balance of any class of Random Lot Insured Certificates of any series, the aggregate amount allocable to such distributions for that class will be rounded, as necessary, to an amount equal to an integral multiple of $1,000, except as provided below, in accordance with the limitations set forth in this term sheet supplement. Such rounding will be accomplished on the first distribution date on which distributions of principal on that class of Random Lot Insured Certificates are made by withdrawing from the related Rounding Account for that series the amount of funds, if any, needed to round the amount otherwise available for that distribution with respect to that class of Random Lot Insured Certificates upward to the next higher integral multiple of $1,000. On each succeeding distribution date on which distributions of principal on that class of Random Lot Insured Certificates are to be made, the aggregate amount allocable to that class of Random Lot Insured Certificates will be applied first to repay any funds withdrawn from the Rounding Account for that series on the prior distribution date, and then the remainder of such allocable amount, if any, will be similarly rounded upward through another withdrawal from the Rounding Account for that series and distributed in reduction of the Certificate Principal Balance of that class of Random Insured Lot Certificates. This process will continue on succeeding distribution dates until the Certificate Principal Balance of that class of Random Lot Insured Certificates has been reduced to zero. Thus, the aggregate distribution made in reduction of the Certificate Principal Balance of that class of Random Lot Insured Certificates on each distribution date may be slightly more or less than would be the case in the absence of such rounding procedures, but such difference will be no more than $999.99 on any distribution date. Under no circumstances will the sum of all distributions made in reduction of the Certificate Principal Balance of any class of Random Lot Insured Certificates of any series, through any distribution date, be less than the sum of such distributions that would have resulted in the absence of such rounding procedures.

      Notwithstanding any provisions in this term sheet supplement to the contrary, on each distribution date following the first distribution date on which any Realized Losses are allocated to the Insured Certificates of any series, including any Realized Losses allocated to the Insured Certificates for which payment is not made under the policy, distribution in reduction of the Certificate Principal Balance of the Insured Certificates will be made pro rata among the holders of the Insured Certificates in accordance with the outstanding Certificate Principal Balance and will not be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by random lot.

      There is no assurance that a beneficial owner of a Random Lot Insured Certificate of any series who has submitted a request for a distribution will receive the distribution at any particular time after the distribution is requested, since there can be no assurance that funds will be available for making those distributions on any particular distribution date, or, even if funds are available for making principal distributions on that class of Random Lot Insured Certificates, that such distributions will be made to any particular beneficial owner whether that beneficial owner is a Deceased Holder or a Living Holder. Also, due to the procedure for mandatory distributions described below under "--Mandatory Distributions of Principal on any Class of Random Lot Insured Certificates," there can be no assurance that on any distribution date on which the funds available for distribution in respect of principal of that class of Random Lot Insured Certificates exceed the aggregate amount of distributions requested by beneficial owners of certificates of that class, any particular beneficial owner will receive a principal distribution from those excess funds. THUS, THE TIMING OF DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE FOR ANY PARTICULAR RANDOM LOT INSURED CERTIFICATE, WHETHER OR NOT THE SUBJECT OF A REQUEST FOR DISTRIBUTION BY A DECEASED HOLDER OR A LIVING HOLDER, IS HIGHLY UNCERTAIN AND MAY BE MADE EARLIER OR LATER THAN THE DATE THAT MAY BE DESIRED BY A BENEFICIAL OWNER OF THAT CERTIFICATE.

      PRIORITY OF REQUESTED DISTRIBUTIONS. Subject to the limitations described in this term sheet supplement, including the timing and the order of the receipt of the request for distributions as described below under "--Procedure for Requested Distributions," beneficial owners of any class of Random Lot Insured Certificates of any series have the right to request that distributions be made in reduction of the Certificate Principal Balance of those certificates. On each distribution date on which distributions in reduction of the Certificate Principal Balance of any class of Random Lot Insured Certificates are made, those distributions will be made in the following order of priority among the beneficial owners of that class: (i) any request by a Deceased Holder, in an amount up to but not exceeding $100,000 per request; and (ii) any request by a Living Holder, in an amount up to but not exceeding $10,000 per request. Thereafter, distributions will be made as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions made by the beneficial owners of any class of Random Lot Insured Certificates of any series until all such requests have been honored.

      PROCEDURE FOR REQUESTED DISTRIBUTIONS. Under the current procedures of DTC, a beneficial owner may request that distributions in reduction of the Certificate Principal Balance of its Random Lot Insured Certificates be made on a distribution date by delivering a written request for those distributions to the participant or indirect participant that maintains the beneficial owner's account with respect to that class of Random Lot Insured Certificates so that such request is received by the trustee from DTC on DTC's "participant terminal system" on or before the close of business on the last business day of the month next preceding the month in which the related distribution date occurs, or the record date for such distribution date. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the participant under separate cover. Furthermore, those requests of Deceased Holders that are incomplete may not be honored by the participant. The participant shall forward a certification satisfactory to the trustee for that series certifying the death of the beneficial owner and the receipt of the appropriate death and tax waivers. The participant should in turn make the request of DTC (or, in the case of an indirect participant, such firm must notify the related participant of such request, which participant should make the request of DTC) on DTC's participant terminal system. The trustee will not accept a request from a person other than DTC. DTC may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for those requests for distributions received by it on the same day. None of the master servicer, the depositor, the related Certificate Insurer or the trustee shall be liable for any delay by DTC, any participant or any indirect participant in the delivery of requests for distributions or withdrawals of those distributions to the trustee or for any changes made to the procedures described herein by DTC, any participant or any indirect participant. Requests for distributions are to be honored in the order of their receipt (subject to the priorities described in the previous paragraph). The exact procedures to be followed by the trustee for purposes of determining the order of receipt of such requests will be those established from time to time by DTC. Requests for distributions of principal received by DTC and forwarded to the trustee on DTC's participant terminal system after the record date for such distribution date and requests for principal distributions received in a timely manner but not accepted with respect to a given distribution date, will be treated as requests for distributions on the next succeeding distribution date and each succeeding distribution date thereafter until each request is accepted or is withdrawn as described below. Each request for distributions in reduction of the Certificate Principal Balance of a Random Lot Insured Certificate of any series submitted by a beneficial owner of that certificate will be held on DTC's participant terminal system until such request has been accepted by the trustee or has been withdrawn by the participant in writing. Each Random Lot Insured Certificate of any series covered by that request will continue to bear interest at the related pass-through rate through the Interest Accrual Period related to such distribution date.

      In the case of a request on behalf of a Deceased Holder, the related participant shall forward certification satisfactory to the trustee certifying the death of the beneficial owner and the receipt of the appropriate death and tax waivers. Random Lot Insured Certificates of any series beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and the Random Lot Insured Certificates of any series so beneficially owned will be eligible to request priority with respect to distributions in reduction of the Certificate Principal Balance of those certificates, subject to the limitations stated in this term sheet supplement. Any Random Lot Insured Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest in that trust, but in no event will a trust's beneficiaries collectively be deemed to be beneficial owners of a number of Individual Insured Certificates greater than the number of Individual Insured Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a beneficial owner of the Random Lot Insured Certificates of any series beneficially owned by the trust but only to the extent of such beneficiary's beneficial interest in that trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Random Lot Insured Certificates of any series will be deemed to be the death of the beneficial owner of those certificates regardless of the registration of ownership, if that beneficial interest can be established to the satisfaction of the participant. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interest shall include the power to sell, transfer or otherwise dispose of a Random Lot Insured Certificate of any series and the right to receive the proceeds therefrom, as well as interest and distributions of principal with respect thereto. As used in this term sheet supplement, a request for a distribution in reduction of the Certificate Principal Balance of a Random Lot Insured Certificate of any series by a Deceased Holder shall mean a request by the personal representative, surviving tenant by the entirety, surviving joint tenant or a surviving tenant in common of the Deceased Holder.

      With respect to Random Lot Insured Certificates of any series as to which beneficial owners have requested distributions to be made on a particular distribution date and on which distributions of principal are being made, the trustee will notify DTC prior to that distribution date whether, and the extent to which, those certificates have been accepted for distributions. Participants and indirect participants holding Random Lot Insured Certificates of any series are required to forward such notices to the beneficial owners of those certificates. Individual Insured Certificates that have been accepted for a distribution will be due and payable on the applicable distribution date and will cease to bear interest after the Interest Accrual Period related to such distribution date.

      Any beneficial owner of a Random Lot Insured Certificate of any series who has requested a distribution may withdraw its request by so notifying in writing the participant or indirect participant that maintains that beneficial owner's account. In the event that such account is maintained by an indirect participant, the indirect participant must notify the related participant which in turn must forward the withdrawal of such request, on DTC's participant terminal system. If that notice of withdrawal of a request for distribution has not been received on DTC's participant terminal system on or before the record date for such distribution date, the previously made request for distribution will be irrevocable with respect to the making of distributions in reduction of the Certificate Principal Balance of that Random Lot Insured Certificate on the applicable distribution date.

      Mandatory Distributions of Principal on any Class of Random Lot Insured Certificates. To the extent, if any, that distributions in reduction of the Certificate Principal Balance of that class of Insured Certificates on a distribution date exceed the outstanding Certificate Principal Balance of that class of Random Lot Insured Certificates with respect to which distribution requests have been received by the applicable record date, additional Random Lot Insured Certificates of that class in lots equal to Individual Insured Certificates will be selected to receive principal distributions in accordance with the then-applicable established random lot procedures of DTC, and the then-applicable established procedures of the participants and indirect participants, which may or may not be by random lot. No prior notice will be provided by the depositor, the master servicer, the related Certificate Insurer or the trustee to the beneficial owners of the Random Lot Insured Certificates of that class for those distributions made by random lot. Investors may ask those participants or indirect participants what allocation procedures they use. Participants and indirect participants holding Random Lot Insured Certificates of that class selected for mandatory distributions of principal are required to provide notice of those mandatory distributions to the affected beneficial owners.

PRINCIPAL DISTRIBUTIONS ON THE CLASS M CERTIFICATES

      Holders of each class of the Class M Certificates of each series will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount for the related loan group, in the case of a Stacked Transaction, and each loan group, in the case of a Crossed Transaction, remaining after:

o the sum of the Senior Interest Distribution Amounts and Senior Principal Distribution Amounts is distributed;

o reimbursement is made to the master servicer for some Advances on the mortgage loans in the related loan group remaining unreimbursed following the final liquidation of the related mortgage loan to the extent described below under "Description of the Certificates--Advances";

o the aggregate amount of Accrued Certificate Interest and principal required to be distributed to any class of related Class M Certificates, in the case of a Stacked Transaction and any class of Class M Certificates, in the case of a Crossed Transaction, having a higher payment priority on that distribution date is distributed to holders of that class of Class M Certificates;

o the aggregate amount of Accrued Certificate Interest required to be distributed to that class of Class M Certificates on that distribution date is distributed to those Class M Certificates;

o     a distribution allocable to principal in the sum of the following:

            (i) such class's pro rata share, based on the Certificate Principal Balance of each class of related Class M Certificates and Class B Certificates, in the case of a Stacked Transaction, and each class of Class M and Class B Certificates, then outstanding, of the aggregate of the following amounts, to the extent not included in the Senior Principal Distribution Amount for the related loan group:

                  (1) the principal portion of all scheduled monthly payments on the related mortgage loans due during the related Due Period, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions, which together with other related Bankruptcy Losses for that series are in excess of the related Bankruptcy Amount for that series;

                  (2) the principal portion of all proceeds of the repurchase of a related mortgage loan or, in the case of a substitution, amounts representing a principal adjustment, as required by the related pooling and servicing agreement during the preceding calendar month; and

                  (3) the principal portion of all other unscheduled collections on the related mortgage loans, including Subsequent Recoveries, received during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a related mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal;

            (ii) that class' pro rata share, based on the Certificate Principal Balance of each class of related Class M Certificates and Class B Certificates, in the case of a Stacked Transaction, and of the Class M and Class B Certificates, in the case of a Crossed Transaction, then outstanding, of all amounts received in connection with the Final Disposition of a related mortgage loan, (x) that occurred during the preceding calendar month and (y) in the case of an Excess Transaction, that did not result in any related Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the related Senior Certificates;

            (iii) the portion of mortgagor prepayments in full on the related mortgage loans made by the respective mortgagors during the related Prepayment Period and the portion of partial mortgagor prepayments on the related mortgage loans made by the respective mortgagors during the preceding calendar month allocable to that class of Class M Certificates as described in the third succeeding paragraph; and

            (iv) if that class is the most senior class of related certificates, in the case of a Stacked Transaction, and most senior class of certificates, in a Crossed Transaction, then outstanding, with a Certificate Principal Balance greater than zero, an amount equal to the related Excess Subordinate Principal Amount for that series, if any, to the extent of related Eligible Funds for that series; minus

            (v) the Capitalization Reimbursement Amount for that loan group on such distribution date multiplied by a fraction, the numerator of which is the principal distribution amount for such class of related Class M Certificates, without giving effect to this clause (v), and the denominator of which is the sum of the principal distribution amounts for all classes of certificates of that series derived from the related Available Distribution Amount without giving effect to any reductions for the related Capitalization Reimbursement Amount.

      References in this term sheet supplement to "payment priority" of the Class M Certificates of any series refer to a payment priority among those classes of certificates as follows: (a) in the case of a Stacked Transaction, first, to the related Class M-1 Certificates; second, to the related Class M-2 Certificates; and third, to the related Class M-3 Certificates, and (b) in the case of a Crossed Transaction, first, to the Class M-1 Certificates; second, to the Class M-2 Certificates; and third, to the Class M-3 Certificates.

      As  to  each  class  of  Class  M  Certificates  of  any  series,  on  any distribution date, any Accrued Certificate Interest thereon remaining unpaid from any previous distribution date will be distributable to the extent of the related Available Distribution Amount available for that purpose. Notwithstanding the foregoing, if the Certificate Principal Balances of the related Class B Certificates, in the case of a Stacked Transaction, and the Class B Certificates, in the case of a Crossed Transaction, have been reduced to zero, on any distribution date, with respect to the class of related Class M Certificates, in the case of a Stacked Transaction, and Class M Certificates, in the case of a Crossed Transaction, outstanding on that distribution date with a Certificate Principal Balance greater than zero with the lowest payment priority, Accrued Certificate Interest thereon remaining unpaid from any previous distribution date will not be distributable, except in the limited circumstances provided in the related pooling and servicing agreement.

      All mortgagor prepayments on the mortgage loans in a loan group not otherwise distributable to the related Senior Certificates of that series will be allocated on a pro rata basis among the class of related Class M Certificates, in the case of a Stacked Transaction, and Class M Certificates, in the case of a Crossed Transaction, of that series with the highest payment priority then outstanding with a Certificate Principal Balance greater than zero and each other class of related Class M Certificates and Class B Certificates, in the case of a Stacked Transaction, and Class M Certificates and Class B
Certificates, in the case of a Crossed Transaction, of that series for which certain loss levels established for that class in the pooling and servicing agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class M-2, Class M-3 or Class B Certificates of that series, respectively, only if the sum of the current percentage interests in the related mortgage loans evidenced by that class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the related mortgage loans evidenced by that class and each class, if any, subordinate thereto.

      As  stated   above  under   "--Principal   Distributions   on  the  Senior
Certificates," the Senior Accelerated Distribution Percentage for each group will be 100% during the first seven years after the closing date, unless,

o the Certificate Principal Balances of the Senior Certificates of that series, in the case of a Crossed Transaction and the Certificate Principal Balances of the related Senior Certificates in the case of a Stacked Transaction, are reduced to zero before the end of that seven year period or

o the weighted average of the Subordinate Percentages for all loan groups, in the case of a Crossed Transaction and the Subordinate Percentages of the related loan groups in the case of a Stacked Transaction, has doubled as described in the definition of "Senior Accelerated Distribution Percentage" and the related loss and delinquency conditions are met, and will thereafter equal 100% whenever the weighted average of the Senior Percentages for all loan groups in the case of a Crossed Transaction weighted on the basis of the Stated Principal Balances of the mortgage loans in the related loan groups, exceeds the weighted average of the initial Senior Percentages, calculated on such basis or, in the case of a Stacked Transaction, the Senior Percentage of the related loan group exceeds the initial Senior Percentage of the related loan group. Furthermore, as described in this term sheet supplement, subject to the events described above, the related Senior Accelerated Distribution Percentage will exceed the related Senior Percentage during the eighth through eleventh years following the closing date for that series, and scheduled reductions to the related Senior Accelerated Distribution Percentage may be postponed due to the loss and delinquency experience of the related mortgage loans. Accordingly, each class of the Class M Certificates will not be entitled to any mortgagor prepayments on the related mortgage loans for at least the first seven years after the closing date for that series, unless the weighted average of the Subordinate Percentages for all loan groups in the case of a Crossed Transaction and the Subordinate Percentage of the related loan group in the case of a Stacked Transaction has doubled and the related loss and delinquency conditions are met, or the Certificate Principal Balances of the related Senior Certificates of that series have been reduced to zero before the end of such period and, in the case of a Crossed Transaction, the mortgagor prepayments from the related loan group are not payable to the holders of the Senior Certificates relating to the other loan groups as described under "--Principal Distributions on the Senior Certificates--Cross-Collateralization Mechanics in a Crossed Transaction" above, and may receive no mortgagor prepayments or a disproportionately small portion of mortgagor prepayments relative to the related Class M Percentage during certain periods after this seven year period. See "Description of the
Certificates--Principal Distributions on the Senior Certificates" in this term sheet supplement.

ALLOCATION OF LOSSES; SUBORDINATION

      The subordination provided to the Senior Certificates by the related Class B Certificates and Class M Certificates, in the case of a Stacked Transaction, and the Class B Certificates and Class M Certificates, in the case of a Crossed Transaction, and the subordination provided to each class of Class M Certificates by the related Class B Certificates and by any class of related Class M Certificates subordinate thereto, in the case of a Stacked Transaction, and by the Class B Certificates and by any class of Class M Certificates subordinate thereto, in the case of a Crossed Transaction, will cover Realized Losses on the mortgage loans included in the trust established for that series that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy Losses and Special Hazard Losses. Any Realized Losses on the mortgage loans included in the trust established for any series and, in the case of an Excess Transaction, which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, will be allocated as follows:

in the case of a Stacked Transaction,

o     FIRST, to the related Class B Certificates;

o     SECOND, to the related Class M-3 Certificates;

o     THIRD, to the related Class M-2 Certificates; and

o     FOURTH, to the related Class M-1 Certificates; and

in the case of a Crossed Transaction,

o     FIRST, to the Class B Certificates;

o     SECOND, to the Class M-3 Certificates;

o     THIRD, to the Class M-2 Certificates; and

o     FOURTH, to the Class M-1 Certificates

in each case until the Certificate Principal Balance of that class of certificates has been reduced to zero; and thereafter, among all the remaining classes of related Senior Certificates on a pro rata basis; provided, however, that all or any portion of such losses for any series otherwise allocable to any class or classes of Super Senior Certificates of that series will be allocated to the related class or classes of Senior Support Certificates of that series until the Certificate Principal Balance of the related Senior Support Certificates has been reduced to zero, as and to the extent described in any final term sheet for that series. Subject to any applicable limitations, Realized Losses on the mortgage loans included in the trust established for any series with a class of Insured Certificates that are allocated to that class of Insured Certificates will be covered by the applicable financial guaranty insurance policy.

      On any distribution date, Realized Losses will be allocated as described in this term sheet supplement after distributions of principal as described in this term sheet supplement.

      Investors in the Senior Certificates of a Crossed Transaction should be aware that because the Class M Certificates and Class B Certificates represent interests in all loan groups, the Certificate Principal Balances of the Class M Certificates and Class B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in one or more loan groups. Therefore, notwithstanding that Realized Losses on the mortgage loans in a loan group may only be allocated to the related Senior Certificates, the allocation to the Class M Certificates and Class B Certificates of Realized Losses on the mortgage loans in the other loan groups will reduce the subordination provided to such Senior Certificates by the Class M Certificates and Class B Certificates and increase the likelihood that Realized Losses on the mortgage loans in the related loan group may be allocated to any class of Senior Certificates.

      Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

o its Certificate Principal Balance, in the case of the principal portion of the Realized Loss, in each case until the Certificate Principal Balance of that class has been reduced to zero, provided that, in the case of a Crossed Transaction, no reduction shall reduce the aggregate Certificate Principal Balance of the certificates below the aggregate Stated Principal Balance of the mortgage loans included in the trust established for that series, and, in the case of a Stacked Transaction, the related certificates representing the related loan group below the aggregate Stated Principal Balance of the mortgage loans in that loan group; and

o the Accrued Certificate Interest thereon, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

      In addition, any allocation of a Realized Loss to a Class M Certificate of any series may also be made by operation of the payment priority to the related Senior Certificates of that series described under "Description of the Certificates--Principal Distributions on the Senior Certificates" and any class of related Class M Certificates, in the case of a Stacked Transaction, and Class M Certificates, in the case of a Crossed Transaction, with a higher payment priority.

      As used in this term sheet supplement, subordination refers to the provisions discussed above for the sequential allocation of Realized Losses on the mortgage loans included in the trust established for any series among the various classes of certificates for that series, as well as all provisions effecting those allocations including the priorities for distribution of cash flows in the amounts described in this term sheet supplement.

      In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the certificateholders of the related series, the master servicer or subservicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure, as described under "Description of the Certificates--Collection and Other Servicing Procedures" in the related base prospectus. However, the master servicer's and the subservicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with Residential Funding's program guide and may be implemented only by subservicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan included in the trust established for any series shall not be extended beyond the final scheduled distribution date for that series. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one-half of the mortgage rate as in effect on the applicable cut-off date, but not less than the applicable servicing fee rate. Further, the aggregate current principal balance of all mortgage loans included in the trust established for any series subject to modifications can be no more than five percent (5%) of the aggregate principal balance of those mortgage loans as of the cut-off date for that series, but this limit may increase from time to time with the consent of the rating agencies rating that series of certificates.

      Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of Accrued Certificate Interest payable on the offered certificates of the related series will not be affected by the servicing modification.

      Allocations of the principal portion of Debt Service Reductions for any series to each class of Class M Certificates and Class B Certificates of that series will result from the priority of distributions of the related Available Distribution Amount for that series as described in this term sheet supplement, which distributions shall be made first to the related Senior Certificates, second to the related Class M Certificates, in the case of a Stacked Transaction, and Class M Certificates, in the case of a Crossed Transaction, in the order of their payment priority and third to the related Class B Certificates, in the case of a Stacked Transaction, and Class B Certificates, in the case of a Crossed Transaction. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt Service Reductions on the mortgage loans included in the trust established for any series will not reduce the level of subordination for that series, as that term is defined in this term sheet supplement, until an amount in respect thereof has been actually disbursed to the Senior Certificateholders or the Class M Certificateholders of that series, as applicable.

      The holders of the offered certificates will not be entitled to any additional payments with respect to Realized Losses from amounts otherwise distributable on any classes of certificates subordinate thereto. Accordingly, the subordination provided to the related Senior Certificates of any series and to each class of related Class M Certificates , in the case of a Stacked Transaction, and Class M Certificates, in the case of a Crossed Transaction, by the respective classes of certificates subordinate thereto with respect to Realized Losses on the mortgage loans in the related loan group allocated on any distribution date will be effected primarily by increasing the related Senior Percentage, or the respective Class M

Certificates' allocable share, of future distributions of principal of the remaining mortgage loans in the related loan group. Thus, the Senior Certificates will bear the entire amount of losses on the mortgage loans in the related group that are not allocated to the related Class M Certificates and Class B Certificates, in the case of a Stacked Transaction, and Class M Certificates and Class B Certificates, in the case of a Crossed Transaction, of that series, which losses will be allocated among all classes of certificates in the related Certificate Group as described in this term sheet supplement.

      The related Senior Percentage of any, in the case of an Excess Transaction, Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other losses on a mortgage loan of a type not covered by subordination will be allocated as follows: among the related Certificate Group, the Class M Certificates and the Class B Certificates. Any Realized Losses so allocated to the related Senior Certificates in any loan group or the related Class M Certificates or Class B
Certificates will be allocated without priority among the various classes of related Senior Certificates or the related Class M Certificates or the related Class B Certificates; provided, however, that all or any portion of such losses for any series otherwise allocable to any class or classes of Super Senior Certificates of that series will be allocated to the related class or classes of Senior Support Certificates of that series until the Certificate Principal Balance of the related Senior Support Certificates has been reduced to zero, as and to the extent described in any final term sheet for that series.

      An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates of any series or any Certificate Group means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss on the related mortgage loans, or based on the Accrued Certificate Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss on the related mortgage loans; provided that in determining the Certificate Principal Balance of any class of Accrual Certificates of any series for the purpose of allocating any portion of a Realized Loss on the related mortgage loans to those certificates, the Certificate Principal Balance of those certificates shall be deemed to be the lesser of:

            o     the   original   Certificate   Principal   Balance   of  those
                  certificates, and

            o     the Certificate  Principal Balance of those certificates prior
                  to  giving  effect  to   distributions  to  be  made  on  that
                  distribution date.

      In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amounts and Senior Principal Distribution Amounts for each loan group, on each distribution date, holders of related Senior Certificates of each series have a right to distributions of the related Available Distribution Amount that is prior to the rights of the holders of the related Class M Certificates and Class B Certificates of that series, to the extent necessary to satisfy the related Senior Interest Distribution Amount and Senior Principal Distribution Amount. Similarly, holders of the Class M Certificates of each series have a right to distributions of the related Available Distribution Amount prior to the rights of holders of the Class B Certificates and holders of any class of Class M Certificates with a lower payment priority of that series. In addition, and to the extent set forth in any final term sheet for that class or those classes, holders of any class or classes of Super Senior Certificates will have a right, on each distribution date occurring on or after the Credit Support Depletion Date for that series, to that portion of the related Available Distribution Amount otherwise allocable to the related class or classes of Senior Support Certificates to the extent necessary to satisfy the Accrued Certificate Interest on the Super Senior Certificates and the related Super Senior Optimal Principal Distribution Amount.

      The application of the related Senior Accelerated Distribution Percentage for each series, when it exceeds the related Senior Percentage, to determine the related Senior Principal Distribution Amount will accelerate the amortization of the related Senior Certificates in the aggregate relative to the actual amortization of the mortgage loans in the related loan group. To the extent that the related Senior Certificates for any series in the aggregate are amortized faster than the mortgage loans in the related loan group, in the absence of offsetting Realized Losses allocated to the related Class M Certificates and Class B Certificates, the percentage interest evidenced by those related Senior Certificates in that loan group will be decreased, with a corresponding increase in the interest in that loan group evidenced by the Class M Certificates and the Class B Certificates, thereby increasing, relative to their respective Certificate Principal Balances, the subordination afforded those Senior Certificates by the related Class M Certificates and the Class B Certificates of that loan group collectively. In addition, if losses on the mortgage loans in the related loan group exceed the amounts described in this term sheet supplement under "--Principal Distributions on the Senior Certificates," a greater percentage of full and partial mortgagor prepayments will be allocated to the related Senior Certificates of that series in the aggregate than would otherwise be the case, thereby accelerating the amortization of those Senior Certificates relative to the related Class M Certificates and Class B Certificates of that series.

      With regards to any Crossed Transaction, prior to the occurrence of the Credit Support Depletion Date but after the reduction of the Certificate Principal Balances of the Senior Certificates related to a loan group to zero, the remaining related Senior Certificates will be entitled to receive, in addition to any mortgagor prepayments related to such certificates' respective loan group, 100% of the mortgagor prepayments on the mortgage loans in the loan groups related to the Senior Certificates that have been reduced to zero, subject to certain conditions as described under "--Principal Distributions on the Senior Certificates-- Cross-Collateralization Mechanics in a Crossed Transaction," thereby accelerating the amortization of such Senior Certificates relative to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

      The priority of payments, including principal prepayments related to that loan group established for any series, among the Class M Certificates of that series, as described in this term sheet supplement, also has the effect during some periods, in the absence of Realized Losses, of decreasing the percentage interest evidenced by any class of related Class M Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal Balance, the subordination afforded to that class of the related Class M Certificates by the related Class B Certificates and any class of related Class M Certificates with a lower payment priority of that series.

      In a Crossed Transaction which is an Excess Transaction, the Special Hazard Amount will be an amount acceptable to each rating agency rating any certificates of that series. As of any date of determination following the cut-off date for any series, the Special Hazard Amount shall equal the initial amount for that series less the sum of any amounts allocated through subordination relating to Special Hazard Losses on the mortgage loans included in the trust for that series. In addition, the Special Hazard Amount will be further reduced from time to time to an amount, if lower, that is not less than 1% of the outstanding principal balance of the mortgage loans.

      In a Stacked Transaction which is an Excess Transaction, the Special Hazard Amount for each loan group of any series will be an amount acceptable to each rating agency rating any certificates of that series. As of any date of determination following the cut-off date for any series, the Special Hazard
Amount shall equal the initial amount for that series less the sum of any amounts allocated through subordination relating to Special Hazard Losses on the related loan group. In addition, the Special Hazard Amount will be further reduced from time to time to an amount, if lower, that is not less than 1% of the outstanding principal balance of the related mortgage loans.

      In a Crossed  Transaction which is an Excess  Transaction,  the Fraud Loss
Amount  will  be  an  amount   acceptable  to  each  rating  agency  rating  any
certificates of that series, and in a Stacked

Transaction, the Fraud Loss Amount for each loan group of any series will be an amount acceptable to each rating agency rating any certificates of that series. The Fraud Loss Amount shall be reduced over the first five years after the closing date in accordance with the terms of the pooling and servicing agreement. After the first five years after the closing date, the Fraud Loss Amount will be zero.

      In a Crossed Transaction which is an Excess Transaction, the Bankruptcy Amount will be an amount acceptable to each rating agency rating any certificates of that series. As of any date of determination prior to the first anniversary of the cut-off date for that series, the Bankruptcy Amount will equal the initial amount for that series less the sum of any amounts allocated through subordination for such losses with respect to the mortgage loans included in the trust established for that series up to such date of determination. As of any date of determination on or after the first anniversary of the cut-off date for any series, the Bankruptcy Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount for that series as of the business day next preceding the most recent anniversary of the cut-off date for that series and (b) an amount calculated under the terms of the pooling and servicing agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses with respect to the mortgage loans included in the trust established for that series allocated solely to any Class M Certificates or Class B Certificates of that series through subordination since that anniversary.

      In a Stacked Transaction which is an Excess Transaction, the Bankruptcy Amount for each loan group of any series will be an amount acceptable to each rating agency rating any certificates of that series. As of any date of determination prior to the first anniversary of the cut-off date for that series, the Bankruptcy Amount will equal the initial amount for that loan group less the sum of any amounts allocated through subordination for such losses with respect to the related loan group up to such date of determination. As of any date of determination on or after the first anniversary of the cut-off date for any series, the Bankruptcy Amount for each loan group will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount for that loan group as of the business day next preceding the most recent anniversary of the cut-off date for that series and (b) an amount calculated under the terms of the pooling and servicing agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses with respect to the related loan group allocated solely to any related Class M Certificates or Class B Certificates of that series through subordination since that anniversary.

      Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the master servicer has notified the trustee in writing that:

o the master servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan; and

      either:

o the related mortgage loan is not in default with regard to payments due thereunder; or

o delinquent payments of principal and interest under the related mortgage loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments relating to that mortgage loan are being advanced on a current basis by the master servicer or a subservicer.

      In the case of an Excess Transaction, the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount for each loan group in a Stacked Transaction and for the mortgage loans in a Crossed Transaction may be further reduced as described in the related base prospectus under "Description of Credit Enhancement--Subordination."

      Notwithstanding the foregoing, with respect to any class of Insured Certificates of any series, the related financial guaranty insurance policy, subject to any applicable limitations set forth therein, will cover the interest and principal portions of all Realized Losses on the mortgage loans in the related loan group and allocated thereto. If such payments are not required to be made under the related financial guaranty insurance policy or are not made as required under the policy for any series, such Realized Losses allocated to the Insured Certificates of that series will be borne by the holders of such certificates.

ADVANCES

      Prior to each distribution date, the master servicer is required to make Advances of payments which were due on the mortgage loans on the Due Date in the related Due Period and not received by the business day next preceding the related determination date.

      These Advances are required to be made on the mortgage loans included in the trust established for any series only to the extent they are deemed by the master servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or amounts otherwise payable to the holders of the related Class B Certificates or Class M Certificates, in the case of a Stacked Transaction, and the Class B or Class M Certificates, in the case of a Crossed Transaction. Recoverability is determined in the context of existing outstanding arrearages, the current loan-to-value ratio and an assessment of the fair market value of the related mortgaged property. The purpose of making these Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against Realized Losses. The master servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the master servicer to make an Advance as required under the pooling and servicing agreement for any series will constitute an event of default thereunder, in which case the trustee, as successor master servicer, will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement for that series.

      All Advances on mortgage loans included in the trust established for any series will be reimbursable to the master servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which such unreimbursed Advance was made or (b) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related mortgage loan, from any amounts otherwise distributable on any of the related Class B Certificates or Class M Certificates, in the case of a Stacked Transaction, and the Class B or Class M Certificates, in the case of a Crossed Transaction, provided, however, that, in the case of an Excess Transaction, any Advances that were made with respect to delinquencies which ultimately were determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses are reimbursable to the master servicer out of any funds in the Custodial
Account in respect of the related loan group prior to distributions on any of the related certificates and the amount of those losses will be allocated as described in this term sheet supplement.

      The effect of these provisions on any class of the Class M Certificates is that, with respect to any Advance on the related mortgage loans which remains unreimbursed following the final liquidation of the related mortgage loan, the entire amount of the reimbursement for that Advance will be borne first by the holders of the related Class B Certificates or any class of related Class M Certificates, in the case of a Stacked Transaction, and of the Class B Certificates or any class of Class M Certificates, in the case of a Crossed Transaction, in each case having a lower payment priority to the extent that the reimbursement is covered by amounts otherwise distributable to those classes, and then by the holders of that class of Class M Certificates, except as provided above, to the extent of the amounts otherwise distributable to them. In addition, if the Certificate Principal Balances of the Class M Certificates and the Class B Certificates have been reduced to zero, any Advances related to any loan group previously made which are deemed by the master servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the master servicer out of any funds in the Custodial Account in respect of the related loan group prior to distributions on the Senior Certificates.

      The pooling and servicing agreement for any series will provide that the master servicer may enter into a facility with any person which provides that such person, or the advancing person, may directly or indirectly fund Advances and/or Servicing Advances on the mortgage loans included in the trust established for that series, although no such facility will reduce or otherwise affect the master servicer's obligation to fund these Advances and/or Servicing Advances. No facility will require the consent of any certificateholders or the trustee. Any Advances and/or Servicing Advances made by an advancing person would be reimbursed to the advancing person under the same provisions pursuant to which reimbursements would be made to the master servicer if those advances were funded by the master servicer, but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor master servicer, and without being subject to any right of offset that the trustee or the trust might have against the master servicer or any successor master servicer.

RESIDUAL INTERESTS

      Holders of the Class R Certificates will be entitled to receive any residual cash flow from the mortgage pool, which is not expected to be significant. The Class R Certificates will not be entitled to any payments other than their nominal principal amount and accrued interest on that amount unless the aggregate amount received by the issuing entity with respect to the mortgage loans exceeds the aggregate amount payable to the other certificateholders, which is highly unlikely. A holder of Class R Certificates will not have a right to alter the structure of this transaction. The Class R Certificates may be retained by the Depositor or transferred to any of its affiliates, subsidiaries of the sponsor or any other party.

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

      The yield to maturity on each class of offered certificates of any series will be primarily affected by the following factors:

o the rate and timing of principal payments on the related mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

o the allocation of principal payments among the various classes of offered certificates of that series;

o     realized losses and interest shortfalls on the related mortgage loans;

o     the pass-through rate on the offered certificates of that series;

o with respect to any class of Insured Certificates of that series, payments, if any, made pursuant to the related financial guaranty insurance policy; and

o     the purchase price paid for the offered certificates of that series.

      For  additional  considerations  relating  to the  yield  on  the  offered
certificates,   see  "Yield   Considerations"   and  "Maturity  and   Prepayment
Considerations" in the related base prospectus.


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

PREPAYMENT CONSIDERATIONS

      The yields to maturity and the aggregate amount of distributions on the offered certificates of any series will be affected by the rate and timing of principal payments on the related mortgage loans. The yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the related mortgage loans. The rate of principal payments on the related mortgage loans will in turn be affected by the amortization schedules of those mortgage loans, including any initial interest only periods, the rate and timing of mortgagor prepayments on the related mortgage loans, liquidations of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

      The timing of changes in the rate of prepayments, liquidations and purchases of the related mortgage loans may significantly affect the yield to an investor in that series of certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In addition, the rate of prepayments of the mortgage loans and the yields to investors on the related certificates may be affected by refinancing programs, which may include general or targeted solicitations, as described under "Maturity and Prepayment Considerations" in the related base prospectus. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this term sheet supplement and in the related base prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations", no assurance can be given as to the rate or the timing of principal payments on the offered certificates. The yields to maturity and rate and timing of principal payments on the Senior Certificates will only be affected by the rate and timing of payments on the mortgage loans in the related loan group, except under the limited circumstances described in this term sheet supplement.

      The mortgage loans in most cases may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty; provided, however, that the mortgage loans may impose a prepayment charge for partial prepayments and full prepayments which may have a substantial effect on the rate of prepayment of those mortgage loans.

      Some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. It is possible that prepayment charges and late fees may not be collected even on mortgage loans that provide for the payment of these charges. In any case, these amounts will not be available for distribution on the related offered certificates. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the related base prospectus.

      Prepayments, liquidations and purchases of the related mortgage loans will result in distributions to holders of the related offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the related mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Also, when the mortgage rates on hybrid mortgage loans convert from fixed rates to adjustable rates, there may be an increase in prepayments, particularly if the new adjustable rate is higher than the fixed rate. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the related mortgage loans, the rate of prepayments on the related mortgage loans would be expected to decrease.

      The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Maturity and Prepayment Considerations" in the related base prospectus.

      The mortgage loans typically are assumable under some circumstances if, in the sole judgment of the master servicer or the applicable subservicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

      With respect to a Crossed Transaction, investors in the Class M Certificates of any series should also be aware that on any distribution date on which the related Senior Accelerated Distribution Percentage for any loan group equals 100%, the Class M Certificates of that series will generally not be entitled to distributions of mortgagor prepayments with respect to the mortgage loans in the related loan group for such distribution date and the weighted average lives of the Class M Certificates could be significantly affected thereby. In addition, with respect to any Crossed Transaction, under the circumstances described under the heading "Description of the
Certificates--Principal         Distributions        on        the        Senior
Certificates--Cross-Collateralization Mechanics in a Crossed Transaction" in this term sheet supplement, mortgagor prepayments from a loan group otherwise distributable to the holders of the Class M Certificates will be distributed to the holders of the Senior Certificates related to the other loan groups, increasing the weighted average lives of the Class M Certificates.

ALLOCATION OF PRINCIPAL PAYMENTS

      The yields to maturity on the offered certificates of any series will be affected by the allocation of principal payments among the offered certificates. As described under "Description of the Certificates--Principal Distributions on the Senior Certificates" and "--Principal Distributions on the Class M Certificates" in this term sheet supplement, during specified periods all of principal prepayments on the mortgage loans in any loan group will be allocated among the related Senior Certificates of that series and during specified periods no principal prepayments or, relative to the related pro rata share, a disproportionately small portion of principal prepayments on the mortgage loans in any loan group will be distributed to each class of related Class M Certificates in the case of a Stacked Transaction, and the Class M Certificates, in the case of a Crossed Transaction. In addition to the foregoing, if on any distribution date, the loss level established for the Class M-2 Certificates or the Class M-3 Certificates is exceeded and a class of Class M Certificates of that series having a higher payment priority is then outstanding with a Certificate Principal Balance greater than zero, the Class M-2 Certificates or the Class M-3 Certificates of that series, as the case may be, will not receive distributions relating to principal prepayments on the related mortgage loans on that distribution date.

      A portion of the mortgage loans in any loan group may have initial interest only periods of varying duration. During this period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the related certificates from these mortgage loans during their interest only period except in the case of a prepayment.

      After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest


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

rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

      Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the related mortgaged property by the related mortgagor may affect the delinquency and prepayment experience of these mortgage loans.

      SENIOR CERTIFICATES: The Senior Certificates of any series, other than any Interest Only Certificates, are entitled to receive distributions in accordance with various priorities for payment of principal as described in this term sheet supplement and any final term sheet for that series. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans in the related loan group early in the life of the mortgage pool for that series. The timing of commencement of principal distributions and the weighted average lives of certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans in the related loan group both before and after the commencement of principal distributions on those classes. Holders of any class of Senior Certificates of any series with a longer weighted average life bear a greater risk of loss than holders of Senior Certificates of that series with a shorter weighted average life because the Certificate Principal Balances of the Class M Certificates and Class B Certificates of that series could be reduced to zero before the Senior Certificates are retired.

      ACCRETION DIRECTED CERTIFICATES AND ACCRUAL CERTIFICATES: Prior to the Accretion Termination Date for any class of any series, any class or classes of Accretion Directed Certificates of that series will receive as monthly principal distributions the related Accrual Distribution Amount in accordance with the priority of payment for these amounts set forth in any final term sheet for each applicable class. Prior to the Accretion Termination Date for any class of any series, interest shortfalls on the mortgage loans in the related loan group allocated to any class or classes of Accrual Certificates of that series will reduce the amount added to the Certificate Principal Balance of those certificates relating to interest accrued thereon and will result in a corresponding reduction of the amount available for distributions relating to principal on the related class or classes of Accretion Directed Certificates. Furthermore, because these interest shortfalls will result in the Certificate Principal Balance of any class or classes of Accrual Certificates being less than they would otherwise be, the amount of interest that will accrue in the future on those Accrual Certificates and be available for distributions relating to principal on the related class or classes of Accretion Directed Certificates will be reduced. Accordingly, the weighted average lives of the related class or classes of Accretion Directed Certificates would be extended.

      In addition, investors in any Accrual Certificates and any Accretion Directed Certificates should be aware that the applicable Accretion Termination Date may be later, or earlier, than otherwise assumed. As a result, the applicable Accretion Termination Date could be different from that assumed at the time of purchase.

      Because any Accrual Certificates are not entitled to receive any distributions of interest until the occurrence of the applicable Accretion Termination Date, those certificates will likely experience greater price and yield volatility than would mortgage pass-through certificates that are otherwise similar but which are entitled to current distributions of interest. Investors should consider whether this volatility is suitable to their investment needs.

      INSURED CERTIFICATES: IN ADDITION TO THE CONSIDERATIONS DESCRIBED ABOVE, INVESTORS IN ANY CLASS OF INSURED CERTIFICATES SHOULD BE AWARE THAT THOSE CERTIFICATES MAY NOT BE AN APPROPRIATE INVESTMENT FOR ALL PROSPECTIVE INVESTORS.

      Investors in any class of Random Lot Insured Certificates of any series also should be aware that distributions of principal to that class of Random Lot Insured Certificates may be allocated by DTC according to a random lot procedure. Due to this random lot procedure, there can be no assurance that on any distribution date, any holder of a class of Random Lot Insured Certificates will receive a principal distribution. Thus, the timing of distributions in reduction of the Certificate Principal Balance with respect to any particular Random Lot Insured Certificate, even if a request for distribution has been made by an investor, is highly uncertain and may be earlier or later than the date that may be desired by that certificateholder.

      For these reasons, any class of Random Lot Insured Certificates would not be an appropriate investment for any investor requiring a distribution of a particular amount of principal or interest on a specific date or dates or an otherwise predictable stream of cash payments. The timing of those distributions may have a significant effect on an investor's yield on those certificates if the certificate is purchased at a discount or a premium.

      Furthermore, investors in the related Insured Certificates of any series should be aware that because that class of Insured Certificates may have a later priority of payment with respect to a substantial portion of their principal payments in relation to other classes of related Senior Certificates, and in this case, the effect on the market value of that class of Insured Certificates of changes in market interest rates or market yields for similar securities would be greater than would be the effect of such changes on other related classes of Senior Certificates entitled to principal distributions. Furthermore, this later payment priority would make any class of Insured Certificates particularly sensitive to the rate and timing of principal prepayments on the mortgage loans in the related loan group. If prepayments on the mortgage loans in the related loan group occur at a higher rate than anticipated, the weighted average life of any class of Insured Certificates may be shortened. Conversely, if prepayments on the mortgage loans in the related loan group occur at a lower rate than anticipated, the weighted average life of any class of Insured Certificates may be extended.

      LOCKOUT CERTIFICATES: Investors in any class of Lockout Certificates of any series should be aware that, unless the Credit Support Depletion Date applicable to that class has occurred, that class of Lockout Certificates may not be expected to receive distributions of principal prepayments on the mortgage loans in the related loan group for a period of time and may not be expected to receive distributions of scheduled principal payments on these mortgage loans for a period of time, as described in any final term sheet for that class. In addition, after the expiration of this initial period for any class of Lockout Certificates for any series, that class of Lockout Certificates will receive a distribution of principal prepayments on the mortgage loans in the related loan group that is smaller than that class' pro rata share and will receive a distribution of scheduled principal payments on the related mortgage loans that is smaller than that class' pro rata share, as described in any final term sheet for that class, unless the Certificate Principal Balances of the related Senior Certificates of that series, other than any related Lockout Certificates, have been reduced to zero. Consequently, the weighted average lives of any class of Lockout Certificates of any series will be longer than would otherwise be the case. The effect on the market value of any class of Lockout Certificates of any series of changes in market interest rates or


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

market yields for similar securities will be greater than for other classes of related Senior Certificates entitled to earlier principal distributions.

      SENIOR SUPPORT CERTIFICATES: If the Certificate Principal Balances of the related Class M Certificates and Class B Certificates, in the case of a Stacked Transaction, and the Class M Certificate and Class B Certificates, in a Crossed Transaction, are reduced to zero, the yield to maturity of any Senior Support Certificates of that series will be extremely sensitive to losses on the mortgage loans in the related loan group, and the timing thereof, because certain amounts of losses that would be allocable to the related class or classes of Super Senior Certificates will be allocated to the related class or classes of Senior Support Certificates, as and to the extent described in any final term sheet for that class or those classes. Investors in a class of Senior Support Certificates should consider whether such sensitivity is suitable to their investment needs.

      CERTIFICATES WITH SUBORDINATION FEATURES: After the Certificate Principal Balances of the Class B Certificates, in the case of a Stacked Transaction or the Class B Certificates, in the case of a Crossed Transaction, have been reduced to zero, the yield to maturity on the class of Class M Certificates with a Certificate Principal Balance greater than zero with the lowest payment priority will be extremely sensitive to Realized Losses on the related mortgage loans and the timing of those Realized Losses because the entire amount of such Realized Losses that are covered by subordination will be allocated to that class of Class M Certificates. See "Class M-2 and Class M-3 Certificate Yield Considerations" below. If the Certificate Principal Balances of the related Class M Certificates and Class B Certificates, in the case of a Stacked Transaction, or the Class M Certificates and Class B Certificates, in the case of a Crossed Transaction, are reduced to zero, the yield to maturity of any Senior Support Certificates of that series will be extremely sensitive to losses on the mortgage loans in the related loan group, and the timing thereof, because certain amounts of losses that would be allocable to any class or classes of Super Senior Certificates will be allocated to the related class or classes of Senior Support Certificates, as and to the extent described in any final term sheet for that class or those classes. Furthermore, because principal distributions are paid to some classes of Senior Certificates and Class M
Certificates before some other related classes, holders of classes having a later priority of payment bear a greater risk of losses on the related loan group than holders of classes having earlier priority for distribution of principal.

REALIZED LOSSES AND INTEREST SHORTFALLS

      The yields to maturity and the aggregate amount of distributions on the offered certificates of any series will be affected by the timing of mortgagor defaults resulting in Realized Losses on the related mortgage loans. The timing of Realized Losses on the mortgage loans in a loan group and the allocation of Realized Losses to the related offered certificates could significantly affect the yield to an investor in the related offered certificates. In addition, Realized Losses may affect the market value of the offered certificates, even if these losses are not allocated to those offered certificates.

      After the Certificate Principal Balances of the related Class B Certificates of any series are reduced to zero, the yield to maturity on the class of related Class M Certificates then outstanding with a Certificate Principal Balance greater than zero with the lowest payment priority will be extremely sensitive to losses on the related mortgage loans and the timing of those losses because certain amounts of losses that are covered by subordination will be allocated to that class of Class M Certificates. See "--Class M-2 and Class M-3 Certificate Yield Considerations" below. Furthermore, because principal distributions are paid to some classes of Senior Certificates and Class M Certificates of any series before some other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having earlier priority for distribution of principal.

      With respect to any Crossed Transaction, Investors in the Senior Certificates should be aware that because the Class M Certificates and Class B Certificates represent interests in all loan groups, the Certificate Principal Balances of the Class M Certificates and Class B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in one or more loan groups. Therefore, notwithstanding that Realized Losses on the mortgage loans in a loan group may only be allocated to the related Senior Certificates, the allocation to the Class M Certificates and Class B Certificates of Realized Losses on the mortgage loans in the other loan groups will reduce the subordination provided to such Senior Certificates by the Class M Certificates and Class B Certificates and increase the likelihood that Realized Losses on the mortgage loans in the related loan group may be allocated to any class of Senior Certificates.

      As described under "Description of the Certificates--Allocation of Losses; Subordination" and "--Advances," amounts otherwise distributable to holders of one or more classes of the Class M Certificates of any series may be made available to protect the holders of the related Senior Certificates and holders of any related Class M Certificates with a higher payment priority of that series against interruptions in distributions due to some mortgagor delinquencies on the mortgage loans in the related loan group, to the extent not covered by Advances. These delinquencies may affect the yields to investors on those classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of those classes of Class M Certificates. Similarly, if the Certificate Principal Balances of the related Class M Certificates and Class B Certificates are reduced to zero, delinquencies on the mortgage loans in a loan group to the extent not covered by Advances will affect the yield to investors on the related Senior Certificates, particularly any related Senior Support Certificates because all or any portion of the amount of any shortfall resulting from such delinquencies and otherwise attributable to any class or classes of related Super Senior Certificates will be borne by the related class or classes of Senior Support Certificates to the extent those certificates are then outstanding, as and to the extent described in this term sheet supplement for that series. In addition, a higher than expected rate of delinquencies or losses on the mortgage loan in a loan group will also affect the rate of principal payments on one or more classes of related Class M Certificates if it delays the scheduled reduction of the related Senior Accelerated Distribution Percentage or affects the allocation of prepayments among the Class M Certificates and Class B Certificates.

      The amount of interest otherwise payable to holders of the offered certificates of any series will be reduced by any interest shortfalls on the mortgage loans in the related loan group to the extent not covered by subordination or the master servicer, or, solely with respect to any Insured Certificates of that series, by the related policy and any applicable reserve fund as described in any final term sheet for that series, including Prepayment Interest Shortfalls and, in the case of each class of the related Class M Certificates, the interest portions of Realized Losses allocated solely to that class of certificates. These shortfalls will not be offset by a reduction in the servicing fees payable to the master servicer or otherwise, except as described in this term sheet supplement with respect to Prepayment Interest Shortfalls. See "Yield Considerations" in the related base prospectus and "Description of the Certificates--Interest Distributions" in this term sheet supplement for a discussion of the effect of principal prepayments on the mortgage loans on the yields to maturity of the related offered certificates and possible shortfalls in the collection of interest. Certain interest shortfalls on the mortgage loans in the related loan group allocable to the Insured Certificates of that series will be covered by the related policy and any applicable reserve fund, as and to the extent described in any final term sheet for that series.

      The yields to investors in the offered certificates will be affected by Prepayment Interest Shortfalls on the mortgage loans in the related loan group allocable thereto on any distribution date to the extent that those shortfalls exceed the amount offset by the master servicer. See "Description of the Certificates--Interest Distributions" in this term sheet supplement. The financial guaranty insurance policy for any class of Insured Certificates of any series does not cover Prepayment Interest Shortfalls or shortfalls caused by application of the Relief Act, as applicable, on those Insured Certificates.

      The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the depositor expects that the master servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs with respect to the mortgage loans included in the trust established for any series could in turn delay the distribution of liquidation proceeds to the certificateholders of that series and increase the amount of Realized Losses on those mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, it becomes necessary to remove any mortgage loan included in the trust established for any series from registration on the MERS(R) System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust for that series to the master servicer, which will reduce the amount available to pay principal of and interest on the class or classes of certificates of that series with Certificate Principal Balances greater than zero with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS, see "Description of the Mortgage Pool" in this term sheet supplement and "Description of the Certificates--Assignment of Trust Assets" in the related base prospectus.

PURCHASE PRICE

      In addition, the yield to maturity on each class of the offered certificates will depend on, among other things, the price paid by the holders of the offered certificates and the related pass-through rate. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of offered certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if a class of offered certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. For additional considerations relating to the yields on the offered certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

PASS-THROUGH RATES

      The pass-through rates on each class of offered certificates of any series is generally based on the weighted average of the Net Mortgage Rates of the related mortgage loans included in the trust established for that series. Consequently, the prepayment of related mortgage loans with higher mortgage rates may result in a lower pass-through rate on those classes of offered certificates.

PRINCIPAL ONLY CERTIFICATE AND INTEREST ONLY CERTIFICATE YIELD CONSIDERATIONS

      Because the Principal Only Certificates of any series will be purchased at a discount, the pre-tax yield on the Principal Only Certificates will be adversely affected by slower than expected payments of principal, including prepayments, defaults, liquidations and purchases of the mortgage loans in the related loan group due to a breach of a representation and warranty thereon.

      The pre-tax yield to maturity on the Interest Only Certificates of any series will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the mortgage loans included in the related loan group for that series, which rate may fluctuate significantly over time. Investors in the Interest Only Certificates of any series should fully consider the risk that a rapid rate of prepayments on the mortgage loans in the related loan group could result in the failure of those investors to fully recover their investments.

      Any differences between the assumptions used in determining the purchase price for any class of Interest Only Certificates and Principal Only Certificates of any series and the actual characteristics and performance of the applicable mortgage loans in the related loan group and of the Principal Only Certificates and Interest Only Certificates of that series may result in yields being different from those expected based on these assumptions.

      There can be no assurance that the mortgage loans in any loan group will prepay at any particular rate. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment on the applicable mortgage loans in the related loan group under a variety of scenarios. Investors in the Interest Only Certificates should fully consider the risk that a rapid rate of prepayments on the applicable mortgage loans in the related loan group could result in the failure of those investors to fully recover their investments.

      For  additional  considerations  relating  to the  yields  on the  offered
certificates,   see  "Yield   Considerations"   and  "Maturity  and   Prepayment
Considerations" in the related base prospectus.

CLASS M-2 AND CLASS M-3 CERTIFICATE YIELD CONSIDERATIONS

      If the aggregate Certificate Principal Balance of the Class B Certificates or any group of Class B Certificates, in the case of a Stacked Transaction, is reduced to zero, the yield to maturity on the Class M-3 Certificates, or the related Class M-3 Certificates in the case of a Stacked Transaction, will become extremely sensitive to Realized Losses on the related mortgage loans and the timing of those Realized Losses that are covered by subordination, because the entire amount of those Realized Losses will be allocated to the Class M-3 Certificates, or the related Class M-3 Certificates, in the case of a Stacked Transaction.

      If the Certificate Principal Balances of the Class B Certificates, or any group of Class B Certificates, in the case of a Stacked Transaction, and Class M-3 Certificates, or the related Class M-3 Certificates, in the case of a Stacked Transaction, have been reduced to zero, the yield to maturity on the Class M-2 Certificates, or the related Class M-2 Certificates, in the case of a Stacked Transaction, will become extremely sensitive to Realized Losses on the related mortgage loans and the timing of those Realized Losses that are covered by subordination, because the entire amount of those Realized Losses will be allocated to the Class M-2 Certificates, or the related Class M-2 Certificates, in the case of a Stacked Transaction.

      Notwithstanding the assumed percentages of defaults, loss severity and prepayment assumed in determining the price on the Class M-2 and Class M-3 Certificates, it is highly unlikely that the related mortgage loans will be prepaid or that Realized Losses will be incurred according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the actual pre-tax yields to maturity on the Class M-2 Certificates and the Class M-3 Certificates are likely to differ from those assumed. There can be no assurance that the related mortgage loans will prepay at any particular rate or that Realized Losses will be incurred at any particular level or that the yields on the Class M-2 Certificates or the Class M-3 Certificates of any series will conform to the yields assumed. Moreover, the various remaining terms to maturity and mortgage rates of the related mortgage loans could produce slower or faster principal distributions than those assumed, even if the weighted average remaining term to maturity and weighted average mortgage rate of the related mortgage loans are as assumed.

      Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment and Realized Losses under a variety of scenarios. Investors in the Class M-2 Certificates and particularly in the Class M-3 Certificates should fully consider the risk that Realized Losses on the related mortgage loans could result in the failure of those investors to fully recover their investments. For additional considerations relating to the yields on the offered certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

      The after-tax rate of return on the Residual Certificates of any series will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates of that series. Holders of Residual Certificates of any series may have tax liabilities with respect to their Residual Certificates during the early years of the trust for that series that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates of any series may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates of any series may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates of any series will depend on, among other things, the timing and amounts of prepayments and Realized Losses experienced on the mortgage loans in the related loan group.

      The Residual Certificateholders of any series are encouraged to consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Material Federal Income Tax Consequences" in this term sheet supplement and "Material Federal Income Tax Consequences" in the related base prospectus.

                         POOLING AND SERVICING AGREEMENT

GENERAL

      The certificates for each series will be issued under a series supplement for that series, dated as of the cut-off date for that series, to the standard terms of pooling and servicing agreement, dated as of November 1, 2006, together referred to as the pooling and servicing agreement, among the depositor, the master servicer, and the trustee for that series. Reference is made to the related base prospectus for important information in addition to that described herein regarding the terms and conditions of the pooling and servicing agreement and the offered certificates for each series.

      The offered certificates of any series will be transferable and exchangeable at an office of the trustee, which will serve as certificate registrar and paying agent. The depositor will provide a prospective or actual certificateholder of any series without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement for that series. Requests should be addressed to the President, Residential Funding Mortgage Securities I, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

      Under the pooling and servicing agreement of any series, transfers of Residual Certificates of that series are prohibited to any non-United States person. Transfers of the Residual Certificates are additionally restricted as described in the pooling and servicing agreement for that series. See "Material Federal Income Tax Consequences" in this term sheet supplement and "Material Federal Income Tax Consequences --REMICs--Taxation of Owners of REMIC Residual Certificates--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" and "--Noneconomic REMIC Residual Certificates" in the related base prospectus. In addition to the circumstances described in the related base prospectus, the depositor may terminate the trustee for any series for cause under specified circumstances. See "The Pooling and Servicing Agreement--The Trustee" in the related base prospectus.

      On or prior to the business day preceding each distribution date, the master servicer will withdraw from the custodial account and deposit into the certificate account, in immediately available funds, the amount to be distributed therefrom to certificateholders on that distribution date.

CUSTODIAL ARRANGEMENTS

      The trustee will be directed to appoint Wells Fargo Bank, N.A. to serve as custodian of the mortgage loans included in the trust established for any series. The custodian is not an affiliate of the depositor, the master servicer or the sponsor. No servicer will have custodial responsibility for the mortgage notes. Residential Funding is required to deliver only the notes (and, with respect to any mortgage loan that is not registered with MERS, the assignment of mortgage) to the custodian. The mortgage notes and the assignment of mortgages (and any other contents of a mortgage loan file delivered to the custodian) may be maintained in vaults at the premises of the sponsor or an affiliate of the sponsor. If these documents are maintained at the premises of the sponsor or an affiliate, then only the custodian will have access to the vaults, and a shelving and filing system will segregate the files relating to the mortgage loans included in the trust established for any series from other assets serviced by the sponsor.

THE MASTER SERVICER AND SUBSERVICERS

      MASTER SERVICER. The master servicer, an affiliate of the depositor, will be responsible for master servicing the mortgage loans included in the trust established for any series. Master servicing responsibilities include:

      o     receiving funds from subservicers;
      o reconciling servicing activity with respect to the mortgage loans for any series;
      o     calculating remittance amounts to certificateholders;
      o     sending   remittances   to  the   trustee   for   distributions   to
            certificateholders;
      o     investor and tax reporting;
      o     coordinating loan repurchases;
      o     oversight of all servicing activity, including subservicers;
      o following up with subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made;
      o     approval of loss mitigation strategies;
      o management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure; and
      o providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

      The master servicer may, from time to time, outsource certain of its master servicing functions, such as foreclosure management, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

      For a general description of the master servicer and its activities, see "Sponsor and Master Servicer" in this term sheet supplement. For a general description of material terms relating to the master servicer's removal or replacement, see "The Pooling and Servicing Agreement--Rights Upon Event of Default" in the related base prospectus.

      SUBSERVICER RESPONSIBILITIES. Subservicers are generally responsible for the following duties:

      o     communicating with borrowers;
      o     sending monthly remittance statements to borrowers;
      o     collecting payments from borrowers;
      o recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);
      o accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;
      o accurate and timely accounting and administration of escrow and impound accounts, if applicable;
      o accurate and timely reporting of negative amortization amounts, if any;
      o     paying escrows for borrowers, if applicable;
      o     calculating and reporting payoffs and liquidations;
      o     maintaining an individual file for each loan; and
      o maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

      HOMECOMINGS  FINANCIAL,  LLC. The  subservicing  agreement  provides  that
Homecomings will provide all of the services described in the preceding paragraph. Homecomings is a Delaware limited liability company and has been servicing mortgage loans secured by first liens on one-to four-family residential properties since 1996. Homecomings was formed as a wholly-owned subsidiary of Residential Funding Company, LLC in 1995 to service and originate mortgage loans. In 1996, Homecomings acquired American Custody Corporation to begin servicing subprime mortgage loans, and in 1999 Homecomings acquired Capstead Inc. to focus on servicing prime loans such as the mortgage loans described herein. After Capstead Inc. was acquired, Homecomings total servicing portfolio was 164,000 loans with an aggregate principal balance of approximately $25 billion with 20% being subprime. The three servicing locations were integrated onto one servicing system/platform by the end of 2001 becoming one of the first servicing operations to service all loan products on one servicing system. The operations of each of the acquired companies have been integrated into Homecomings' servicing operations. Approximately 85% of mortgage loans currently master serviced by Residential Funding Company, LLC are subserviced by Homecomings. As of December 31, 2006, Homecomings serviced approximately 881,00 mortgage loans with an aggregate principal balance of approximately $128 billion. In addition to servicing mortgage loans secured by first liens on one-to-four family residential properties, Homecomings services mortgage loans secured by more junior second liens on residential properties, and mortgage loans made to borrowers with imperfect credit histories, and subprime mortgage loans. As of December 31, 2006, Homecomings serviced approximately 267,000 mortgage loans secured by second liens with an aggregate principal balance of approximately $11.4 billion. Homecomings also performs special servicing functions where the servicing responsibilities with respect to delinquent mortgage loans that have been serviced by third parties is transferred to Homecomings. Homecomings' servicing activities have included the activities specified above under "--SUBSERVICER RESPONSIBILITIES".

      Homecomings may, from time to time, outsource certain of its subservicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve Homecomings of any of its responsibilities or liabilities as a subservicer. If Homecomings engages any subservicer to subservice 10% or more of the mortgage loans, or any subservicer performs the types of services requiring additional disclosures, the issuing entity will file a Report on Form 8-K providing any required additional disclosure regarding such subservicer.

      See "THE AGREEMENTS--EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT" and "--CERTAIN OTHER MATTERS REGARDING SERVICING" in the accompanying prospectus for a discussion of material removal, replacement, resignation and transfer provisions relating to the master servicer.

      The following tables set forth the aggregate principal amount of mortgage loans serviced by Homecomings for the past five years. The percentages shown under "Percentage Change from Prior Year" represent the ration of (a) the difference between the current and prior year volume over (b) the prior year volume.

                VOLUME BY YEAR END OUTSTANDING PRINCIPAL BALANCE

                                                             YEAR ENDED DECEMBER 31,
                        ---------------------------------------------------------------------------------------------------
  FIST LIEN MORTGAGES         2002                 2003                 2004                 2005                 2006
----------------------  ---------------      ---------------      ---------------      ---------------      ---------------
       Prime (1)        $27,343,774,000      $29,954,139,212      $31,943,811,060      $44,570,851,126      $67,401,832,594
     Non-Prime (2)      $27,384,763,000      $39,586,900,679      $44,918,413,591      $52,102,835,214      $49,470,359,806
         Total          $54,728,537,000      $69,541,039,891      $76,862,224,651      $96,673,686,340      $116,872,192,400
       Prime (1)              49.96%               43.07%               41.56%               46.10%               57.67%
     Non-Prime (2)            50.04%               56.93%               58.44%               53.90%               42.33%
         Total               100.00%              100.00%              100.00%              100.00%              100.00%

PERCENTAGE CHANGE FROM
   THE PRIOR YEAR(3)
----------------------
       Prime (1)               7.09%                9.55%                6.64%               39.53%               51.22%
     Non-Prime (2)            60.71%               44.56%               13.47%               15.99%               (5.05)%
         Total                28.55%               27.07%               10.53%               25.78%               20.89%

                VOLUME BY YEAR END OUTSTANDING PRINCIPAL BALANCE

                                                              YEAR ENDED DECEMBER 31,
                        ---------------------------------------------------------------------------------------------------
JUNIOR LIEN MORTGAGES         2002                 2003                 2004                 2005                 2006
----------------------  ---------------      ---------------      ---------------      ---------------      ---------------
      Prime (1)         $ 7,627,424,000      $ 7,402,626,296      $ 7,569,300,685      $ 7,442,264,087      $11,418,858,741
    Non-Prime (2)
        Total           $ 7,627,424,000      $ 7,402,626,296      $ 7,569,300,685      $ 7,442,264,087      $11,418,858,741
      Prime (1)              100.00%              100.00%              100.00%              100.00%              100.00%
    Non-Prime (2)              0.00%                0.00%                0.00%                0.00%                0.00%
        Total                100.00%              100.00%              100.00%              100.00%              100.00%

PERCENTAGE CHANGE FROM
  THE PRIOR YEAR(3)
----------------------
      Prime (1)               (4.94)%              (2.95)%               2.25%               (1.68)%              53.43%
    Non-Prime (2)               --                   --                   --                   --                   --
        Total                 (4.94)%              (2.95)%               2.25%               (1.68)%              53.43%

                            VOLUME BY NUMBER OF LOANS

                                                                 YEAR ENDED DECEMBER 31,
                             --------------------------------------------------------------------------------------------------
 FIRST LIEN MORTGAGES             2002                 2003                 2004                 2005                 2006
-----------------------      --------------       --------------       --------------       --------------       --------------
       Prime (1)                125,209              143,645              150,297              187,773              252,493
     Non-Prime (2)              257,077              341,190              373,473              394,776              361,125
         Total                  382,286              484,835              523,770              582,549              613,618
       Prime (1)                 32.75%               29.63%               28.70%               32.23%               41.15%
     Non-Prime (2)               67.25%               70.37%               71.30%               67.77%               58.85%
         Total                  100.00%              100.00%              100.00%              100.00%              100.00%

PERCENTAGE CHANGE FROM
   THE PRIOR YEAR(3)
-----------------------
       Prime (1)                 (6.30)%              14.72%                4.63%               24.93%               34.47%
     Non-Prime (2)               52.85%               32.72%                9.46%                5.70%               (8.52)%
         Total                   26.66%               26.83%                8.03%               11.22%                5.33%

                            VOLUME BY NUMBER OF LOANS

                                                                  YEAR ENDED DECEMBER 31,
                             --------------------------------------------------------------------------------------------------
 JUNIOR LIEN MORTGAGES            2002                 2003                 2004                 2005                 2006
-----------------------      --------------       --------------       --------------       --------------       --------------
       Prime (1)                217,031              211,585              210,778              199,600              266,900
     Non-Prime (2)                   --                   --                   --                   --                   --
         Total                  217,031              211,585              210,778              199,600              266,900
       Prime (1)                100.00%              100.00%              100.00%              100.00%              100.00%
     Non-Prime (2)                0.00%                0.00%                0.00%                0.00%                0.00%
         Total                  100.00%              100.00%              100.00%              100.00%              100.00%

PERCENTAGE CHANGE FROM
   THE PRIOR YEAR(3)
-----------------------
       Prime (1)                 (5.20)%              (2.51)%              (0.38)%              (5.30)%              33.72%
     Non-Prime (2)                 --                   --                   --                   --                   --
         Total                   (5.20)%              (2.51)%              (0.38)%              (5.30)%              33.72%

(1) Prime - Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Loans and Home Equity Revolving Credit Line junior lien programs.
(2) Non-Prime - Product originated under the Subprime and Negotiated Conduit Asset programs.
(3) Represents year to year growth or decline as a percentage of the prior year's volume.

      GMAC MORTGAGE, LLC. GMAC Mortgage, LLC ("GMACM") is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding, LLC, which is a wholly owned subsidiary of Residential Capital, LLC ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC ("GMAC").

      GMACM began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMACM.

      GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

      In addition, GMACM purchases mortgage loans originated by GMAC Bank, which is wholly-owned by IB Finance Holding Company, LLC, a subsidiary of ResCap and GMAC LLC, and which is an affiliate of GMACM. Formerly known as GMAC Automotive Bank, GMAC Bank, a Utah industrial bank, was organized in 2004. As of November 22, 2006, GMAC Bank became the successor to substantially all of the assets and liabilities of GMAC Bank, a federal savings bank, which changed its name to National Motors Bank FSB.

      The diagram below illustrates the ownership structure among the parties affiliated with GMACM.

                            ------------------------
                                    GMAC LLC
                                     (GMAC)
                            ------------------------
                                        |
                                        |
                                        |
                            ------------------------
                            Residential Capital, LLC
                                    (ResCap)
                            ------------------------
                                        |
                                        |
                 |------------------------------------------|
                 |                                          |
         ------------------                        ------------------
         GMAC Mortgage, LLC                             GMAC Bank
           (Subservicer)
         ------------------                        ------------------

      GMACM generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

      As of December 31, 2006, GMACM acted as primary servicer and owned the corresponding servicing rights on approximately 2,219,029 of residential mortgage loans having an aggregate unpaid principal balance of $276 billion, and GMACM acted as subservicer (and did not own the corresponding servicing rights) on approximately 328,865 loans having an aggregate unpaid principal balance of over $61.4 billion.

      The following tables set forth the mortgage loans serviced by GMACM for the periods indicated, and the annual average number of such loans for the same period. GMACM was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMACM was the servicer of a residential mortgage loan portfolio of approximately $203.9 billion, $32.2 billion, $18.9 billion and $20.99 billion during the nine-months ended December 31, 2006 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                 GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
                                 ($ IN MILLIONS)

                                                               FOR THE YEAR ENDED DECEMBER 31,
                                       ------------------------------------------------------------------------------
                                           2006             2005             2004            2003             2002
                                       -----------      -----------      -----------     -----------      -----------
PRIME CONFORMING MORTGAGE LOANS

     No. of Loans .................      1,455,919        1,392,870        1,323,249       1,308,284        1,418,843
     Dollar Amount of Loans .......    $   203,894      $   186,364      $   165,521     $   153,601      $   150,421
     Percentage Change
          from Prior Year .........           9.41%           12.59%            7.76%           2.11%             N/A

PRIME NON-CONFORMING MORTGAGE LOANS

     No. of Loans .................         67,462           69,488           53,119          34,041           36,225
     Dollar Amount of Loans .......    $    32,220      $    32,385      $    23,604     $    13,937      $    12,543
     Percentage Change
          from Prior Year .........          (0.51)%          37.20%           69.36%          11.12%             N/A

GOVERNMENT MORTGAGE LOANS

     No. of Loans .................        181,563          181,679          191,844         191,023          230,085
     Dollar Amount of Loans .......    $    18,843      $    18,098      $    18,328     $    17,594      $    21,174
     Percentage Change
          from Prior Year .........           4.12%           (1.25)%           4.17%         (16.91)%            N/A

SECOND-LIEN MORTGAGE LOANS

     No. of Loans .................        514,085          392,261          350,334         282,128          261,416
     Dollar Amount of Loans .......    $    20,998      $    13,034      $    10,374     $     7,023      $     6,666
     Percentage Change
          from Prior Year .........          61.10%           25.64%           47.71%           5.36%             N/A

TOTAL MORTGAGE LOANS SERVICED

     No. of Loans .................      2,219,029        2,036,298        1,918,546       1,815,476        1,946,569
     Dollar Amount of Loans .......    $   275,955      $   249,881      $   217,827     $   192,155      $   190,804
     Percentage Change
          from Prior Year .........          10.43%           14.72%           13.36%           0.71%             N/A

      As servicer, GMACM collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMACM sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand ACH payments made over the internet or via phone. GMACM may, from time to time, outsource certain of its servicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve GMACM of any of its responsibilities or liabilities as a servicer.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan prior to payments to certificateholders. Except as is set forth in any final term sheet for that series, the servicing fees relating to each mortgage loan will be generally be at least [0.30%] per annum of the outstanding principal balance of that mortgage loan. The servicing fees consist of (a) servicing fees payable to the master servicer in respect of its master servicing activities and (b) subservicing and other related compensation payable to the subservicer, including any payment due to prepayment charges on the related mortgage loans and such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

      Except as is set forth in any final term sheet for that series, the primary compensation to be paid to the master servicer for its master servicing activities will generally be 0.05% per annum of the outstanding principal balance of each mortgage loan. As described in the related base prospectus, a subservicer is entitled to servicing compensation in a minimum amount equal to 0.25% per annum of the outstanding principal balance of each mortgage loan serviced by it. The master servicer is obligated to pay some ongoing expenses associated with the trust for any series and incurred by the master servicer in connection with its responsibilities under the related pooling and servicing agreement. The master servicing fee may be changed if a successor master servicer is appointed, but it will not exceed the rate currently paid to the master servicer. See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in the related base prospectus for information regarding other possible compensation to the master servicer and subservicers and for information regarding expenses payable by the master servicer.

      The following table sets forth the fees and expenses that are payable out of payments on the mortgage loans, prior to payments of interest and principal to the certificateholders, except as may otherwise be set forth in any final term sheet for any series:

      --------------------------------------------------------------------------------------------
      DESCRIPTION                   AMOUNT                                         RECEIVING PARTY
      --------------------------------------------------------------------------------------------
      Master Servicer Fee           Generally, 0.05% per annum of the              Master Servicer
                                    principal balance of each mortgage loan,
                                    depending on the type of mortgage loan
      --------------------------------------------------------------------------------------------
      Subservicer Fee               0.25% per annum of the principal balance       Subservicers
                                    of each mortgage loan serviced by a
                                    subservicer
      --------------------------------------------------------------------------------------------

      In addition, the master servicer or any applicable subservicer may recover from payments on the mortgage loans included in the trust established for any series or withdraw from the Custodial Account the amount of any Advances and Servicing Advances previously made, interest and investment income, foreclosure profits, indemnification payments payable under the pooling and servicing agreement, and certain other servicing expenses, including foreclosure expenses.

REPORTS TO CERTIFICATEHOLDERS

      On each distribution date for any series, a distribution date statement will be made available to each certificateholder of that series setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Balance or Notional Amount of an individual certificate following the payment and certain other information relating to the certificates and the mortgage loans of that series. The trustee will make the distribution date statement, and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders of that series and other parties to the pooling and servicing agreement via the trustee's internet website set forth in the related prospectus supplement. See also "Reports to Certificateholders" in the related base prospectus for a more detailed description of certificateholder reports.

VOTING RIGHTS

      There are actions specified in the related base prospectus that may be taken by holders of certificates of any series evidencing a specified percentage of all undivided interests in the related trust and may be taken by holders of certificates entitled in the aggregate to that percentage of the voting rights. All voting rights for any series will be allocated among all holders of the certificates of that series as is set forth in the prospectus supplement for that series. The pooling and servicing agreement for any series may be amended without the consent of the holders of the Residual Certificates of that series in specified circumstances.

      Notwithstanding the foregoing, so long as there does not exist a failure by the Certificate Insurer to make a required payment under any financial guaranty insurance policy related to any class of Insured Certificates for any series, the Certificates Insurer shall have the right to exercise all rights of the holders of the Insured Certificates of that series under the related pooling and servicing agreement without any consent of such holders, and such holders may exercise such rights only with the prior written consent of the Certificate Insurer except as provided in the related pooling and servicing agreement.

TERMINATION

      The circumstances under which the obligations created by the pooling and servicing agreement for any series will terminate relating to the offered certificates of that series are described under "The Pooling and Servicing Agreement --Termination; Retirement of Certificates" in the related base prospectus.

      With respect to any Stacked Transaction, the master servicer will have the option, on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans in a loan group is less than 10% of the aggregate Stated Principal Balance of those mortgage loans as of the cut-off date for that series, after deducting payments of principal due during the month of the cut-off date, either to purchase all remaining mortgage loans in that loan group and other assets in the trust related thereto, thereby effecting early retirement of the related certificates or to purchase, in whole but not in part, the related certificates.

      With respect to any Crossed Transaction, Residential Funding or its designee will have the option, on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date after deducting payments of principal due during the month of the cut-off date, either to purchase all remaining mortgage loans and other assets in the trust related thereto, thereby effecting early retirement of the certificates or to purchase, in whole but not in part, the certificates.

      Any such purchase of the mortgage loans in any loan group or the mortgage loans and other assets of the trust related thereto shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each related mortgage loan or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance, as of the date of repurchase plus (b) accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month in which the repurchase price is distributed. The optional termination price paid by the master servicer will also include certain amounts owed by Residential Funding as seller of the mortgage loans, under the terms of the agreement pursuant to which Residential Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

      Distributions on the certificates relating to any optional termination will be paid, first, to the related Senior Certificates, second, to the related Class M Certificates, in the case of a Stacked Transaction, or the Class M Certificates, in the case of a Crossed Transaction, in the order of their payment priority and, third, to the related Class B Certificates, in the case of a Stacked Transaction, or the Class M Certificates, in the case of a Crossed Transaction,. The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates if the purchase price is based in part on the fair market value of the underlying mortgaged property and the fair market value is less than 100% of the unpaid principal balance of the related mortgage loan. Subject to any applicable limitation set forth therein, the financial guaranty insurance policy for any class of Insured Certificates of any series will cover any such shortfall on that series allocated to those Insured Certificates. Any such purchase of the certificates will be made at a price equal to 100% of their Certificate Principal Balance plus, except with respect to the Principal Only Certificates, the Accrued Certificate Interest thereon, or with respect to the Interest Only Certificates, on their Notional Amount, for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate and any previously unpaid Accrued Certificate Interest. Promptly after the purchase of such certificates, the master servicer shall terminate the related REMIC in accordance with the terms of the pooling and servicing agreement for that series.

      Upon presentation and surrender of the offered certificates in connection with the termination of the trust or a purchase of certificates for any series under the circumstances described in the two preceding paragraphs, the holders of the offered certificates of that series will be entitled to receive an amount equal to the Certificate Principal Balance of that class plus, except in the case of the Principal Only Certificates, Accrued Certificate Interest thereon for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate, or, with respect to the Interest Only Certificates, Accrued Certificate Interest for the immediately preceding Interest Accrual Period on their Notional Amount, plus any previously unpaid Accrued Certificate Interest. However, any Prepayment Interest Shortfalls previously allocated to the certificates of that series will not be reimbursed. In addition, distributions to the holders of the most subordinate class of related certificates, in the case of a Stacked Transaction, or most subordinate class of certificates, in the case of a Crossed Transaction, outstanding with a Certificate Principal Balance greater than zero will be reduced, as described in the preceding paragraph, in the case of the termination of the trust resulting from a purchase of all the assets of the trust.

THE TRUSTEE

      Unless an event of default has occurred and is continuing under the pooling and servicing agreement, the trustee will perform only such duties as are specifically set forth in the pooling and servicing agreement. If an event of default occurs and is continuing under the pooling and servicing agreement, the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing agreement, such as either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. Subject to certain qualifications specified in the pooling and servicing agreement, the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct for actions.

      The trustee's duties and responsibilities under the pooling and servicing agreement include collecting funds from the master servicer to distribute to certificateholders at the direction of the master servicer, providing certificateholders and applicable rating agencies with monthly distribution statements and notices of the occurrence of a default under the pooling and servicing agreement, removing the master servicer as a result of any such default, appointing a successor master servicer, and effecting any optional termination of the trust.

      The master servicer will pay to the trustee reasonable compensation for its services and reimburse the trustee for all reasonable expenses incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing agreement, except any such expense as may arise from the trustee's negligence or bad faith. The master servicer has also agreed to indemnify the trustee for any losses and expenses incurred without negligence or willful misconduct on the trustee's part arising out of the acceptance and administration of the trust.

      The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

      Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                                LEGAL PROCEEDINGS

      Except as set forth in any final term sheet for any series, there are no material pending legal or other proceedings involving the mortgage loans included in the trust established for any series or Residential Funding Company, LLC, as sponsor and master servicer, Residential Funding Mortgage Securities I, Inc. as depositor, the Trust as the issuing entity, or Homecomings, as subservicer, that, individually or in the aggregate, would have a material adverse impact on investors in these certificates for any series.

      Residential Funding and Homecomings are currently parties to various legal proceedings arising from time to time in the ordinary course of their businesses, some of which purport to be class actions. Based on information currently available, it is the opinion of Residential Funding and Homecomings that the eventual outcome of any currently pending legal proceeding, individually or in the aggregate, will not have a material adverse effect on their ability to perform their obligations in relation to the mortgage loans included in the trust established for any series. No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on Residential Funding or Homecomings. Any such unfavorable outcome could adversely affect the ability of Residential Funding or Homecomings to perform its servicing duties with respect to the mortgage loans included in the trust established for any series and potentially lead to the replacement of Residential Funding or Homecomings with a successor servicer.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      Upon the issuance of the certificates, Mayer, Brown, Rowe & Maw LLP, counsel to the depositor, will render an opinion, with respect to each series of certificates to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the trust established for any series will qualify as one or more REMICs under the Internal Revenue Code.

      For federal income tax purposes:

      o the Class R Certificates of a series will constitute the sole class of "residual interests" in its respective REMIC; and

      o     each  class  of  Senior   Certificates,   other  than  the  Residual
            Certificates, and the Class M Certificates and the Class B Certificates of any series will represent ownership of "regular interests" in a REMIC and will generally be treated as debt instruments of that REMIC.

      See "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

      For federal income tax purposes, each class of offered certificates of any series may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, on any class for any series for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the mortgage loans included in the trust established for that series will prepay at a rate equal to the prepayment speed assumption set forth in any final term sheet for that series. No representation is made that the mortgage loans included in the trust established for that series will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences--General" and "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the related base prospectus.

      The holders of the offered certificates will be required to include in income interest and any original issue discount on their certificates in accordance with the accrual method of accounting.

      The Internal Revenue Service, or IRS, has issued original issue discount regulations under sections 1271 to 1275 of the Internal Revenue Code that address the treatment of debt instruments issued with original issue discount. The OID regulations suggest that original issue discount with respect to securities similar to the Variable Strip Certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to the uncertificated regular interests represented by the Variable Strip Certificates of any series will be reported to the IRS and the related certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated above, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations.

      If the method for computing original issue discount described in this term sheet supplement results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

      In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuing entity. Accordingly, it is possible that the holder of a certificate of any series may be able to select a method for recognizing original issue discount that differs from that used by the master servicer in preparing reports to the related certificateholders and the IRS.

      Some of the classes of offered certificates of any series may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of any series of certificates are encouraged to consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Premium" in the related base prospectus.

      The offered certificates will be treated as assets of any series described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the offered certificates of any series will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that the offered certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the offered certificates of any series, other than any Residual Certificates, will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in offered certificates of any series that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding that treatment, any repurchase of a certificate of that series pursuant to the right of the master servicer to repurchase the offered certificates of that series may adversely affect any REMIC that holds the offered certificates if the repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "The Pooling and Servicing Agreement--Termination" in this term sheet supplement and "Material Federal Income Tax Consequences--REMICs-- Characterization of Investments in REMIC Certificates" in the related base prospectus.

      For further information regarding federal income tax consequences of investing in the offered certificates of any series, see "Material Federal Income Tax Consequences--REMICs" in the prospectus supplement for that series and in the related base prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

      The IRS has issued REMIC regulations under the provisions of the Internal Revenue Code that significantly affect holders of Residual Certificates of any series. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Residual Certificates. The pooling and servicing agreement for any series includes other provisions regarding the transfer of Residual Certificates of that series, including:

      o the requirement that any transferee of a Residual Certificate provide an affidavit representing that the transferee;

      o     is not a disqualified organization;

      o     is  not   acquiring  the  Residual   Certificate   on  behalf  of  a
            disqualified organization;

      o will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Residual Certificate;

      o a provision that any transfer of a Residual Certificate to a disqualified organization shall be null and void; and

      o a grant to the master servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Residual Certificate that shall become owned by a disqualified organization despite the first two provisions above.

      In addition, under the pooling and servicing agreement for any series, the Residual Certificates of that series may not be transferred to non-United States persons.

      The REMIC regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations, the Residual Certificates of any series may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates of any series may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the related Residual Certificates. All transfers of the Residual Certificates of any series will be restricted in accordance with the terms of the pooling and servicing agreement for that series that are intended to reduce the possibility of any transfer of a Residual Certificate being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the related base prospectus.

      The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

      The Residual Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of the related REMIC that significantly exceeds the amount of cash distributions received by the Residual Certificateholders from the REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the related REMIC's term as a result of their ownership of the Residual Certificates. In addition, the required inclusion of this amount of taxable income during each REMIC's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate, or possibly later under the "wash sale" rules of Section 1091 of the Internal Revenue Code may cause the Residual Certificateholders' after-tax rate of return to be zero or negative even if the Residual Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on such Residual Certificates over their life.

      Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service (the "Temporary regulations") have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities.

The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

      Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership`s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

      Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from the trust, company, fund, or organization would be taken into account.

      Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

      An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Residual Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to each REMIC in computing the certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder's alternative minimum tax liability. See "Material Federal Income Tax Consequences-- REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" in the related base prospectus.

      The IRS has issued proposed regulations that, if adopted as final regulations, would cause the question of whether a transfer of residual interests will be respected for federal income tax purposes to be determined in the audits of the transferee and transferor rather than an item to be determined as a partnership item in the audit of the REMIC's return.

      Residential Funding will be designated as the "tax matters person" with respect to each REMIC as defined in the REMIC Provisions, as defined in the related base prospectus, and in connection therewith will be required to hold not less than 0.01% of each class of Residual Certificates.

      Purchasers of the Residual Certificates of any series are strongly encouraged to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates of that series.

      For further information regarding the federal income tax consequences of investing in the Residual Certificates of any series, see "Certain Yield and Prepayment Considerations--Additional Yield Considerations Applicable Solely to the Residual Certificates" in this term sheet supplement and "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the related base prospectus.

TAX RETURN DISCLOSURE AND INVESTOR LIST REQUIREMENTS

      Recent Treasury pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Regulations require taxpayers to report certain disclosures on IRS form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon any of several indicia, one or more of which may be present with respect to your investment in the Certificates. Congress has enacted provisions that impose significant penalties for failure to comply with these disclosure requirements. Investors in Residual Certificates are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the issuing entity and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to this transaction.

STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates of any series. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their tax advisors about the various tax consequences of investments in the certificates of any series.

                                 USE OF PROCEEDS

      The net proceeds from the sale of the offered certificates of any series to the underwriter or the underwriters for any series will be paid to the depositor. The depositor will use the proceeds to purchase the mortgage loans included in the trust established for that series or for general corporate purposes.

                             METHOD OF DISTRIBUTION

      In accordance with the terms and conditions of any related underwriting agreement for any series, each underwriter set forth in any final term sheet for that series with respect to any class of offered certificates of that series will serve as an underwriter for each applicable class set forth in any final term sheet for that series and will agree to purchase and the depositor to sell each applicable class of those Senior Certificates and Class M Certificates, except that a de minimis portion of the Residual Certificates of that series will be retained by Residential Funding. Each applicable class of certificates of any series being sold to an underwriter are referred to as the underwritten certificates for that series. It is expected that delivery of the underwritten certificates for any series, other than the Residual Certificates, will be made only in book-entry form through the Same Day Funds Settlement System of DTC, and that the delivery of the Residual Certificates for any series, other than the de minimis portion retained by Residential Funding, will be made at the offices of the applicable underwriter on the closing date for that series, against payment therefor in immediately available funds.

      In connection with the underwritten certificates of any series, each underwriter has agreed, in accordance with the terms and conditions of the related underwriting agreement for that series, to purchase all of each applicable class of the underwritten certificates of that series if any of that class of the underwritten certificates of that series are purchased thereby.

      Any related underwriting agreement for any series provides that the obligation of the underwriter to pay for and accept delivery of each applicable class of the underwritten certificates of that series is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

      The distribution of the underwritten certificates of any series by any applicable underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the underwritten certificates for any series, before deducting expenses payable by the depositor, shall be set forth in the prospectus supplement for that series.

      The underwriter for any class of any series may effect these transactions by selling the applicable underwritten certificates of any series to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the applicable underwritten certificates of any series, the underwriter for any class of that series may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the underwritten certificates of any series are also underwriters of that series under the Securities Act of 1933. Any profit on the resale of the underwritten certificates of that series positioned by an underwriter would be underwriting compensation in the form of underwriting discounts and commissions under the Securities Act.

      Each underwriting agreement for any series will provide that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

      There is currently no secondary market for the offered certificates. The underwriter for any series may make a secondary market in the underwritten certificates of that series but is not obligated to do so. There can be no assurance that a secondary market for the offered certificates of any series will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange.

      The primary source of information available to investors concerning the offered certificates of any series will be the monthly statements discussed in the related base prospectus under "Description of the Certificates--Reports to Certificateholders" and in this term sheet supplement under "Pooling and
Servicing Agreement--Reports to Certificateholders," which will include information as to the outstanding principal balance or notional amount of the offered certificates of that series. There can be no assurance that any additional information regarding the offered certificates of any series will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates for any series, even if a secondary market for the offered certificates for any series becomes available.

      Residential Funding Securities, LLC is an affiliate of the master servicer and the depositor. Residential Funding Securities, LLC is also known as GMAC RFC Securities.

                                 LEGAL OPINIONS

      Certain legal matters relating to the certificates of any series will be passed upon for the depositor and Residential Funding Securities, LLC, if it is an underwriter of that series, by Mayer, Brown, Rowe & Maw LLP, New York, New York and for any underwriters of that series other than Residential Funding Securities, LLC, by Sidley Austin LLP, New York, New York.

                                     RATINGS

      It is a condition of the issuance of the offered certificates of any series that each class of offered certificates of that series be assigned at least the ratings designated in the final term sheet for that class of certificates by one or more rating agencies including that they be rated by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Standard & Poor's or S&P, Moody's Investors Service, Inc. or Moody's or Fitch Ratings or Fitch.

      Standard & Poor's ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the related pooling and servicing agreement. Standard & Poor's ratings take into consideration the credit quality of the related mortgage pool, structural and legal aspects associated with the related certificates, and the extent to which the payment stream in the related mortgage pool is adequate to make payments required under the related certificates. Standard & Poor's ratings on the offered certificates of any series will not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans. See "Certain Yield and Prepayment Considerations" in this term sheet supplement. The rating on the Residual Certificates only addresses the return of its Certificate Principal Balance and interest on the Residual Certificates at the related pass-through rate.

      The ratings assigned by Moody's to mortgage pass through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the related pooling and servicing agreement. Moody's ratings reflect its analysis of the riskiness of the related mortgage loans and the structure of the transaction as described in related pooling and servicing agreement. Moody's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the related mortgage loans. Further, the ratings on the Interest Only Certificates of any series do not address whether investors therein will recoup their initial investments. The rating on the Principal Only Certificates of any series only addresses the return of its Certificate Principal Balance. The rating on the Residual Certificates of any series only addresses the return of its Certificate Principal Balance and interest on the Residual Certificates at the related pass through rate.

      The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. Fitch's ratings reflect its analysis of the riskiness of the underlying mortgage loans and the structure of the transaction as described in the operative documents. Fitch's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. Further, the ratings on any Interest Only Certificates do not address whether investors therein will recoup their initial investments. The rating on any Principal Only Certificates only addresses the return of its Certificate Principal Balance. The rating on any class of Residual Certificates only addresses the return of its Certificate Principal Balance and interest on that class Residual Certificates at the related pass-through rate.

      Except as is otherwise set forth in the prospectus supplement for that series, the ratings by each rating agency rating a class of Insured Certificates of any series will be determined without regard to the related financial guaranty insurance policy.

      There can be no assurance as to whether any rating agency other than the rating agencies designated in the final term sheet for a class of certificates will rate the Senior Certificates or the Class M Certificates of any series, or, if it does, what rating would be assigned by any other rating agency. A rating on the certificates of any series by another rating agency, if assigned at all, may be lower than the ratings assigned to the Certificates of that series by the rating agency or rating agencies requested by the Depositor to rate those certificates.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. The ratings of any Interest Only Certificates of any series do not address the possibility that the holders of those certificates may fail to fully recover their initial investments. In the event that the ratings initially assigned to the offered certificates of any series are subsequently lowered for any reason, no person or entity is obligated to provide any
additional   support  or  credit   enhancement   with  respect  to  the  offered
certificates.

      The fees paid by the depositor to the rating agencies at closing include a fee for ongoing surveillance by the rating agencies for so long as any certificates are outstanding. However, the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

                                LEGAL INVESTMENT

      Any final term sheet for any series will set forth the offered certificates of that series which will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The remaining classes of certificates will not constitute "mortgage related securities" for purposes of SMMEA.

      The depositor makes no representations as to the proper characterization of any class of the offered certificates of any series for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates of any series under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates of any series. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates of any series constitutes a legal investment or is subject to investment, capital or other restrictions.

      See "Legal Investment Matters" in the related base prospectus.

                              ERISA CONSIDERATIONS

      A fiduciary of any ERISA plan, any insurance company, whether through its general or separate accounts, or any other person investing ERISA plan assets of any ERISA plan, as defined under "ERISA Considerations--Plan Asset Regulations" in the related base prospectus, should carefully review with its legal advisors whether the purchase or holding of the offered certificates of any series could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the Senior Certificates, as well as the Class M Certificates of any series, by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for exemptive relief under the RFC exemption, as described under "ERISA Considerations--Considerations for ERISA Plans Regarding Purchases of Certificates--Prohibited Transaction Exemptions" in the related base prospectus provided those certificates are rated at least "BBB-" (or its equivalent) by Standard & Poor's, Moody's or Fitch Ratings, or Fitch, at the time of purchase. The RFC exemption contains a number of other conditions which must be met for the RFC exemption to apply, including the requirement that any ERISA plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. The depositor expects that the specific conditions of the RFC exemption should be satisfied with respect to the offered certificates of any series so that the RFC exemption should provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the assets held by the trust established for that series, provided that the general conditions of the RFC exemption are satisfied.

      Each beneficial owner of Class M Certificates of any series or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of such certificate or any interest therein, that either
(i) it is not an ERISA plan investor; (ii) it has acquired and is holding such Class M Certificates in reliance on the RFC exemption, and that it understands that there are certain conditions to the availability of the RFC exemption, including that the Class M Certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's; or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or any interest therein is an "insurance company general account," as such term is defined in Section V(e) of Prohibited Transaction Class Exemption, or PTCE, 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

      If any Class M Certificate of any series or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Class M Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer, the underwriters and the trust for that series from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

      Because the exemptive relief afforded by the RFC exemption or any similar exemption that might be available will not likely apply to the purchase, sale or holding of the Residual Certificates of any series, transfers of those certificates to any ERISA plan investor will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel acceptable to and in form and substance satisfactory to those entities, which opinion will not be at the expense of those entities, to the effect that the purchase and holding of those certificates by or on behalf of the ERISA plan investor:

o     is permissible under applicable law;

o will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code (or comparable provisions of any subsequent enactments); and

o will not subject the depositor, the trustee or the master servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Internal Revenue Code) in addition to those undertaken in the related pooling and servicing agreement.

      As discussed in greater detail above under "Description of the Mortgage Pool--Sharia Mortgage Loans", the trust will include certain residential financing transactions, referred to as Sharia mortgage loans, that are structured so as to be permissible under Islamic law utilizing declining balance co-ownership structures. The DOL has not specifically considered the eligibility or treatment of Sharia mortgage loans under the RFC exemption, including whether they would be treated in the same manner as other single family residential mortgages. However, since the remedies in the event of default and certain other provisions of the Sharia mortgage loans held by the trust are similar to the remedial and other provisions in the residential mortgage loans contemplated by the DOL at time the RFC exemption was granted, the depositor believes that the Sharia mortgage loans should be treated as other single family residential mortgages under the RFC exemption.

      Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the offered certificates of any series on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to: (i) whether the general conditions and the other requirements in the RFC exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the related base prospectus.

      The sale of any of the offered certificates of any series to an ERISA plan is in no respect a representation by the depositor or the underwriters of that certificate that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.


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

                 RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

              MORTGAGE PASS-THROUGH CERTIFICATES FOR THE SA PROGRAM

                              (ISSUABLE IN SERIES)

                              TERM SHEET SUPPLEMENT

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS TERM SHEET SUPPLEMENT, ANY FINAL TERM SHEET FOR THE RELEVANT SERIES AND THE RELATED BASE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES OFFERED HEREBY IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.